                                                                     EXHIBIT 4.1

                                                                  EXECUTION COPY

================================================================================

                                    INDENTURE

                                      among

                            AMERICAN AIRLINES, INC.,

                      U.S. BANK TRUST NATIONAL ASSOCIATION,
                                   as Trustee

                                       and

                                 CITIBANK, N.A.,
                          as Class A Liquidity Provider

                          Dated as of February 5, 2004

================================================================================

                                                                       Indenture

                             CROSS-REFERENCE TABLE*

TIA SECTION                                             INDENTURE SECTION
310(a)(1)........................................            8.10
   (a)(2)........................................            8.10
   (a)(3)........................................            N.A.
   (a)(4)........................................            N.A.
   (a)(5)........................................            8.10
   (b)...........................................            8.8; 8.10
   (c)...........................................            N.A.
311(a)...........................................            8.11
   (b)...........................................            8.11
   (c)...........................................            N.A.
312(a)...........................................            2.11
   (b)...........................................            12.3
   (c)...........................................            12.3
313(a)...........................................            8.6
   (b)(1)........................................            8.6
   (b)(2)........................................            8.6
   (c)...........................................            8.6; 12.2
   (d)...........................................            8.6
314(a)...........................................            5.5; 12.2
   (b)...........................................            11.2
   (c)(1)........................................            12.4
   (c)(2)........................................            12.4
   (c)(3)........................................            N.A.
   (d)...........................................            11.2
   (e)...........................................            12.5
   (f)...........................................            N.A.
315(a)...........................................            8.1
   (b)...........................................            8.5; 12.2
   (c)...........................................            8.1
   (d)...........................................            8.1
   (e)...........................................            7.12
316(a)(last sentence)............................            2.13
   (a)(1)(A).....................................            7.5
   (a)(1)(B).....................................            7.4
   (a)(2)........................................            N.A.
   (b)...........................................            7.7; 7.8
   (c)...........................................            2.10
317(a)(1)........................................            0
   (a)(2)........................................            7.10
   (b)...........................................            2.9
318(a)...........................................            12.1

------------------
N.A. means Not Applicable

Note: This Cross-Reference Table shall not, for any purpose, be deemed to be a part of the Indenture.

                                                                       Indenture

                                Table of Contents

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                                                ARTICLE I

                                  DEFINITIONS AND RULES OF CONSTRUCTION

Section 1.1           Definitions.......................................................................       1
Section 1.2           Rules of Construction.............................................................       1

                                                ARTICLE II

                                                THE NOTES

Section 2.1           Title, Form, Denomination and Execution of the Notes..............................       1
Section 2.2           Restrictive Legends...............................................................       5
Section 2.3           Authentication of Notes...........................................................       9
Section 2.4           Transfer and Exchange.............................................................      10
Section 2.5           Book-Entry Provisions.............................................................      11
Section 2.6           Special Transfer Provisions.......................................................      12
Section 2.7           Terms of Notes....................................................................      16
Section 2.8           Registrar and Paying Agent........................................................      16
Section 2.9           Paying Agent to Hold Payments in Trust............................................      17
Section 2.10          Record Dates......................................................................      18
Section 2.11          Noteholder Lists..................................................................      19
Section 2.12          Mutilated, Defaced, Destroyed, Lost and Stolen Notes..............................      19
Section 2.13          Treasury Notes....................................................................      20
Section 2.14          Temporary Notes...................................................................      21
Section 2.15          Cancellation......................................................................      21
Section 2.16          Defaulted Interest................................................................      21
Section 2.17          CUSIP Numbers.....................................................................      21
Section 2.18          Persons Deemed Owners.............................................................      22

                                               ARTICLE III

                              LIQUIDITY PROVIDERS; PRIORITY OF DISTRIBUTIONS

Section 3.1           Written Notice of Distribution....................................................      22
Section 3.2           Priority of Distributions; Subordination..........................................      23
Section 3.3           Distributions in Connection with a Refunding......................................      26
Section 3.4           Other Payments....................................................................      26
Section 3.5           Payments to Liquidity Providers...................................................      27
Section 3.6           Liquidity Facilities..............................................................      27
Section 3.7           [Intentionally Left Blank]........................................................      35

                                                                       Indenture


                            Table of Contents (cont.)

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Section 3.8           Designated Representatives........................................................      35
Section 3.9           Controlling Party.................................................................      35
Section 3.10          Company's Payment Obligations.....................................................      37
Section 3.11          Execution of Support Documents....................................................      38
Section 3.12          [Intentionally Left Blank]........................................................      38
Section 3.13          Payment Provisions................................................................      38

                                                ARTICLE IV

                                               REDEMPTIONS

Section 4.1           Redemption........................................................................      39
Section 4.2           Redemption Notice to Trustee......................................................      40
Section 4.3           Selection of Notes to Be Redeemed.................................................      40
Section 4.4           Notice of Redemption..............................................................      40
Section 4.5           Effect of Notice of Redemption....................................................      41
Section 4.6           Deposit of Redemption Price.......................................................      41
Section 4.7           Notes Redeemed in Part............................................................      42

                                                ARTICLE V

                                                COVENANTS

Section 5.1           Payment of Notes..................................................................      42
Section 5.2           Maintenance of Office or Agency...................................................      42
Section 5.3           Corporate Existence...............................................................      43
Section 5.4           Company Not to Consolidate, Merge, Convey or Transfer Except Under Certain
                      Conditions........................................................................      43
Section 5.5           Reports by the Company............................................................      44

                                                ARTICLE VI

                                             INDEMNIFICATION

Section 6.1           Claims Defined....................................................................      45
Section 6.2           Indemnitee Defined................................................................      46
Section 6.3           Claims Indemnified................................................................      46
Section 6.4           Claims Excluded...................................................................      46
Section 6.5           Insured Claims....................................................................      48
Section 6.6           Claims Procedure..................................................................      48
Section 6.7           Subrogation.......................................................................      49
Section 6.8           No Guaranty.......................................................................      49

                                                                       Indenture

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Section 6.9           Payments; Interest................................................................      49

                                               ARTICLE VII

                                           DEFAULT AND REMEDIES

Section 7.1           Events of Default.................................................................      50
Section 7.2           Acceleration......................................................................      52
Section 7.3           Other Remedies....................................................................      53
Section 7.4           Waiver of Past Defaults...........................................................      53
Section 7.5           Control of Remedies...............................................................      53
Section 7.6           Purchase Rights of Noteholders....................................................      54
Section 7.7           Limitation on Suits...............................................................      56
Section 7.8           Rights of Holders to Receive Payment..............................................      57
Section 7.9           Collection Suit by Trustee........................................................      57
Section 7.10          Trustee May File Proofs of Claim..................................................      57
Section 7.11          Application of Proceeds...........................................................      58
Section 7.12          Undertaking for Costs.............................................................      58
Section 7.13          Restoration of Rights on Abandonment of Proceedings...............................      59
Section 7.14          Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default...........      59
Section 7.15          Certain Limits on Remedies........................................................      59
Section 7.16          Class B Collateral Ratio..........................................................      60

                                               ARTICLE VIII

                                                 TRUSTEE

Section 8.1           Duties of Trustee.................................................................      60
Section 8.2           Rights of Trustee.................................................................      61
Section 8.3           Individual Rights of Trustee......................................................      61
Section 8.4           Trustee's Disclaimer..............................................................      61
Section 8.5           Notice of Defaults................................................................      61
Section 8.6           Information Reporting; Reports by Trustee to Holders..............................      62
Section 8.7           Compensation and Indemnity........................................................      62
Section 8.8           Replacement of Trustee............................................................      63
Section 8.9           Successor Trustee by Merger, etc..................................................      64
Section 8.10          Eligibility; Disqualification.....................................................      64
Section 8.11          Preferential Collection of Claims Against Company.................................      65
Section 8.12          Other Capacities..................................................................      65
Section 8.13          Trust Accounts....................................................................      65
Section 8.14          Deposits to the Collection Account................................................      66

                                                                       Indenture

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Section 8.15          Certain Payments..................................................................      66
Section 8.16          Information from the Trustee......................................................      67

                                                ARTICLE IX

                                          DISCHARGE OF INDENTURE

Section 9.1           Discharge of Indenture and Liability on Notes.....................................      67
Section 9.2           Application of Trust Money........................................................      69
Section 9.3           Repayment to Company..............................................................      69

                                                ARTICLE X

                                   AMENDMENTS, SUPPLEMENTS AND WAIVERS

Section 10.1          Without Consent of the Controlling Party or Holders...............................      70
Section 10.2          With Consent of the Controlling Party, Liquidity Providers and Holders............      72
Section 10.3          Compliance with Trust Indenture Act...............................................      76
Section 10.4          Revocation and Effect of Consents.................................................      76
Section 10.5          Notation on or Exchange of Notes..................................................      76
Section 10.6          Trustee to Sign Amendments, etc...................................................      77
Section 10.7          Effect of Supplement and/or Amendment.............................................      77

                                                ARTICLE XI

                                                 SECURITY

Section 11.1          Other Operative Documents.........................................................      77
Section 11.2          Opinions, Certificates and Appraisals.............................................      78
Section 11.3          Agreement as to Fair Market Value.................................................      78
Section 11.4          No Legal Title to Collateral in Noteholders.......................................      79

                                               ARTICLE XII

                                              MISCELLANEOUS

Section 12.1          Trust Indenture Act Controls......................................................      79
Section 12.2          Notices; Waivers..................................................................      79
Section 12.3          Communications by Holders with Other Holders......................................      81
Section 12.4          Certificate and Opinion as to Conditions Precedent................................      81
Section 12.5          Statements Required in Certificate or Opinion.....................................      82

                                                                       Indenture


                            Table of Contents (cont.)

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Section 12.6          Rules by Trustee, Paying Agent, Registrar.........................................      83
Section 12.7          Effect of Headings................................................................      83
Section 12.8          Governing Law.....................................................................      83
Section 12.9          Quiet Enjoyment...................................................................      84
Section 12.10         No Recourse Against Others........................................................      84
Section 12.11         Benefits of Indenture and the Notes Restricted....................................      84
Section 12.12         Successors and Assigns............................................................      84
Section 12.13         Counterpart Originals.............................................................      84
Section 12.14         Severability......................................................................      85
Section 12.15         Directions of Noteholders.........................................................      85

APPENDIX I     Definitions Appendix

EXHIBIT A-1    Form of Class A Note

EXHIBIT A-2    Form of Class B Note

EXHIBIT B      Form  of   Certification  to  Be  Delivered  in  Connection  with
               Transfers of Notes Pursuant to Regulation S

EXHIBIT C      Form  of   Certification  to  Be  Delivered  in  Connection  with
               Transfers of Notes to Non-QIB Institutional Accredited Investors

EXHIBIT D      Refunding Terms

                                                                       Indenture

      INDENTURE, dated as of February 5, 2004, among AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), U.S. BANK TRUST NATIONAL ASSOCIATION, a national banking association ("USBT"), not in its individual capacity but solely as Trustee (the "Trustee"), and CITIBANK, N.A., a national banking association ("Citibank"), as Class A Liquidity Provider.

      Each party agrees as follows for the benefit of the other parties and for the equal and ratable benefit of the Holders of the Notes (except as otherwise provided herein).

                                    ARTICLE I

                      DEFINITIONS AND RULES OF CONSTRUCTION

      Section 1.1 Definitions. Capitalized terms used herein and not otherwise defined herein shall have the meanings ascribed to such terms in Section 1 of the Definitions Appendix attached hereto as Appendix I, which shall be a part of this Indenture as if fully set forth in this place.

      Section 1.2 Rules of Construction. The rules of construction for this Indenture are set forth in Section 2 of the Definitions Appendix.

                                   ARTICLE II

                                    THE NOTES

      Section 2.1 Title, Form, Denomination and Execution of the Notes.

      (a) The Initial Class A Notes shall be known as the "Initial 7.25% Class A Secured Notes due 2009" and the Exchange Class A Notes shall be known as the "Exchange 7.25% Class A Secured Notes due 2009", in each case, of the Company. Each Class A Note shall be substantially in the form set forth as EXHIBIT A-1 hereto, with such appropriate insertions, omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Company or the Officers executing the Class A Notes, as evidenced by the Company's or the Officers' execution of the Class A Notes.

      Except as may be provided in an Indenture Refunding Amendment with respect to the Refunding of the Class B Notes in accordance with EXHIBIT D: (i) the Initial Class B Notes shall be known as the "Initial 9.00% Class B Secured Notes due 2009" and the Exchange Class B Notes shall be known as the "Exchange 9.00% Class B Secured Notes due 2009", in each case, of the Company; and (ii) each Class B Note shall be substantially in the form set forth as EXHIBIT A-2 hereto, with such appropriate insertions,

                                                                       Indenture
omissions, substitutions and other variations as are required or permitted by this Indenture and may have such letters, numbers or other marks of identification and such legends or endorsements placed thereon as may be required to comply with the rules of any securities exchange or as may, consistently herewith, be determined by the Company or the Officers executing the Class B Notes, as evidenced by the Company's or the Officers' execution of the Class B Notes.

      Subject to the provisions of Section 10.1(x) hereof, the Company may elect to issue Class C Notes hereunder.

      (b) The Initial Notes shall be issued only in fully registered form without coupons and only in denominations of $100,000 or integral multiples of $1,000 in excess thereof, except that one Class A Note and one Class B Note may be issued in other than a multiple of $1,000. The Exchange Notes will be issued only in fully registered form without coupons and only in denominations of $1,000 or integral multiples thereof, except that one Class A Note and one Class B Note may be issued in a different denomination. Each Note shall be dated the date of its authentication. The aggregate principal amount of Class A Notes which may be authenticated and delivered under this Indenture is limited to $180,457,000 except for Class A Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class A Notes pursuant to Section 2.4, 2.5(b), 2.6, 2.12, 2.14, 4.7 or 10.5 hereof.
Except as may be provided in an Indenture Refunding Amendment with respect to the Refunding of the Class B Notes in accordance with EXHIBIT D, the aggregate principal amount of Class B Notes which may be authenticated and delivered under this Indenture is limited to $42,031,000 except for Class B Notes authenticated and delivered upon registration of transfer of, or in exchange for, or in lieu of, other Class B Notes pursuant to Section 2.4, 2.5(b), 2.6, 2.12, 2.14, 4.7 or
10.5 hereof.

      (c) The Initial Class A Notes offered and sold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more global Class A Notes substantially in the form of EXHIBIT A-1 hereto with such applicable legends as are provided for in Section 2.2 hereof (each, a "Restricted Global Class A Note") duly executed by the Company and duly authenticated by the Trustee as herein provided. Except as may be provided in an Indenture Refunding Amendment with respect to a Refunding in accordance with EXHIBIT D, the Initial Class B Notes offered and sold in reliance on Rule 144A shall be issued, and will only be available, in the form of one or more global Class B Notes substantially in the form of EXHIBIT A-2 hereto with such applicable legends as are provided for in Section 2.2 hereof (each, a "Restricted Global Class B Note" and, together with the Restricted Global Class A Notes, the "Restricted Global Notes") duly executed by the Company and duly authenticated by the Trustee as herein provided. The Restricted Global Notes shall be in definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust office, as custodian for DTC. The aggregate principal

                                                                       Indenture
amount of any Restricted Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Restricted Global Note, as provided in Section 2.6 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Restricted Global Note.

      (d) The Initial Class A Notes offered and sold outside the United States in reliance on Regulation S shall be issued, and will only be available, in the form of one or more temporary global Class A Notes substantially in the form of EXHIBIT A-1 hereto with such applicable legends as are provided for in Section
2.2 hereof (each, a "Temporary Regulation S Global Class A Note") duly executed by the Company and duly authenticated by the Trustee as herein provided. Except as may be provided in an Indenture Refunding Amendment with respect to a Refunding in accordance with EXHIBIT D, the Initial Class B Notes offered and sold outside the United States in reliance on Regulation S shall be issued, and will only be available, in the form of one or more temporary global Class B Notes substantially in the form of EXHIBIT A-2 hereto with such applicable legends as are provided for in Section 2.2 hereof (each, a "Temporary Regulation S Global Class B Note" and, together with the Temporary Regulation S Global Class A Notes, the "Temporary Regulation S Global Notes") duly executed by the Company and duly authenticated by the Trustee as herein provided. Following the Restricted Period (as defined below), beneficial interests in each Temporary Regulation S Global Note may be exchanged in accordance with Sections 2.4, 2.5, and 2.6 hereof for beneficial interests in one or more permanent global Notes of the same Class, substantially in the form of EXHIBIT A-1 hereto (in the case of a Temporary Regulation S Class A Note) (each, a "Permanent Regulation S Global Class A Note") or in the form of EXHIBIT A-2 hereto (in the case of a Temporary Regulation S Class B Note) (each, a "Permanent Regulation S Global Class B Note"), in each case duly executed by the Company and duly authenticated by the Trustee as provided herein. The Permanent Regulation S Global Class A Notes and the Permanent Regulation S Global Class B Notes are sometimes collectively referred to herein as the "Permanent Regulation S Global Notes". The Temporary Regulation S Global Notes and the Permanent Regulation S Global Notes are sometimes collectively referred to herein as the "Regulation S Global Notes". The Regulation S Global Notes shall be in definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC. As used herein, the term "Restricted Period", with respect to beneficial ownership in the Regulation S Global Notes offered and sold in reliance on Regulation S, means the period of 40 consecutive days beginning on and including the later to occur of (i) the date of the first offering of the applicable Notes to Persons other than distributors (as defined in Regulation S) in reliance on Regulation S, and (ii) the Issuance Date therefor. Simultaneously with the authentication of a Permanent Regulation S Global Note, the Trustee shall (i) reflect on its books and records: (A) the date of the exchange from the related Temporary Regulation S Global Note; (B) an increase in the principal amount of such Permanent Regulation S Global Note in an amount equal to the principal amount of

                                                                       Indenture
the Temporary Regulation S Global Note being exchanged; and (C) a decrease, by the same amount, in the principal amount of such Temporary Regulation S Global Note; and (ii) cancel such Temporary Regulation S Global Note. The aggregate principal amount of any Regulation S Global Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Regulation S Global Note, as provided in Section 2.6 hereof, which adjustments shall be conclusive as to the aggregate principal amount of any such Regulation S Global Note. The Restricted Global Notes and the Regulation S Global Notes are sometimes collectively referred to herein as the "Global Initial Notes".

      (e) Initial Class A Notes offered and sold to any Institutional Accredited Investor that is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 2.1(d) hereof) shall be issued substantially in the form of EXHIBIT A-1 hereto in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 2.2 hereof (the "Restricted Definitive Class A Notes") duly executed by the Company and duly authenticated by the Trustee as herein provided. Except as may be provided in an Indenture Refunding Amendment with respect to Refunding in accordance with EXHIBIT D, Initial Class B Notes offered and sold to any American Entity or to any Institutional Accredited Investor that is not a QIB in a transaction exempt from registration under the Securities Act (and other than as described in Section 2.1(d) hereof) shall be issued substantially in the form of EXHIBIT A-2 hereto in definitive, fully registered form without interest coupons with such applicable legends as are provided for in Section 2.2 hereof (the "Restricted Definitive Class B Notes", and together with the Restricted Definitive Class A Notes, the "Restricted Definitive Notes") duly executed by the Company and duly authenticated by the Trustee as herein provided. Any Note issued pursuant to Section 2.5(b) hereof in exchange for beneficial interests in a Restricted Global Note, a Regulation S Global Note, or a Global Exchange Note shall be issued in definitive, fully registered form without interest coupons (respectively, a "Definitive Initial Note", a "Regulation S Definitive Note", and a "Definitive Exchange Note"; and collectively, together with the Restricted Definitive Notes, the "Definitive Notes"). Except as provided in Section 2.5(b) hereof, following an Exchange Offer with respect to a given Class of Notes, beneficial interests in a Note of such Class may only be held in the form of a Global Exchange Note.

      (f) The Exchange Class A Notes shall be issued in the form of one or more global Class A Notes substantially in the form of EXHIBIT A-1 hereto (each, a "Global Exchange Class A Note"), except that (i) the Restricted Legend shall be omitted and (ii) the Exchange Class A Notes shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in EXHIBIT A-1 hereto relating to the nature of the Exchange Class A Notes as the Officers of the Company executing such Exchange Class A Notes on behalf of the Company may determine, as evidenced by such Officers' execution on behalf of the Company of such Exchange Class A Notes. The

                                                                       Indenture

Exchange Class B Notes shall be issued in the form of one or more global Class B Notes substantially in the form of EXHIBIT A-2 hereto (each, a "Global Exchange Class B Note" and together with the Global Exchange Class A Notes, the "Global Exchange Notes"; and the Global Exchange Notes together with the Global Initial Notes, the "Global Notes"), except that (i) the Restricted Legend shall be omitted and (ii) the Exchange Class B Notes shall contain such appropriate insertions, omissions, substitutions and other variations from the form set forth in EXHIBIT A-2 hereto relating to the nature of the Exchange Class B Notes as the Officers of the Company executing such Exchange Class B Notes on behalf of the Company may determine, as evidenced by such Officers' execution on behalf of the Company of such Exchange Class B Notes. The Global Exchange Notes shall be in definitive, fully registered form without interest coupons and be registered in the name of DTC and deposited with the Trustee, at its Corporate Trust Office, as custodian for DTC, and shall be duly authenticated by the Trustee as provided herein. The aggregate principal amount of any Global Exchange Note may from time to time be increased or decreased by adjustments made on the records of the Trustee, as custodian for DTC for such Global Exchange Note, which adjustments shall be conclusive as to the aggregate principal amount of any such Global Exchange Note. Subject to clauses (i) and
(ii) of each of the first two sentences of this Section 2.1(f), the terms hereof applicable to the Global Initial Notes shall apply to the Global Exchange Notes, mutatis mutandis, unless the context otherwise requires.

      (g) The Notes shall be in registered form and shall be typed, printed, lithographed or engraved or produced by any combination of these methods or may be produced in any other manner, all as determined by the Officers executing such Notes, as evidenced by their execution of such Notes.

      (h) The Notes shall be signed for the Company by the manual or facsimile signatures of two Officers. If an Officer whose signature is on a Note no longer holds that office at the time the Trustee authenticates the Note, the Note shall be valid nevertheless.

      (i) For all purposes of this Indenture, the Notes (including the Restricted Legend) and the other Operative Documents, and notwithstanding anything to the contrary set forth herein or therein, where the context so requires, the term "Institutional Accredited Investor" shall be deemed to encompass any American Entity.

      Section 2.2 Restrictive Legends. All Initial Notes issued pursuant to this Indenture shall be "Restricted Notes" and shall bear a legend to the following effect (the "Restricted Legend") except as provided in Section 2.6 hereof or unless the Company and the Trustee determine otherwise consistent with applicable law:

                                                                       Indenture

            "THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE
      HOLDER: (1) REPRESENTS THAT (A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2),
      (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A "TRANSFER") THIS SECURITY EXCEPT: (I)
      (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT,
      (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE

                                                                       Indenture

      JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO IN CLAUSE (2) ABOVE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(E) ABOVE), IT WILL FURNISH TO THE TRUSTEE, THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES PURSUANT TO CLAUSE (2)(I)(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS."

      Each Note shall bear the following ERISA legend:

            "BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT
      EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A

                                                                       Indenture

      GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST THEREIN; OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY SIMILAR PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS."

      Each Global Note shall bear the following legend on the face thereof:

            "UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

            TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.5 AND 2.6 OF THE INDENTURE REFERRED TO HEREIN."

                                                                       Indenture

      Each Regulation S Global Note shall bear the following legend during the Restricted Period (the "Regulation S Restricted Period Legend"):

            "EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES ACT) EXCEPT IN COMPLIANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN."

      Section 2.3 Authentication of Notes.

      (a) Subject to the limits set forth herein, the Trustee shall authenticate Notes for original issue upon written order of the Company signed by two Officers. The order shall specify the amount and Class of Notes to be authenticated and the date on which the original issue of the applicable Class of Notes is to be authenticated, shall provide instructions with respect to the delivery thereof and, with respect to the New Class B Notes and Class C Notes, if any, shall be accompanied by the documents specified in Section 12.4 hereof.

      The Trustee may appoint an authenticating agent acceptable to the Company to authenticate the Notes. An authenticating agent may authenticate the applicable Notes whenever the Trustee may do so. Each reference in this Indenture to authentication by the Trustee includes authentication by such agent. An authenticating agent has the same rights as an Agent to deal with the Company or any Affiliate of the Company.

      (b) No Note shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Note a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual signature of one of its authorized signatories, and such certificate upon any Note shall be conclusive evidence, and the only evidence, that such Note has been duly authenticated and delivered hereunder.

                                                                       Indenture

      Section 2.4 Transfer and Exchange. All Notes of a Class issued upon any registration of transfer or exchange of Notes of such Class shall be valid obligations of the Company, evidencing the same interest therein, and entitled to the same benefits under this Indenture, as the Notes of such Class surrendered upon such registration of transfer or exchange.

      A Noteholder may transfer a Note, or request that a Note be exchanged for Notes of the same Class (including, subject to the proviso to this sentence, Exchange Notes of such Class) in authorized denominations and in an aggregate principal amount equal to the principal amount of such Note surrendered for exchange of other authorized denominations, by surrender of such Note to the Trustee with the form of transfer notice thereon duly completed and executed, and otherwise complying with the terms of this Indenture and of such Note, including providing evidence of compliance with any restrictions on transfer, in form satisfactory to the Company, the Trustee and the Registrar; provided that exchanges of Initial Notes for Exchange Notes shall occur only after an Exchange Offer Registration Statement with respect to the applicable Class of Notes shall have been declared effective by the SEC (notice of which shall be provided to the Trustee by the Company) and otherwise only in accordance with the terms of the applicable Exchange Offer. No such transfer shall be effected until, and such transferee shall succeed to the rights of a Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. Prior to the registration of any transfer of a Note by a Noteholder as provided herein, the Company, the Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary. Furthermore, the Company understands that, under the rules and procedures followed by DTC, transfers of beneficial interests in any Global Note may be effected only through a book-entry system maintained by DTC (or its agent) and that ownership of a beneficial interest in the applicable Note shall be required to be reflected in a book-entry. When Notes are presented to the Registrar with a request to register the transfer thereof or to exchange them for other authorized denominations of a Note of the same Class in a principal amount equal to the aggregate principal amount of such Notes surrendered for exchange, the Registrar shall register the transfer or make the exchange as requested if its requirements for such transactions are met.

      To permit registrations of transfers and exchanges in accordance with the terms, conditions and restrictions hereof, the Company shall execute, and the Trustee shall authenticate, Notes at the Registrar's request. No service charge shall be made to a Noteholder for any registration of transfer or exchange of such Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of such Notes. All Notes

                                                                       Indenture
surrendered for registration of transfer or exchange shall be canceled and subsequently destroyed by the Trustee.

      Section 2.5 Book-Entry Provisions.

      (a) Members of, or participants in, DTC ("Agent Members") shall have no rights under this Indenture with respect to any Global Note held on their behalf by DTC, or the Trustee as its custodian, and DTC may be treated by the Company, the Trustee and any agent of the Trustee as the absolute owner of such Global Note for all purposes whatsoever. Notwithstanding the foregoing, nothing herein shall prevent the Company, the Trustee or any agent of the Trustee from giving effect to any written certification, proxy or other authorization furnished by DTC or shall impair, as between DTC and its Agent Members, the operation of customary practices governing the exercise of the rights of a holder of any Note of such Class. Upon the issuance of any Global Note, the Registrar or its duly appointed agent shall record DTC as the registered holder of such Global Note. Owners of a beneficial interest in any Global Note must exercise any rights in respect of such beneficial interest in accordance with the rules and procedures of DTC, in each case to the extent applicable to such transaction and as in effect from time to time.

      (b) Transfers of any Global Note shall be limited to transfers of such Global Note in whole, but not in part, to DTC. Beneficial interests in any Global Note may be transferred in accordance with the rules and procedures of DTC and, in the case of such an interest in a Global Initial Note, the provisions of Sections 2.4 and 2.6 hereof. Beneficial interests in a Global Note of any Class shall be delivered to all beneficial owners thereof in the form of Definitive Notes corresponding to such Global Note, if: (i) DTC (A) notifies the Company that it is unwilling or unable to continue as depository with respect to such Global Note or (B) has ceased to be a clearing agency registered under the Exchange Act, and in either case the Company thereupon fails to appoint a successor depository; (ii) the Company, at its option, notifies the Trustee in writing that the Company is electing to issue Definitive Notes for such Class; or (iii) an Event of Default shall have occurred and be continuing with respect to the Notes and the Trustee has received a written request from DTC or from the beneficial holders of a majority of the principal amount of any Class of Global Notes to issue Definitive Notes.

      (c) Any beneficial interest in one of the Global Notes that is transferred to a Person who takes delivery in the form of an interest in another Global Note of the same Class will, upon such transfer, cease to be an interest in such Global Note and become an interest in the other Global Note of the same Class and, accordingly, will thereafter be subject to all transfer restrictions, if any, and other procedures applicable to beneficial interests in such other Global Note of the same Class for as long as it remains such an interest.

                                                                       Indenture

      (d) In connection with the transfer of an entire Global Note of a given Class to the beneficial owners thereof pursuant to paragraph (b) of this Section 2.5, such Global Note shall be deemed to be surrendered to the Trustee for cancellation, and the Company shall execute, and the Trustee shall authenticate, to each beneficial owner identified by DTC in exchange for such owner's beneficial interest in such Global Note an equal aggregate principal amount of Definitive Notes of such Class (and in the form of Definitive Note corresponding to such Global Note) of authorized denominations. None of the Company, the Registrar, the Paying Agent or the Trustee shall be liable for any delay in delivery of such instructions and may conclusively rely on, and shall be protected in relying on, such registration instructions. Upon the issuance of Definitive Notes, the Company and the Trustee shall recognize the Persons in whose name the Definitive Notes are registered in the Register as Noteholders hereunder.

      (e) Any Definitive Note delivered in exchange for an interest in a Restricted Global Note pursuant to paragraph (b) of this Section 2.5 shall, except as otherwise provided by paragraph (e) of Section 2.6 hereof, bear the Restricted Legend.

      (f) Any Regulation S Definitive Note delivered in exchange for an interest in a Regulation S Global Note pursuant to paragraph (b) of this Section
2.5 shall, except as otherwise provided by paragraph (e) of Section 2.6 hereof, bear the Restricted Legend.

      (g) So long as DTC is the registered holder of any Global Note, DTC may grant proxies and otherwise authorize any Person, including Agent Members and Persons that may hold interests through Agent Members, to take any action which a Holder is entitled to take under this Indenture or the applicable Notes.

      (h) Neither the Company nor the Trustee shall be liable if the Trustee or the Company is unable to locate a qualified successor clearing agency.

      Section 2.6 Special Transfer Provisions. Unless and until (i) an Initial Note of a particular Class is sold under an effective Shelf Registration Statement, or (ii) an Initial Note of a particular Class is exchanged for an Exchange Note of such Class pursuant to an effective Exchange Offer Registration Statement, in each case pursuant to the terms of the applicable registration rights agreement, the following provisions shall apply to such Initial Note:

      (a) Transfers to Non-QIB Institutional Accredited Investors. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person:

            (i) The Registrar shall register the transfer of any Initial Note (whether or not bearing the Restricted Legend), only if (A) the requested transfer

                                                                       Indenture
      occurs after the expiration of the holding period applicable to sales of the Notes under Rule 144(k) under the Securities Act, or (B) (1) the proposed transferee has delivered to the Registrar a letter substantially in the form of EXHIBIT C hereto, and (2) the aggregate principal amount of the Notes being transferred is at least $100,000, and, in the case of clause (A) or (B) of this Section 2.6(a)(i), the proposed transferor shall have furnished to the Trustee and, if requested, to the Company, such certifications, legal opinions or other information as the Trustee or the Company may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Except as provided in the foregoing sentence, the Registrar shall not register the transfer of any Note to any Institutional Accredited Investor that is neither a QIB nor a Non-U.S. Person; and

            (ii) If the proposed transferor is or is acting through an Agent Member holding a beneficial interest in a Global Initial Note, upon receipt by the Registrar, the Trustee and the Company, as applicable, of
      (A) the documents, if any, required by paragraph (i) and (B) instructions given in accordance with DTC's and the Registrar's procedures, the Registrar shall reflect on its books and records the date of the transfer and a decrease in the principal amount of such Global Initial Note in an amount equal to the principal amount of the beneficial interest in such Global Initial Note to be transferred, and the Company shall execute and the Trustee shall authenticate and deliver to the transferor or at its direction, one or more Restricted Definitive Notes of like tenor and amount.

      (b) Transfers to QIBs. The following provisions shall apply with respect to the registration of any proposed transfer of an Initial Note to a QIB (excluding transfers to Non-U.S. Persons):

            (i) if the Note to be transferred consists of a Restricted Definitive Note or an interest in any Regulation S Global Note during the Restricted Period, the Registrar shall register the transfer if such transfer is being made in compliance with all other applicable requirements of this Indenture and by a proposed transferor who has checked the box provided for on the form of Initial Note stating, or has otherwise certified to the Company, the Trustee and the Registrar in writing, that the sale has been made in compliance with the provisions of Rule 144A to a transferee who has signed the certification provided for on the form of Initial Note stating, or has otherwise certified to the Company, the Trustee and the Registrar in writing, that it is purchasing the Initial Note for its own account or an account with respect to which it exercises sole investment discretion and that it, and the Person on whose behalf it is acting with respect to any such account, is a QIB within the meaning of Rule 144A, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as it has requested pursuant to

                                                                       Indenture

      Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon its foregoing representations in order to claim the exemption from registration provided by Rule 144A; and

            (ii) upon receipt by the Registrar of the documents required by clause (i) of this Section 2.6(b) and instructions given in accordance with DTC's and the Registrar's procedures therefor, (A) in the case of transfer of an interest in a Restricted Definitive Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Note in an amount equal to the principal amount of the interests in such Restricted Definitive Note being transferred, and the Trustee shall cancel such Restricted Definitive Note (and, if applicable, the Company shall prepare and execute and the Trustee shall authenticate and deliver to the transferor a new Restricted Definitive Note of the same Class, tenor and form in an amount equal to the balance of the original Restricted Definitive Note not so transferred); or (B) in the case of a transfer of a beneficial interest in a Regulation S Global Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Restricted Global Note in an amount equal to the principal amount of the beneficial interest in such Regulation S Global Note being transferred, and the Trustee shall decrease, by the same amount, the amount of such Regulation S Global Note; and

            (iii) in the case of a transfer of beneficial interest in a Restricted Global Note, the Registrar shall reflect the transfer on its books and records in accordance with DTC's and the Registrar's procedures therefor, if and to the extent so required in accordance with such procedures.

      (c) Transfers of Interests in the Temporary Regulation S Global Notes. Until the expiration of the Restricted Period, a beneficial owner of an interest in a Temporary Regulation S Global Note shall not be permitted to exchange such interest for a Definitive Note or for a beneficial interest in a Permanent Regulation S Global Note.

      (d) Transfers to Non-U.S. Persons at Any Time. The following provisions shall apply with respect to any registration of any transfer of an Initial Note to a Non-U.S. Person:

            (i) Prior to the expiration of the Restricted Period, the Registrar shall register any proposed transfer of an Initial Note to a Non-U.S. Person upon receipt of a certificate substantially in the form set forth as EXHIBIT B hereto from the proposed transferor.

            (ii) After the expiration of the Restricted Period, the Registrar shall register any proposed transfer to any Non-U.S. Person if the Initial Note to be

                                                                       Indenture
      transferred is a Restricted Definitive Note or an interest in a Restricted Global Note, upon receipt of a certificate substantially in the form of EXHIBIT B from the proposed transferor. The Registrar shall promptly send a copy of such certificate to the Company.

            (iii) Upon receipt by the Registrar of (A) the documents, if any, required by clause (i) or (ii) of this Section 2.6(d) and (B) instructions in accordance with DTC's and the Registrar's procedures, (I) in the case of transfer of an interest in a Restricted Definitive Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Regulation S Global Note in an amount equal to the principal amount of the interests in such Restricted Definitive Note being transferred, and the Trustee shall cancel such Restricted Definitive Note (and, if applicable, the Company shall prepare and execute and the Trustee shall authenticate and deliver to the transferor a new Restricted Definitive Note of the same Class, tenor and form in an amount equal to the balance of the original Restricted Definitive Note not so transferred); or (II) in the case of a transfer of a beneficial interest in a Restricted Global Note, the Registrar shall reflect on its books and records the date of such transfer and an increase in the principal amount of a Regulation S Global Note in an amount equal to the principal amount of the beneficial interest in such Restricted Global Note being transferred, and the Trustee shall decrease, by the same amount, the amount of such Restricted Global Note.

            (iv) In the case of a transfer of a beneficial interest in a Regulation S Global Note, the Registrar shall reflect the transfer on its books and records in accordance with DTC's and the Registrar's procedures therefor, if and to the extent so required in accordance with such procedures.

      (e) Restricted Legend. Upon the transfer, exchange or replacement of Notes not bearing the Restricted Legend, the Registrar shall deliver Notes that do not bear the Restricted Legend. Upon the transfer, exchange or replacement of Notes bearing the Restricted Legend, the Registrar shall deliver only Notes that bear the Restricted Legend unless there is delivered to the Trustee and, if requested, to the Company, such certifications, legal opinions or other information as the Trustee or the Company may reasonably require to confirm that neither such legend nor the related restrictions on transfer are required in order to maintain compliance with the provisions of the Securities Act.

      (f) General. By acceptance of any Note bearing the Restricted Legend, each Holder of such Note acknowledges the restrictions on transfer of such Note set forth in such Restricted Legend and otherwise in this Indenture and agrees that it will transfer such Note only as provided in such Restricted Legend and otherwise in this Indenture. Notwithstanding any other provision set forth in any Operative Document, the Registrar

                                                                       Indenture
shall not register a transfer of any Note or beneficial interest therein unless such transfer complies with the restrictions on transfer, if any, of such Note set forth in such Restricted Legend and otherwise in this Indenture. In connection with any transfer of Notes or beneficial interest therein, each Noteholder agrees by its acceptance of the Notes to furnish the Company, the Registrar or the Trustee such certifications, legal opinions or other information as any of them may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or a transaction not subject to, the registration requirements of the Securities Act and in accordance with the terms and provisions of this Article II; provided that the Registrar shall not be required to determine the sufficiency of any such certifications, legal opinions or other information.

      Until such time as no Notes of a given Class remain Outstanding, the Registrar shall retain copies of all letters, notices and other written communications received pursuant to Article II hereof with respect to Notes of such Class. The Company and the Trustee, if not the Registrar at such time, each shall have the right to inspect and make copies of all such letters, notices or other written communications at any reasonable time upon the giving of reasonable written notice to the Registrar.

      Section 2.7 Terms of Notes. The outstanding principal amount of the Class A Notes shall be due on February 5, 2009 and, except as may be provided in an Indenture Refunding Amendment with respect to Refunding of the Class B Notes in accordance with EXHIBIT D, the outstanding principal amount of the Class B Notes shall be due on February 5, 2009. The Notes shall bear interest on the unpaid principal amount thereof from time to time outstanding from the most recent Interest Payment Date to which interest has been paid or duly provided for (or, if no interest has been so paid or provided for, from the applicable Issuance
Date) at the rate per annum equal to the applicable Debt Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), payable in arrears on each Interest Payment Date until such principal amount is paid in full. The Notes shall bear interest, payable on demand, at the applicable Payment Due Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), to the extent permitted by applicable law, on any part of the principal amount, interest and any other amounts payable thereunder not paid when due, in each case for the period the same is overdue. Amounts under any Note shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein or in any other Operative Document, if any date on which a payment under any Note becomes due and payable is not a Business Day then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day without additional interest.

      Section 2.8 Registrar and Paying Agent. The Company shall maintain an office or agency where Notes eligible for transfer or exchange may be presented for registration of transfer or for exchange ("Registrar") and an office or agency where Notes may be presented for payment ("Paying Agent"). The Registrar shall keep a register of

                                                                       Indenture
the Notes and of their transfer and exchange ("Register"). Such Register shall be in written form in the English language. At all reasonable times such Register shall be open for inspection by the Trustee and the Company. The Company may have one or more co-Registrars and one or more additional paying agents. The term "Paying Agent" includes any additional paying agent.

      The Company may enter into an appropriate agency agreement with any Agent not a party to this Indenture. The agreement shall implement the provisions of this Indenture that relate to such Agent. The Company shall notify the Trustee of the name and address of any such Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      The Company initially appoints USBT as Registrar and Paying Agent.

      Section 2.9 Paying Agent to Hold Payments in Trust. Each Paying Agent shall hold in trust for the benefit of Noteholders all Payments held by the Paying Agent for the payment of principal of, interest on, and Make-Whole Amount or other premium, if any, with respect to, the Notes and shall notify the Trustee of any default by the Company in making any such payment. The Company at any time may require a Paying Agent to pay all Payments held by it to the Trustee and account for any funds disbursed and the Trustee may at any time during the continuance of any Payment Default, upon written request to a Paying Agent, require such Paying Agent to pay all Payments held by it to the Trustee and to account for any Payments distributed. Upon receipt of such Payment, the Trustee shall immediately deposit all such amounts in the Collection Account. Upon doing so the Paying Agent shall have no further liability for the Payments.

      The Paying Agent, as agent for the Company, shall exclude and withhold at the appropriate rate from each payment of principal of, interest on, Make-Whole Amount or other premium, if any, and other amounts due hereunder or under each Note (and such exclusion and withholding shall constitute payment of such amounts payable hereunder or in respect of such Note, as applicable) any and all United States withholding taxes applicable thereto as required by law. The Paying Agent agrees to act as such withholding agent and, in connection therewith, whenever any present or future United States taxes or similar charges are required to be withheld with respect to any amounts payable hereunder or in respect of the Notes, to withhold such amounts (which withholding shall constitute payment of such amounts payable hereunder or in respect of such Notes, as applicable) and timely pay the same to the appropriate authority in the name of and on behalf of the Noteholders, that it will file any necessary United States withholding tax returns or statements when due, and that as promptly as possible after the payment thereof it will deliver to each Noteholder (with a copy to the Company) appropriate receipts showing the payment thereof, together with such additional documentary evidence as any such Noteholder may reasonably request from time to time.

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

The Paying Agent agrees to file any other information reports as it may be required to file under United States law.

      The Company will cause each Paying Agent other than the Trustee to execute and deliver to the Trustee an instrument in which such Paying Agent shall agree with the Trustee, subject to the provisions of this Section 2.9, that such Paying Agent will:

            (a) hold all Payments received by it as such agent for the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the Notes in trust for the benefit of the Persons entitled thereto until such Payments shall be paid to such Persons or otherwise disposed of as herein provided;

            (b) promptly give the Trustee notice of any failure by the Company to make any payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to, the Notes when the same shall be due and payable; and

            (c) at any time during the continuance of any such failure, upon the written request of the Trustee, forthwith pay to the Trustee all Payments so held in trust by such Paying Agent.

      The Company may at any time, for the purpose of obtaining the satisfaction and discharge of this Indenture or for any other purpose, direct any Paying Agent to pay to the Trustee all Payments held in trust by such Paying Agent, such Payments to be held by the Trustee upon the same trusts as those upon which such Payments were held by such Paying Agent; and, upon such payment by any Paying Agent to the Trustee, such Paying Agent shall be released from all further liability with respect to such Payments held by it as Paying Agent.

      Any Payments deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to, any Note and unclaimed for two years after such principal, interest, or Make-Whole Amount or other premium, if any, has become due and payable shall be paid to the Company on its request, unless otherwise required by mandatory provisions of applicable escheat or abandoned or unclaimed property law, and the Holder of such Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments shall thereupon cease.

      Section 2.10 Record Dates. The Person in whose name any Note is registered at the close of business on any Record Date with respect to any Interest Payment Date shall be entitled to receive the interest payable on such Interest Payment Date to the extent

                                                                       Indenture
provided by such Note, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date and such defaulted interest becomes an Overdue Scheduled Payment, in which case any defaulted interest to be paid to the Noteholders pursuant to Section 2.7 hereof shall be paid to the Person in whose name the Outstanding Note is registered at the close of business on the subsequent record date (which shall be not less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Trustee not less than fifteen days preceding such subsequent record date (a "Special Record Date") pursuant to Section 2.16 hereof. The Trustee shall promptly (but in no event later than 10 days prior to such Special Record Date) deliver a copy of such notice to each Noteholder of the Class suffering the applicable default.

      Section 2.11 Noteholder Lists. The Trustee shall preserve in as current a form as is reasonably practicable the most recent list available to it of the names and addresses of Noteholders of each Class. If the Trustee is not the Registrar, the Company shall furnish to the Trustee on or before each Distribution Date and at such other times as the Trustee may request in writing a list in such form and as of such date as the Trustee may reasonably require of the names and addresses of Noteholders of each Class.

      Section 2.12 Mutilated, Defaced, Destroyed, Lost and Stolen Notes. In case any temporary or definitive Note shall become mutilated or defaced or be destroyed, lost or stolen, subject to compliance with the following sentence, the Company shall execute, and the Trustee shall authenticate and deliver, a new Note of the same Class, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced Note, or in lieu of and substitution for the Note so destroyed, lost or stolen. In every case the applicant for a substitute Note shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as may be required by them to indemnify and defend and to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

      Upon the issuance of any substitute Note pursuant to the preceding paragraph, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and any other expenses (including the fees and expenses of the Trustee) connected therewith. In case any Note which has matured or is about to mature, shall become mutilated or defaced or be destroyed, lost or stolen, the Company may, instead of issuing a substitute Note, pay or authorize the payment of such Note (without surrender of such Note except in the case of a mutilated or defaced
Note), as applicable, if the applicant for such payment shall furnish to the Company and to the Trustee and any agent of the Company or the Trustee such security or indemnity as any of them may require to save each of them harmless from all risks, however remote, and, in every case of destruction, loss or theft, the

                                                                       Indenture
applicant shall also furnish to the Company and the Trustee and any agent of the Company or the Trustee evidence to their satisfaction of the destruction, loss or theft of such Note and of the ownership thereof.

      Every substitute Note issued pursuant to the provisions of this Section
2.12 by virtue of the fact that any Note is destroyed, lost or stolen shall constitute an additional contractual obligation of the Company, whether or not the destroyed, lost or stolen Note shall be at any time enforceable by anyone and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes of the same Class duly authenticated and delivered hereunder. Every substitute Note issued pursuant to the provisions of this Section 2.12 by virtue of the fact that any Note is mutilated or defaced shall constitute an additional contractual obligation of the Company and shall be entitled to all the benefits of (but shall also be subject to all the limitations of rights set forth in) this Indenture equally and proportionately with any and all other Notes of the same Class duly authenticated and delivered hereunder. All Notes shall be held and owned upon the express condition that, to the extent permitted by law, the foregoing provisions are exclusive with respect to the replacement or payment of mutilated or defaced or destroyed, lost or stolen Notes and shall preclude any and all other rights or remedies notwithstanding any law or statute existing or hereafter enacted to the contrary with respect to the replacement or payment of negotiable instruments or other securities without their surrender.

      Section 2.13 Treasury Notes. In determining whether the Holders of the required principal amount of Notes or Class of Notes have given or concurred in any amendment, request, demand, authorization, direction, notice, consent, modification or waiver under this Indenture or any other Operative Document, Notes owned by any American Entity shall be disregarded and deemed not to be Outstanding for the purpose of any such determination, except that, for the purposes of determining whether the Trustee shall be protected in relying on any such amendment, request, demand, authorization, direction, notice, consent, modification, or waiver, only Notes which the Trustee knows are so owned shall be so disregarded; provided that if 100% of the principal amount of the Notes are owned by American Entities, Notes so owned shall not be so disregarded and deemed to be not Outstanding. Notes so owned which have been pledged in good faith may be regarded as Outstanding if the pledgee establishes to the satisfaction of the Trustee that neither the Company nor any Affiliate of the Company is an Affiliate of the pledgee and that the pledgee has the present right (subject to no contrary obligation or understanding) so to act with respect to the Notes as a Holder independently of any direction by or interest of the Company or any of its Affiliates. In case of a dispute as to such right, the Trustee in good faith shall be entitled to rely upon the advice of counsel, including counsel for the Company. Upon request of the Trustee, the Company shall promptly furnish to the Trustee a certificate of an Officer listing and identifying all Notes, if any, known by the Company to be owned or held by or for the

                                                                       Indenture
account of the Company or any Affiliate of the Company; and subject to Sections
8.1 and 8.2 herein, the Trustee shall be entitled to accept such certificate as conclusive evidence of the facts therein set forth and of the fact that all Notes not listed therein are Outstanding for the purpose of any such determination.

      Section 2.14 Temporary Notes. Until definitive Notes of any Class are ready for delivery, the Company may prepare, and, upon written order of the Company, the Trustee shall authenticate, temporary Notes of such Class, in any authorized denominations. Temporary Notes of any Class shall be substantially of the tenor of the definitive Notes of such Class in lieu of which they are issued but may have variations that the Company considers appropriate for temporary Notes. Without unreasonable delay, the Company shall prepare and the Trustee shall authenticate and deliver definitive Notes in exchange for temporary Notes. Until so exchanged, the temporary Notes shall be entitled to the same benefits under this Indenture as definitive Notes of the same Class.

      Section 2.15 Cancellation. The Company may at any time deliver Notes to the Trustee for cancellation. The Registrar and the Paying Agent shall forward to the Trustee any Notes surrendered to them for transfer, exchange or payment. The Trustee and no one else shall cancel all Notes surrendered for transfer, exchange, payment or cancellation. The Company may not issue new Notes to replace Notes it has paid or which have been delivered to the Trustee for cancellation. The Trustee shall destroy all canceled Notes and, if requested, deliver a certificate of such destruction to the Company. If the Company shall acquire any of the Notes, such acquisition shall not operate as a satisfaction of the indebtedness represented by such Notes unless and until the same are delivered to the Trustee for cancellation.

      Section 2.16 Defaulted Interest. If any payment of interest on the Notes due on any Interest Payment Date becomes an Overdue Scheduled Payment, the Company shall pay such defaulted interest, plus, to the extent permitted by applicable law, interest on the defaulted interest, at the applicable Payment Due Rate to the Trustee for distribution in accordance with Section 3.2 to the Persons who are Noteholders of the Class suffering such default on a subsequent Special Record Date. The Company shall fix the Special Record Date and payment date. If there is an Overdue Scheduled Payment with respect to each Class of Notes attributable to interest originally due on the same Interest Payment Date, the Special Record Date and payment date applicable to each Class shall be the same. At least fifteen days before the Special Record Date, the Company shall deliver a written notice to the Trustee stating the Special Record Date, the payment date and the amount of defaulted interest to be paid. The Trustee shall promptly (but in no event later than 10 days prior to the Special Record Date) deliver a copy of such notice to each Noteholder of the Class suffering the applicable default.

      Section 2.17 CUSIP Numbers. The Company in issuing the Notes may use "CUSIP" numbers (if then generally in use) and, if so, the Trustee shall use "CUSIP"

                                                                       Indenture
numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Notes, and any such redemption shall not be affected by any defect in or omission of such "CUSIP" numbers.

      Section 2.18 Persons Deemed Owners.

      (a) Prior to the registration of any transfer of a Note by a Noteholder as provided in the Indenture, the Company, the Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.

      (b) Neither the Company nor the Trustee nor any Agent will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in any Global Note held by DTC, or for maintaining, supervising, or reviewing any records relating to such beneficial ownership interests or for the performance by DTC or any direct or indirect participant of DTC of their respective obligations under the rules, regulations, and procedures creating and affecting DTC and its operations or any other statutory, regulatory, contractual, or customary procedures governing their operations.

      (c) The Company and any American Entity, and any other obligor upon any Note, may acquire, tender for, purchase, own, hold, become the pledgee of and otherwise deal with any Note.

                                   ARTICLE III

                 LIQUIDITY PROVIDERS; PRIORITY OF DISTRIBUTIONS

      Section 3.1 Written Notice of Distribution.

      (a) No later than 3:00 p.m. (New York City time) on the Business Day immediately preceding each Distribution Date, each Liquidity Provider shall deliver to the Trustee a Written Notice setting forth, as at the close of business on such Business Day, the amounts to be paid to such Liquidity Provider in accordance with clauses "first", "second", "third", "fourth" and "fifth" of
Section 3.2 hereof.

      The notices required under this Section 3.1(a) may be in the form of a schedule or similar document provided to the Trustee by each Liquidity Provider, which schedule or

                                                                       Indenture
similar document may state that, unless there has been a redemption, purchase or prepayment of any of the Class of Notes to which the Liquidity Facility provided by such Liquidity Provider relates, such schedule or similar document is to remain in effect until any substitute notice or amendment shall be given to the Trustee by such Liquidity Provider.

      (b) At such time as any Liquidity Provider shall have received all amounts owing to it pursuant to Section 3.2 hereof and its commitment or obligations under its Liquidity Facility shall have terminated or expired, such Liquidity Provider shall, by a Written Notice, so inform the Trustee.

      (c) The Trustee shall be fully protected in relying on any of the information set forth in a Written Notice provided by any Liquidity Provider pursuant to paragraphs (a) or (b) of this Section 3.1 and shall have no independent obligation to verify, calculate or recalculate any amount set forth in any Written Notice delivered in accordance with such paragraphs.

      (d) In the event the Trustee shall not receive from any Liquidity Provider any information set forth in paragraph (a) of this Section 3.1 which is required to enable the Trustee to make a distribution to such Liquidity Provider pursuant to Section 3.2 hereof, the Trustee shall request such information and, failing to receive any such information, the Trustee shall not make such distribution(s) to such Liquidity Provider. In such event, the Trustee shall make distributions pursuant to clauses "first" through "eleventh" of Section 3.2 hereof to the extent it shall have sufficient information to enable it to make such distributions, and shall continue to hold any funds remaining, after making such distributions, until the Trustee shall receive all necessary information to enable it to distribute any funds so withheld, and upon receipt of the information necessary to distribute any funds so withheld, the Trustee shall distribute such funds.

      (e) On such dates (but not more frequently than monthly) as any Liquidity Provider shall request, but in any event automatically at the end of each calendar quarter, the Trustee shall send to such Liquidity Provider a written statement reflecting all amounts on deposit with the Trustee pursuant to
Section 3.1(d) hereof.

      Section 3.2 Priority of Distributions; Subordination. Except as otherwise provided in Article VI hereof or in Sections 3.1(d), 3.3, 3.4, 3.6(b), 3.6(k) and 8.15 hereof, amounts on deposit in the Collection Account on any Distribution Date shall be promptly distributed in the following order of priority and in accordance with the information provided to the Trustee pursuant to Section 3.1(a) hereof:

            FIRST, if an Event of Default shall have occurred and be continuing on such Distribution Date, such amount as shall be required to reimburse
      (i) the Trustee for any reasonable out-of-pocket costs and

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                                       23
      expenses actually incurred by it (to the extent not previously reimbursed) in the protection of, or the realization of the value of, the Collateral, shall be applied by the Trustee in reimbursement of such costs and expenses, and (ii) each Liquidity Provider or any Noteholder for payments, if any, made by it to the Trustee in respect of amounts described in clause (i) above, shall be distributed to the applicable Liquidity Provider or to the Trustee for the account of such Noteholder, in each such case, pro rata on the basis of all amounts described in clauses (i) and (ii) above;

            SECOND, such amount as shall be required to pay all accrued and unpaid Liquidity Expenses owed to each Liquidity Provider shall be distributed to the Liquidity Providers pro rata (without duplication) on the basis of the amount of Liquidity Expenses owing to each Liquidity Provider under this clause "second";

            THIRD, such amount as shall be required to pay the aggregate amount of accrued and unpaid interest on the Liquidity Obligations (at the rate, or in the amount, provided in the applicable Liquidity Facility) shall be distributed to the applicable Liquidity Providers pro rata (without duplication) on the basis of the amounts owing to each Liquidity Provider under this clause "third";

            FOURTH, such amount as shall be required (i) if any Liquidity Facility Cash Collateral Account had been previously funded as provided in
      Section 3.6(f), unless (A) on such Distribution Date the Notes of the related Class of Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (B) a Final Drawing shall have occurred under such Liquidity Facility, to fund such Liquidity Facility Cash Collateral Account up to the applicable Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (i)(A) above is applicable) shall be deposited in such Liquidity Facility Cash Collateral Account, (ii) if any Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Commitment to zero, unless (A) on such Distribution Date the Notes of the related Class of Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing with respect to such Liquidity Facility or (B) a Final Drawing shall have occurred under such Liquidity Facility, to deposit into such Liquidity Facility Cash Collateral Account an amount equal to the applicable Required Amount (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (ii)(A)

                                                                       Indenture
      above is applicable) shall be deposited in such Liquidity Facility Cash Collateral Account, and (iii) if neither subclause (i) nor subclause (ii) of this clause "fourth" is applicable, to pay or reimburse each Liquidity Provider in an amount equal to the amount of all Liquidity Obligations then due to such Liquidity Provider under the applicable Liquidity Facility (other than amounts payable pursuant to clause "second" or "third" of this Section 3.2) shall be distributed to the Liquidity Providers, in each case, pro rata on the basis of unreimbursed Interest Drawings;

            FIFTH, if, with respect to any Liquidity Facility, any amounts are to be distributed pursuant to either subclause (i) or (ii) of clause "fourth" above, then the related Liquidity Provider shall be paid the excess of (i) the aggregate outstanding amount of unreimbursed Drawings (whether or not then due) under such Liquidity Facility over (ii) the Required Amount for the relevant Class (less the amount of any repayments of Interest Drawings under such Liquidity Facility while subclause (i)(A) or (ii)(A), as the case may be, of clause "fourth" above is applicable), and, in case there shall be more than one Liquidity Facility, then payments pursuant to this clause "fifth" shall be made to the Liquidity Providers pro rata, on the basis of such amounts in respect of each Liquidity Facility;

            SIXTH, if an Event of Default shall have occurred and be continuing on such Distribution Date and at all times thereafter, such amount as shall be required to reimburse or pay (i) the Trustee for any Tax (other than Taxes imposed on compensation paid hereunder), expense, fee, charge or other loss incurred by or any other amount payable to the Trustee in connection with the transactions contemplated hereby (to the extent not previously reimbursed), shall be applied by the Trustee in reimbursement of such amount, and (ii) each Noteholder for payments, if any, made by it pursuant to an indemnity provided pursuant to Section 7.7(c) hereof in respect of amounts described in subclause (i) of this clause "sixth", shall be distributed to the Trustee for the account of such Noteholder, in each such case, pro rata on the basis of all amounts described in subclauses (i) and (ii) of this clause "sixth";

            SEVENTH, such amount as shall be required to pay in full all accrued and unpaid amounts due to the Class A Noteholders on such Distribution Date;

            EIGHTH, such amount as shall be required to pay in full all accrued and unpaid amounts due to the Class B Noteholders on such Distribution Date;

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                                       25

            NINTH, if the Class C Notes have been issued, such amount as shall be required to pay in full all accrued and unpaid amounts due to the Class C Noteholders on such Distribution Date;

            TENTH, such amount as shall be required to pay in full the aggregate unpaid amount of fees and expenses payable as of such Distribution Date to the Trustee pursuant to the terms of this Indenture (other than amounts payable pursuant to clauses "first" and "sixth" of this Section 3.2), shall be distributed to the Trustee; and

            ELEVENTH, the balance, if any, of any such amount remaining thereafter shall be paid to the Company.

      Section 3.3 Distributions in Connection with a Refunding. Any payments received by the Trustee as the result of an optional redemption of the Original Class B Notes or the American Class C Notes pursuant to Section 4.1(b) hereof in connection with a Refunding shall be applied to redemption of such Class of Notes pursuant to Section 4.1(b) hereof and to payment of all other Obligations in respect of such Class of Notes by applying such funds in the following order of priority:

            FIRST, to reimburse the Trustee for any reasonable costs or expenses incurred in connection with such redemption for which it is entitled to reimbursement, or indemnity by the Company, under the Operative Documents;

            SECOND, (i) if the Original Class B Notes are being redeemed, to pay the principal and interest then due and payable in respect of the Original Class B Notes, and (ii) after giving effect to subclause (i) of this clause "second", if the American Class C Notes are being redeemed, to pay the principal and interest then due and payable in respect of such American Class C Notes, as applicable; and

            THIRD, the balance, if any, of such payments shall be distributed to the Company.

No Make-Whole Amount or other premium shall be payable on the Original Class B Notes or the American Class C Notes in connection with their redemption pursuant to Section 4.1(b) hereof.

      Section 3.4 Other Payments.

      (a) Any payments received by the Trustee for which provision as to the application thereof is made in this Indenture other than in this Article III shall be applied as provided in those provisions. Without limiting the foregoing, any payments received by the Trustee which are payable to the Company pursuant to any of the provisions of

                                                                       Indenture
this Indenture other than those set forth in this Article III shall be so paid to the Company. Any payments received by the Trustee for which no provision as to the application thereof is made in this Indenture and for which such provision is made in any other Operative Document shall be applied forthwith to the purpose for which such payment was made in accordance with the terms of such other Operative Document. Any payments received by the Trustee not constituting part of the Collateral or otherwise for which no provision as to the application thereof is made in any Operative Document shall be distributed by the Trustee to the Company. Further, all payments received and amounts realized by the Trustee with respect to the Collateral, to the extent received or realized at any time after payment in full of all Obligations or after the conditions set forth in
Section 9.1(b) for the defeasance of this Indenture have been satisfied, as well as any amounts remaining as part of the Collateral after the occurrence of such payment in full or defeasance, shall be distributed by the Trustee to the Company.

      (b) Notwithstanding the priority of payments specified in Section 3.2 hereof, in the event any Investment Earnings on amounts on deposit in any Liquidity Facility Cash Collateral Account resulting from an Unapplied Provider Advance are deposited in the Collection Account, such Investment Earnings shall be used to pay interest payable in respect of such Unapplied Provider Advance to the extent of such Investment Earnings.

      (c) Except as provided in Section 2.16 hereof, if the Trustee receives any Payment after the Scheduled Payment Date relating thereto, then the Trustee shall deposit such Payment in the Collection Account and distribute such Payment on the next Distribution Date in accordance with the priority of distributions set forth in Section 3.2 hereof.

      (d) Any amounts distributed hereunder by the Trustee to the Company shall be paid to the Company promptly by wire transfer of funds of the type received by the Trustee at such office and to such account or accounts of such entity or entities as shall be designated by notice from the Company to the Trustee from time to time.

      Section 3.5 Payments to Liquidity Providers. Any amounts distributed hereunder to any Liquidity Provider shall be paid to such Liquidity Provider by wire transfer of funds to the address such Liquidity Provider shall provide to the Trustee. The Trustee shall provide a Written Notice of any such transfer to the applicable Liquidity Provider at the time of such transfer.

      Section 3.6 Liquidity Facilities.

      (a) Interest Drawings. If on any Distribution Date, after giving effect to the subordination provisions of Section 3.2 hereof, the Trustee shall not have sufficient funds for the payment of any amounts due and owing in respect of accrued interest on any Class of Notes (at the related Stated Interest Rate), then, prior to 1:00 p.m. (New York City

                                                                       Indenture

time) on such Distribution Date, the Trustee shall request a drawing (each such drawing, an "Interest Drawing") under the Liquidity Facility, if any, for such Class, in an amount equal to the lesser of (i) an amount sufficient to pay the amount of such accrued interest (at the Stated Interest Rate for the related Class of Notes), and (ii) the Maximum Available Commitment under the applicable Liquidity Facility, and shall pay such amount upon receipt thereof to the applicable Noteholders in accordance with the provisions of this Indenture in payment of such accrued interest as provided in Section 3.6(b) hereof.

      (b) Application of Interest Drawings. Notwithstanding anything to the contrary contained in this Indenture, all payments received by the Trustee in respect of an Interest Drawing under a Liquidity Facility and all amounts withdrawn by the Trustee from any Liquidity Facility Cash Collateral Account, and payable in each case to the related Class of Noteholders, shall be promptly distributed to the applicable Noteholders in accordance with the provisions of this Indenture.

      (c) Downgrade Drawings. Each Liquidity Provider shall promptly, but in any event within ten days of its receipt of notice thereof, deliver notice to the Trustee of any downgrading below the applicable Threshold Rating of the short-term unsecured debt rating or short-term issuer credit rating of such Liquidity Provider or of any Liquidity Guarantor for the applicable Liquidity Facility issued by any Rating Agency (or if such Liquidity Provider or Liquidity Guarantor does not have a short-term unsecured debt rating or short-term issuer credit rating from any Rating Agency, the long-term unsecured debt rating or long-term issuer credit rating of such Liquidity Provider or Liquidity Guarantor from such Rating Agency). If at any time (i) if there is no Liquidity Guarantor, the short-term issuer credit rating (with respect to Fitch or Standard & Poor's) or short-term unsecured debt rating (with respect to Moody's) of any Liquidity Provider (or, if such Liquidity Provider does not have such a rating issued by a given Rating Agency, the long-term issuer credit rating (with respect to Fitch or Standard & Poor's) or long-term unsecured debt rating (with respect to Moody's) of such Liquidity Provider issued by such Rating Agency) is lower than the applicable Threshold Rating or (ii) if there is a Liquidity Guarantor for any Liquidity Facility, the short-term issuer credit rating (with respect to Fitch or Standard & Poor's) or short-term unsecured debt rating (with respect to Moody's) of such Liquidity Guarantor issued by a given Rating Agency is lower than the applicable Threshold Rating or a Liquidity Guarantee Event has occurred with respect to such Liquidity Facility and is continuing, within 10 days after the date of such downgrading or Liquidity Guarantee Event (but not later than the expiration date of the Liquidity Facility issued by the downgraded Liquidity Provider (or guaranteed by the downgraded Liquidity Guarantor or affected by a Liquidity Guarantee Event) (the "Downgraded Facility")), such Liquidity Provider or the Company (in both cases at the Company's expense) may arrange, subject to
Section 3.6(e) hereof, for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility to the Trustee, subject to the Ratings Confirmation. If a Downgraded Facility has not been

                                                                       Indenture
replaced in accordance with the terms of this paragraph, the Trustee shall, on such 10th day (or if such 10th day is not a Business Day, on the next succeeding Business Day) (or, if earlier, on the expiration date of such Downgraded Facility), request a drawing in accordance with and to the extent permitted by such Downgraded Facility (such drawing, a "Downgrade Drawing") of all available and undrawn amounts thereunder. Amounts drawn pursuant to a Downgrade Drawing shall be maintained and invested as provided in Section 3.6(f) hereof. Subject to Section 3.6(e) hereof, the applicable Liquidity Provider may also arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after such Downgrade Drawing so long as such Downgrade Drawing has not been reimbursed in full to such Liquidity Provider.

      (d) Non-Extension Drawings. If any Liquidity Facility with respect to a Class of Notes is scheduled to expire on a date (the "Stated Expiration Date") prior to the date that is 15 days after the Final Legal Maturity Date for such Class of Notes, then, no earlier than the 60th day and no later than the 40th day prior to the then applicable Stated Expiration Date, the Trustee shall request in writing that the related Liquidity Provider extend the Stated Expiration Date to the earlier of (i) the date that is 15 days after the Final Legal Maturity Date for such Class of Notes and (ii) the date that is the day immediately preceding the 364th day occurring after the last day of the applicable Consent Period (unless the obligations of such Liquidity Provider under the applicable Liquidity Facility are earlier terminated in accordance with such Liquidity Facility); provided that a Liquidity Provider may elect to extend the Stated Expiration Date for its Liquidity Facility to a date that is later than such 364th day and on or before the date that is 15 days after the Final Legal Maturity Date for the related Class of Notes in accordance with the procedures specified in its Liquidity Facility. Whether or not the applicable Liquidity Provider has received such a request from the Trustee, such Liquidity Provider shall by notice (the "Consent Notice") to the Trustee, during the period commencing on the date that is 60 days prior to the then-effective Stated Expiration Date and ending on the date that is 25 days prior to such Stated Expiration Date (such period, the "Consent Period"), advise the Trustee whether, in its sole discretion, it agrees to so extend such Stated Expiration Date; provided, however, that such extension shall not be effective with respect to such Liquidity Provider if, by notice (the "Withdrawal Notice") to the Trustee, prior to the end of the Consent Period, such Liquidity Provider revokes its Consent Notice. If a Liquidity Provider advises the Trustee in the Consent Notice that such Stated Expiration Date shall not be so extended or gives a Withdrawal Notice to the Trustee prior to the end of the Consent Period, or fails to irrevocably and unconditionally advise the Trustee on or before the end of the Consent Period that such Stated Expiration Date shall be so extended (and, in each case, if such Liquidity Provider shall not have been replaced in accordance with Section 3.6(e) hereof), the Trustee shall, on the date on which the Consent Period ends (or as soon as possible thereafter but prior to the Stated Expiration Date), in accordance with and to the extent permitted by the terms of the expiring Liquidity Facility (a "Non-Extended Facility"), request a drawing under such expiring Liquidity Facility (such drawing, a "Non-Extension Drawing") of all available

                                                                       Indenture
and undrawn amounts thereunder. Amounts drawn pursuant to a Non-Extension Drawing shall be maintained and invested in accordance with Section 3.6(f) hereof. If any amounts shall be drawn pursuant to a Non-Extension Drawing and, within 30 days thereafter, the related Liquidity Provider shall not have been replaced, then at any time following the 30th day after such Non-Extension Drawing, such Liquidity Provider may, by written notice to the Trustee, agree to reinstate its Liquidity Facility on the terms of the existing Liquidity Facility for a period ending on the 364th day after the end of the Consent Period; provided, however, that in such event such Liquidity Provider shall reimburse the Trustee for any costs actually incurred by or on behalf of the Trustee in drawing pursuant to the Non-Extension Drawing and funding the related Liquidity Facility Cash Collateral Account or otherwise in connection with the Non-Extension Drawing.

      (e)   Issuance of Replacement Liquidity Facility.

      (i) Subject to Section 3.6(e)(iii) hereof and the agreements, if any, in the applicable Fee Letter, at any time, the Company may, at its option and at its own expense, with cause or without cause, arrange for a Replacement Liquidity Facility to replace any Liquidity Facility (including any Replacement Liquidity Facility provided pursuant to Section 3.6(e)(ii) hereof). If a Replacement Liquidity Facility is provided at any time after a Downgrade Drawing or a Non-Extension Drawing has been made, all funds on deposit in the Liquidity Facility Cash Collateral Account resulting from such Downgrade Drawing or Non-Extension Drawing will be returned to the related Liquidity Provider being replaced.

      (ii) If any Liquidity Provider shall determine not to extend its Liquidity Facility in accordance with Section 3.6(d) hereof, then such Liquidity Provider may, at its option, with notice to the Trustee, arrange for a Replacement Liquidity Facility to replace such Liquidity Facility during the period no earlier than 40 days and no later than 25 days prior to the then effective Stated Expiration Date of such Liquidity Facility. Subject to Section 3.6(e)(iii) hereof, any Liquidity Provider also may arrange for a Replacement Liquidity Provider to issue and deliver a Replacement Liquidity Facility at any time after a Non-Extension Drawing so long as such Non-Extension Drawing has not been reimbursed in full to such Liquidity Provider.

      (iii) No Replacement Liquidity Facility arranged by the Company or a Liquidity Provider in accordance with clause (i) or (ii) of this Section 3.6(e) or pursuant to Section 3.6(c) hereof, respectively, shall become effective and no such Replacement Liquidity Facility shall be deemed a "Liquidity Facility" under the Operative Documents and the Support Documents, unless and until (A) each of the conditions referred to in Section 3.6(e)(iv) below shall have been satisfied and (B) except as provided in the Support Documents, in the case of a Replacement Liquidity Facility arranged by a Liquidity Provider under Section 3.6(e)(ii) or pursuant to Section 3.6(c) hereof, such

                                                                       Indenture

Replacement Liquidity Provider and such Replacement Liquidity Facility (including the fees and compensation and interest payable thereunder to the Replacement Liquidity Provider) are acceptable to the Company.

      (iv) In connection with the issuance of each Replacement Liquidity Facility, the Trustee shall (A) prior to the issuance of such Replacement Liquidity Facility, obtain written confirmation from each Rating Agency with respect to the related Class of Notes that such Replacement Liquidity Facility and any related amendments to this Indenture pursuant to Section 3.6(e)(v)(C) hereof will not cause a reduction of any rating then in effect for the related Class of Notes by such Rating Agency (without regard to any downgrading of any rating of any Liquidity Provider being replaced pursuant to Section 3.6(c) hereof) or a withdrawal or suspension of the rating of such Class of Notes by such Rating Agency), (B) pay all Liquidity Obligations then owing to the replaced Liquidity Provider (which payment shall be made first from available funds in the applicable Liquidity Facility Cash Collateral Account as described in Section 3.6(f)(ii), and thereafter from any other available source, including, without limitation, a drawing under the Replacement Liquidity Facility) and (C) cause the issuer of the Replacement Liquidity Facility to deliver the Replacement Liquidity Facility to the Trustee, together with a legal opinion addressed to the Trustee and the Company opining that such Replacement Liquidity Facility is an enforceable obligation of such Replacement Liquidity Provider.

      (v)   Upon satisfaction of the conditions set forth in clauses (iii) and
(iv) of this Section 3.6(e) with respect to a Replacement Liquidity Facility,
(A) the replaced Liquidity Facility shall terminate, (B) the Trustee shall, if and to the extent so requested by the Company or the Liquidity Provider being replaced, execute and deliver any certificate or other instrument required in order to terminate the replaced Liquidity Facility, shall surrender the replaced Liquidity Facility to the Liquidity Provider being replaced and shall execute and deliver the Replacement Liquidity Facility and any associated Fee Letter,
(C) each of the parties hereto shall enter into any amendments to this Indenture necessary to give effect to (1) the replacement of the applicable Liquidity Provider with the applicable Replacement Liquidity Provider and (2) the replacement of the applicable Liquidity Facility with the applicable Replacement Liquidity Facility and (D) the applicable Replacement Liquidity Provider shall be deemed to be a Liquidity Provider with respect to the relevant Class with the rights and obligations of a Liquidity Provider for such Class hereunder and under the other Operative Documents and the Support Documents and such Replacement Liquidity Facility shall be deemed to be the Liquidity Facility for the relevant Class hereunder and under the other Operative Documents.

      (f) Liquidity Facility Cash Collateral Account; Withdrawals; Investments. In the event the Trustee shall draw all available amounts under any Liquidity Facility pursuant to Section 3.6(c), Section 3.6(d) or Section 3.6(i) hereof, or in the event amounts

                                                                       Indenture
are to be deposited in any Liquidity Facility Cash Collateral Account pursuant to subclause (i) or (ii) of clause "fourth" of Section 3.2 hereof, amounts so drawn or to be deposited, as the case may be, shall be deposited by the Trustee in the related Liquidity Facility Cash Collateral Account. All amounts on deposit in each Liquidity Facility Cash Collateral Account shall be invested and reinvested in Eligible Investments in accordance with Section 8.13(b) hereof.

      On each Distribution Date, Investment Earnings on amounts on deposit in each Liquidity Facility Cash Collateral Account shall be deposited in the Collection Account and applied on such Distribution Date in accordance with
Section 3.2 or 3.4 hereof (as applicable). The Trustee shall deliver a written statement to the Company and each Liquidity Provider one day prior to each Distribution Date setting forth the amount of Investment Earnings held in the Liquidity Facility Cash Collateral Accounts as of such date. In addition, from and after the date funds are so deposited, the Trustee shall make withdrawals from such accounts as follows:

            (i) on each Distribution Date, the Trustee shall, to the extent it shall not have received funds to pay accrued and unpaid interest due and owing on any Class of Notes covered by a Liquidity Facility (at the Stated Interest Rate for such Class of Notes) after giving effect to the subordination provisions of Section 3.2 hereof, withdraw from the applicable Liquidity Facility Cash Collateral Account, and pay to the related Noteholders, an amount equal to the lesser of (A) an amount necessary to pay accrued and unpaid interest (at the Stated Interest Rate for such Class of Notes) on such Class of Notes and (B) the amount on deposit in the related Liquidity Facility Cash Collateral Account (so long as the aggregate amount of unreplenished withdrawals, including such withdrawal, does not exceed the Required Amount with respect to the Liquidity Facility for such Class of Notes for such Distribution Date);

            (ii) on each date on which principal of any Class of Notes covered by a Liquidity Facility shall have been paid to the Noteholders of such Class pursuant to Section 3.2 hereof, the Trustee shall withdraw from the related Liquidity Facility Cash Collateral Account such amount as is necessary so that, after giving effect to such payment of principal on such date (and any reduction in the amounts on deposit in such Liquidity Facility Cash Collateral Account resulting from a prior withdrawal of amounts on deposit in such Liquidity Facility Cash Collateral Account on such date) and any transfer of Investment Earnings from such Liquidity Facility Cash Collateral Account to the Collection Account on such date, an amount equal to the sum of the Required Amount (with respect to the Liquidity Facility for such Class of Notes) plus the remaining Investment Earnings on deposit in such Liquidity Facility Cash Collateral Account (after giving effect to any such transfer of Investment Earnings) will be on deposit in such Liquidity Facility Cash Collateral Account and shall, first, pay such

                                                                       Indenture
      withdrawn amount to the applicable Liquidity Provider until the applicable Liquidity Obligations owing to such Liquidity Provider shall have been paid in full, and, second, deposit any remaining withdrawn amount in the Collection Account;

            (iii) if a Replacement Liquidity Facility for any Class of Notes shall be delivered to the Trustee following the date on which funds have been deposited into the related Liquidity Facility Cash Collateral Account, the Trustee shall withdraw all amounts remaining on deposit in such Liquidity Facility Cash Collateral Account, after giving effect to any to any other withdrawals from such Liquidity Facility Cash Collateral Account on the date of replacement, and shall pay such amounts to the replaced Liquidity Provider until all Liquidity Obligations owed to such Person shall have been paid in full, and shall deposit any remaining amount in the Collection Account; and

            (iv) following the payment of all sums payable with respect to a Class of Notes covered by a Liquidity Facility, on the date on which the Trustee shall have been notified by the Liquidity Provider with respect to such Class that the Liquidity Obligations owed to such Liquidity Provider have been paid in full, the Trustee shall withdraw all amounts on deposit in the related Liquidity Facility Cash Collateral Account and shall distribute such amounts in accordance with the order of priority set forth in Section 3.2 hereof.

      (g) Reinstatement. With respect to any Interest Drawing under any Liquidity Facility, upon the reimbursement of the related Liquidity Provider for all or any part of the amount of such Interest Drawing, together with any accrued interest thereon, the Maximum Available Commitment of such Liquidity Facility shall be reinstated by an amount equal to the amount of such Interest Drawing so reimbursed to such Liquidity Provider but not to exceed the Maximum Commitment for such Liquidity Facility; provided, however, that the Maximum Available Commitment of such Liquidity Facility shall not be so reinstated in part or in full at any time if (A) the Notes of the related Class of Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (B) a Final Drawing shall have occurred under such Liquidity Facility. In the event that, with respect to a Liquidity Facility, (i) funds are withdrawn from the related Liquidity Facility Cash Collateral Account pursuant to clause (i) of Section 3.6(f) hereof or (ii) such Liquidity Facility shall become a Downgraded Facility or a Non-Extended Facility at a time when unreimbursed Interest Drawings under such Liquidity Facility have reduced the Maximum Available Commitment thereunder to zero, then funds received by the Trustee at any time other than (A) any time when both the Notes of the related Class of Notes are Non-Performing and a Liquidity Event of Default shall have occurred and be continuing with respect to the relevant Liquidity Facility or (B) any time after a Final Drawing shall have occurred with respect to such Liquidity Facility, shall be deposited in such Liquidity Facility Cash

                                                                       Indenture

Collateral Account as and to the extent provided in clause "fourth" of Section
3.2 hereof, and applied in accordance with Section 3.6(f) hereof.

      (h) Reimbursement. The amount of each drawing under each Liquidity Facility shall be due and payable, together with interest thereon, on the dates and at the rates, respectively, provided in such Liquidity Facility, subject to the terms and conditions of such Liquidity Facility.

      (i) Final Drawing. Upon receipt from a Liquidity Provider of a Termination Notice, the Trustee shall, not later than the date specified in such Termination Notice, in accordance with and to the extent permitted by the terms of such Liquidity Facility, request a drawing under such Liquidity Facility of all available and undrawn amounts thereunder (a "Final Drawing"). Amounts drawn pursuant to a Final Drawing shall be maintained and invested in accordance with
Section 3.6(f) hereof.

      (j) Reduction of Maximum Commitment. Promptly following each date on which the Required Amount of a Liquidity Facility is reduced as a result of a payment of the principal amount of the related Class of Notes, the Trustee shall, if such Liquidity Facility provides for reductions of the Maximum Commitment of such Liquidity Facility and if such reductions are not automatic, request the related Liquidity Provider to reduce such Maximum Commitment to an amount equal to the Required Amount with respect to such Liquidity Facility (as calculated by the Trustee after giving effect to such payment). Each such request shall be made in accordance with the provisions of the relevant Liquidity Facility.

      (k) Relation to Subordination Provisions. Interest Drawings under each Liquidity Facility and withdrawals from each Liquidity Facility Cash Collateral Account will be distributed to the Trustee, and the Trustee will distribute such Interest Drawings and withdrawals promptly to the applicable Class of Noteholders in accordance with the provisions of this Indenture, in each case, notwithstanding Section 3.2 hereof.

      (l) Assignment of Liquidity Facility. The Trustee agrees not to consent to the assignment by any Liquidity Provider of any of its rights or obligations under its Liquidity Facility or any interest therein, unless (i) the Company shall have consented to such assignment and (ii) each Rating Agency with respect to the applicable Class of Notes shall have provided a Ratings Confirmation in respect of such assignment.

      (m) No Discharge of the Company's Obligations. The payment of interest on any Class of the Notes with funds drawn under the related Liquidity Facility or from the related Liquidity Facility Cash Collateral Account shall not be deemed to discharge the Company's obligation to make such payment, which obligation shall continue in full force and effect.

                                                                       Indenture

      (n) Interest Coverage. The interest payable by each Liquidity Provider under the related Liquidity Facility shall include interest accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding.

      Section 3.7 [Intentionally Left Blank]

      Section 3.8 Designated Representatives.

      (a) The Trustee shall furnish to the Class A Liquidity Provider on the Closing Date, and from time to time thereafter may furnish to each Liquidity Provider, at the Trustee's discretion, or upon any Liquidity Provider's request (which request shall not be made more than one time in any 12-month period), a certificate (a "Trustee Incumbency Certificate") of a Responsible Officer of the Trustee certifying as to the incumbency and specimen signatures of the officers of the Trustee and the attorney-in-fact and agents of the Trustee (the "Trustee Representatives") authorized to give Written Notices on behalf of the Trustee hereunder. Until any Liquidity Provider receives a subsequent Trustee Incumbency Certificate, it shall be entitled to rely on the last Trustee Incumbency Certificate delivered to it hereunder.

      (b) The Class A Liquidity Provider shall furnish to the Trustee on the Closing Date, and each Liquidity Provider from time to time thereafter may furnish to the Trustee, at such Liquidity Provider's discretion, or upon the Trustee's request (which request shall not be made more than one time in any 12-month period), a certificate (each, a "Provider Incumbency Certificate") of any Responsible Officer of such Liquidity Provider certifying as to the incumbency and specimen signatures of any officer, attorney-in-fact, agent or other designated representative of such Liquidity Provider (in each case, the "Provider Representatives" and, together with the Trustee Representatives, the "Designated Representatives") authorized to give Written Notices on behalf of such Liquidity Provider hereunder. Until the Trustee receives a subsequent Provider Incumbency Certificate, it shall be entitled to rely on the last Provider Incumbency Certificate delivered to it hereunder by any Liquidity Provider.

      Section 3.9 Controlling Party.

      (a) Subject to the express rights of the Holders hereunder (including Sections 7.4, 7.6, 7.7, 7.8 and 10.2 hereof) and the requirements of the TIA, in taking, or refraining from taking, any action under this Indenture, whether before or after the occurrence of an Event of Default, the Trustee will be directed by the Controlling Party. In particular, in taking, or refraining from taking, any action under this Indenture pursuant to the exercise of remedies hereunder as provided in Article VII hereof and under the Spare Parts Security Agreement pursuant to the exercise of remedies thereunder as provided in Article VI thereof (including foreclosing the Lien on the Collateral), the

                                                                       Indenture

Trustee and the Security Agent will be directed by the Controlling Party. In taking or refraining from taking any action under the Collateral Maintenance Agreement or the Spare Parts Security Agreement, the Security Agent will be directed by the Trustee except as expressly provided therein and in the preceding sentence. The provisions of Section 316(a)(1) of the TIA and, except during any period that the Required Class A Holders or the Required Class B Holders or the Required Class C Holders, if any, are the Controlling Party, the provisions of Section 315(d)(3) of the TIA are expressly excluded from this Indenture.

      (b) The "Controlling Party" shall be: (i) the Required Class A Holders, or (ii) if the Class A Notes have been paid in full, the Required Class B Holders, or (iii) if the Class C Notes have been issued and the Class A Notes and the Class B Notes have been paid in full, the Required Class C Holders.

      The Trustee shall give Written Notice to each Liquidity Provider promptly upon a change in the identity of the Controlling Party. Each of the Class A Noteholders, by their acceptance of the Class A Notes, each of the Class B Noteholders, by their acceptance of the Class B Notes, and the Liquidity Provider for the Class A Notes, by entering into its Liquidity Facility, has agreed that it shall not exercise any of the rights of the Controlling Party at such time as it is not the Controlling Party hereunder; provided, however, that nothing herein contained shall prevent or prohibit any Non-Controlling Party from exercising such rights as shall be specifically granted to such Non-Controlling Party hereunder and under the other Operative Documents or the Support Documents.

      (c) Notwithstanding the foregoing, at any time after the first Business Day which occurs after 24 months from the earliest to occur of (i) the date on which the entire available amount under any Liquidity Facility has been drawn (for any reason other than a Downgrade Drawing or a Non-Extension Drawing) and remains unreimbursed, (ii) the date on which the entire amount of any Downgrade Drawing or Non-Extension Drawing has been withdrawn from any Liquidity Facility Cash Collateral Account to pay interest on the related Class of Notes or has been converted into a Final Drawing and remains unreimbursed and (iii) the date on which all Notes have been accelerated (provided that in the event of a bankruptcy proceeding under the Bankruptcy Code in which the Company is a debtor, any amounts payable in respect of Notes which have become immediately due and payable by declaration or otherwise will not be considered accelerated for purposes of this clause (iii) until the expiration of the Section 1110 Period) (such Business Day, the "Liquidity Provider Election Date"), the Liquidity Provider with the greater amount of unreimbursed Liquidity Obligations owing to it (so long as it has not defaulted in its obligation to make any Drawing under its Liquidity Facility) will have the right to elect, by Written Notice to the Trustee, to become the Controlling Party hereunder at any time from and including the later of the Liquidity Provider Election Date and the fifteenth Business Day after the date of receipt by the Trustee of such Written Notice.

                                                                       Indenture

      (d) The Controlling Party shall not be entitled to require or obligate any Non-Controlling Party to provide funds necessary to exercise any right or remedy hereunder.

      Section 3.10 Company's Payment Obligations. The Company agrees to pay to the Trustee for distribution in accordance with Section 3.2 hereof:

      (a) (i) an amount equal to the fees payable to the Class A Liquidity Provider under Section 2.03 of the Class A Liquidity Facility and the related Fee Letter; (ii) the amount equal to interest on any Downgrade Advance (other than any Applied Downgrade Advance) payable under Section 3.07 of the Class A Liquidity Facility minus Investment Earnings from such Downgrade Advance; (iii) the amount equal to interest on any Non-Extension Advance (other than any Applied Non-Extension Advance) payable under Section 3.07 of the Class A Liquidity Facility minus Investment Earnings from such Non-Extension Advance;
(iv) if any Payment Default shall have occurred and be continuing with respect to interest on any Class A Notes, the excess, if any, of (A) an amount equal to interest on any Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance payable under Section 3.07 of the Class A Liquidity Facility over (B) the sum of Investment Earnings from any Final Advance plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by the Company on the overdue scheduled interest on the Class A Notes; and (v) any other amounts owed to the Class A Liquidity Provider by the Trustee as borrower under the Class A Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (a)(ii), (iii) or (iv) above, but, in the case of each of clauses (a)(i) through (iv) above and this clause (v), without duplication of any such amounts actually paid by the Company or the Trustee to the Class A Liquidity Provider hereunder; and

      (b) (i) an amount equal to the fees payable to the Class B Liquidity Provider under the equivalent of Section 2.03 of the Class A Liquidity Facility with respect to the Class B Liquidity Facility and the related Fee Letter; (ii) the amount equal to interest on any Downgrade Advance (other than any equivalent of an Applied Downgrade Advance with respect to the Class B Liquidity Facility) payable under the equivalent of Section 3.07 of the Class A Liquidity Facility with respect to the Class B Liquidity Facility minus Investment Earnings from such equivalent of a Downgrade Advance; (iii) the amount equal to interest on any Non-Extension Advance (other than any equivalent of an Applied Non-Extension Advance with respect to the Class B Liquidity Facility) payable under the equivalent of Section 3.07 of the Class A Liquidity Facility with respect to the Class B Liquidity Facility minus Investment Earnings from such equivalent of a Non-Extension Advance; (iv) if any Payment Default shall have occurred and be continuing with respect to interest on any Class B Notes, the excess, if any, of
(A) an amount equal to interest on any equivalent of an Unpaid Advance, Applied Downgrade Advance or Applied Non-Extension Advance (as defined in the initial

                                                                       Indenture

Class A Liquidity Facility) with respect to such Class B Notes payable under the equivalent of Section 3.07 of the Class A Liquidity Facility with respect to the Class B Liquidity Facility over (B) the sum of Investment Earnings from any equivalent of a Final Advance (as defined in the Class A Liquidity Facility) with respect to the Class B Liquidity Facility plus any amount of interest at the Payment Due Rate actually payable (whether or not in fact paid) by the Company on the overdue scheduled interest on the Class B Notes; and (v) any other amounts owed to the Class B Liquidity Provider by the Trustee as borrower under the Class B Liquidity Facility other than amounts due as repayment of advances thereunder or as interest on such advances, except to the extent payable pursuant to clause (b)(ii), (iii) or (iv) above, but, in the case of each of clauses (b)(i) through (iv) above and this clause (v), without duplication of any such amounts actually paid by the Company or the Trustee to the Class B Liquidity Provider hereunder. The Trustee shall immediately deposit in the Collection Account all payments from the Company received pursuant to this Section 3.10.

      Section 3.11 Execution of Support Documents. The Trustee is authorized and directed, for the benefit of the Class A Noteholders, to enter into the Support Documents on the Issuance Date. The Trustee shall not amend or supplement, or grant any waiver with respect to, any Support Document, except pursuant to the provisions of Article X hereof.

      Section 3.12 [Intentionally Left Blank]

      Section 3.13 Payment Provisions.

      (a) As between the Liquidity Providers, on the one hand, and the Trustee and the Noteholders, on the other hand, this Indenture shall be a subordination agreement for purposes of Section 510 of the United States Bankruptcy Code, as amended from time to time. In addition, as among the Trustee and the Noteholders of each Class, this Indenture shall be a subordination agreement for purposes of such Section 510.

      (b) The Trustee (on behalf of itself and the Holders of Notes) and the Liquidity Providers expressly confirm and agree, and the Noteholders shall be deemed to confirm and agree, that the payment priorities and subordination specified in this Article III shall apply to all distributions pursuant to
Article III of this Indenture, notwithstanding the occurrence of an American Bankruptcy Event or any similar event or occurrence relating to any other Person (it being expressly agreed that the payment priorities and subordination specified in this Article III shall apply whether or not a claim for post-petition or post-filing interest is allowed or allowable in the proceedings resulting from such American Bankruptcy Event or other event or occurrence).

                                                                       Indenture

                                   ARTICLE IV

                                   REDEMPTIONS

      Section 4.1 Redemption.

      (a) The Notes may be redeemed at any time in whole or in part (in any integral multiple of $1,000) by the Company: (i) at its sole option, at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest to (but excluding) the Redemption Date on, and Make-Whole Amount, if any, with respect to, the redeemed Notes to and including the Redemption Date; and (ii) pursuant to (but only to the extent provided under)
Section 3.1 or Section 3.3 of the Collateral Maintenance Agreement, at a redemption price equal to the sum of 100% of the principal amount of, and accrued and unpaid interest to (but excluding) the Redemption Date on, the redeemed Notes, and without Make-Whole Amount or any other premium; provided that, notwithstanding the foregoing, solely with respect to the first $38,603,000 in aggregate principal amount of the Class A Notes that shall be redeemed pursuant to Section 3.1 of the Collateral Maintenance Agreement since the Closing Date, the applicable redemption price (expressed as a percentage of the principal amount thereof) shall be as set forth in the table below plus accrued and unpaid interest thereon to (but excluding) the Redemption Date (but without any Make-Whole Amount), if redeemed during the twelve-month period ending on February 5 of the year indicated below:

Year                                                Percentage
----                                                ----------
2005                                                 107.250%
2006                                                 107.250%
2007                                                 103.625%
2008                                                 103.625%
2009                                                 103.625%

      (b) In connection with a Refunding as provided in EXHIBIT D hereto, (i) all, but not less than all, of the Original Class B Notes, (ii) all, but not less than all, of the Original Class B Notes and, if any have been issued, the Original Class C Notes that are American Class C Notes, or (iii) if all the Original Class B Notes were redeemed in a prior Refunding, all, but not less than all, of the American Class C Notes, if any have been issued, may be redeemed in whole by the Company without Make-Whole Amount or any other premium upon at least 2 days revocable prior written notice to the Trustee at a redemption price equal to 100% of the unpaid principal amount of the Notes being redeemed, together with accrued interest thereon to (but excluding) the Redemption Date and all other amounts payable hereunder. All redemptions pursuant to this Section 4.1(b) shall be subject to the Company complying with the conditions set forth in EXHIBIT D hereto, and the Company shall deliver to the Trustee a certificate of a Responsible Officer

                                                                       Indenture
of the Company that all such conditions have been complied with prior to or on the Redemption Date. The parties hereto agree to cooperate with the Company at the Company's reasonable request to carry out any Refunding on the terms and conditions specified in EXHIBIT D hereto.

      Section 4.2 Redemption Notice to Trustee. If the Company elects to redeem Notes as provided in Section 4.1 hereof, it shall notify the Trustee of the Redemption Date, the principal amount of Notes of each Class to be redeemed and all other information needed for the notice to be given by the Trustee pursuant to Section 4.4 hereof.

      The Company shall give the notice provided for in this Section 4.2 at least ten days (unless a shorter notice shall be satisfactory to the Trustee) prior to the date the Trustee must give notice pursuant to Section 4.4 hereof.

      Section 4.3 Selection of Notes to Be Redeemed. If less than all the Notes of a Class are to be redeemed, the Trustee shall select the Notes of such Class to be redeemed on either a pro rata basis or by lot or by any other equitable manner determined by the Trustee in its sole discretion (so long as such method is not prohibited by the rules of DTC, in the case of any Global Notes, or of any stock exchange on which the Notes are then listed). The Trustee shall make the selection from Outstanding Notes of such Class not previously called for redemption. The Trustee may select for redemption portions of the principal of Notes that have denominations larger than $1,000. Notes and portions of them the Trustee selects shall be in amounts of $1,000 or whole multiples of $1,000. Provisions of this Indenture that apply to Notes called for redemption also apply to portions of Notes called for redemption, and references to such Notes shall also refer to such portions of such Notes. The Trustee shall notify the Company promptly of the Notes or portions of Notes to be redeemed.

      Section 4.4 Notice of Redemption. At least 15 days but not more than 60 days before a Redemption Date, the Trustee shall mail a notice of redemption to each Holder whose Notes are to be redeemed.

      The notice shall identify the Notes and the principal amount thereof to be redeemed and shall state:

            (1)   the Redemption Date;

            (2) the redemption price (including the principal amount of, and accrued and unpaid interest on, the Notes called for redemption to (but excluding) the Redemption Date) and if any Make-Whole Amount may be due, the notice shall so state and shall state when the Make-Whole Amount, if any, shall be calculated;

                                                                       Indenture

            (3) if any Note is being redeemed in part, the portion of the principal amount of such Note to be redeemed and that, after the Redemption Date, upon surrender of such Note, a new Note or Notes in principal amount equal to the unredeemed portion will be issued;

            (4)   the name and address of the Paying Agent;

            (5) that Notes called for redemption must be surrendered to the Paying Agent to collect the redemption price;

            (6) that, unless the Company fails to make the redemption payment, interest on the Notes to be redeemed ceases to accrue on and after the Redemption Date and the only remaining right of the Holders of such Notes is to receive payment of the redemption price (including the principal amount of, accrued and unpaid interest on, and Make-Whole Amount or other premium, if any, with respect to Notes called for redemption to and including the Redemption Date) upon surrender of the Notes to the Paying Agent; and

            (7)   any other information the Company wishes to present.

      At the Company's request, the Trustee shall give the notice of redemption in the Company's name and at the Company's expense.

      Section 4.5 Effect of Notice of Redemption. Once a notice of redemption is given, Notes called for redemption become due and payable on the Redemption Date at the redemption price and, on and after such Redemption Date (unless the Company shall fail to make the payment of the redemption price), such Notes shall cease to bear interest. Upon surrender to the Paying Agent, such Notes shall be paid at the redemption price. Notwithstanding the foregoing, if the Trustee gives notice of redemption, but the Company fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given. The Trustee shall promptly give written notice of such revocation and failure to pay to the Holders and, if requested by the Company, the reason for such failure.

      Section 4.6 Deposit of Redemption Price. On or before 12:30 p.m. (New York City time) on the Redemption Date, the Company shall deposit with the Paying Agent money in funds immediately available on the Redemption Date sufficient to pay the redemption price, including the principal amount of, accrued and unpaid interest on, and Make-Whole Amount or other premium, if any, with respect to, all Notes to be redeemed on that date; provided that the Company's failure to make such deposit shall result in the revocation of such redemption in accordance with Section 4.5 hereof.

                                                                       Indenture

      Section 4.7 Notes Redeemed in Part. Upon surrender of a Note that is redeemed in part, the Company shall execute and the Trustee shall authenticate and deliver to the Holder a new Note of the same Class equal in principal amount to the unredeemed portion of the Note surrendered.

                                    ARTICLE V

                                    COVENANTS

      Section 5.1 Payment of Notes. The Company shall pay the principal of, interest on, and Make-Whole Amount or other premium, if any, with respect to, the Notes on the dates and in the manner provided in this Indenture and in the Notes. The Company will, on or before 12:30 p.m. (New York City time) on each due date for the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, due under any of the Notes, deposit with the Trustee at the Corporate Trust Office by wire transfer of immediately available funds, in Dollars, payments sufficient to pay the principal, interest, or Make-Whole Amount or other premium, if any, so becoming due, and the Trustee shall immediately deposit all such payments in the Collection Account.

      The principal of, interest on, Make-Whole Amount or other premium, if any, and other amounts due under any of the Notes or hereunder will be deemed to be paid in full on the applicable due date if the Trustee holds, on such due date, monies or securities sufficient to pay all such amounts. The Trustee will make funds deposited in the Collection Account on a Distribution Date and required to be distributed to Noteholders pursuant to Section 3.2 hereof available to the Paying Agent for such distribution. The Paying Agent shall distribute amounts payable to each Noteholder by check mailed to such Noteholder at its address appearing in the Register, except that with respect to Notes registered on the applicable Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee). The Company shall not have any responsibility for the distribution of such payments to any Noteholder. Any payment made hereunder shall be made without any presentment or surrender of any Notes, except that, in the case of the final payment in respect of any Note, such Note shall be surrendered to the Paying Agent for cancellation against receipt of such payment.

      Section 5.2 Maintenance of Office or Agency. The Company shall maintain in the Borough of Manhattan, The City of New York, an office or agency where Notes may be surrendered for registration of transfer or exchange or for presentation for payment and where notices and demands to or upon the Company in respect of the Notes and this Indenture may be served. At the request of the Company, said office or agency may be an office of the Trustee or an agent appointed by the Trustee for such purpose. The Company shall give prompt written notice to the Trustee of the location, and any change in the location, of such office or agency not designated or appointed by the Trustee. If at

                                                                       Indenture
any time the Company shall fail to maintain any such required office or agency or shall fail to furnish the Trustee with the address thereof, such presentations, surrenders, notices and demands may be made or served at the Corporate Trust Office.

      The Company may also from time to time designate one or more other offices or agencies where the Notes may be presented or surrendered for any or all such purposes and may from time to time rescind such designations; provided, however, that no such designation or rescission shall in any manner relieve the Company of its obligation to maintain an office or agency in the Borough of Manhattan, The City of New York, for such purposes. The Company will give prompt written notice to the Trustee of any such designation or rescission and of any change in the location of any such other office or agency. The Company hereby designates the Corporate Trust Office as one such office or agency of the Company in accordance with Section 2.8 hereof.

      Section 5.3 Corporate Existence. Except as otherwise provided in Section
5.4 hereof, the Company shall do or cause to be done all things necessary to preserve and keep in full force and effect its corporate existence and shall, for as long as and to the extent required under Section 1110 in order that the Security Agent, as agent for the Trustee, shall be entitled to any of the benefits of Section 1110 with respect to the Pledged Spare Parts, remain a U.S. Air Carrier.

      Section 5.4 Company Not to Consolidate, Merge, Convey or Transfer Except Under Certain Conditions.

      (a) The Company shall not consolidate with, or merge into, or convey or transfer all or substantially all of its assets to, any Person unless:

            (i) the resulting, surviving or transferee Person, if other than the Company (the "Successor Company"), formed by such consolidation or into which the Company is merged or to which all or substantially all of the assets of the Company are sold, conveyed or transferred (A) shall be a Person organized and existing under the laws of the United States of America, any state thereof or the District of Columbia and shall, if and to the extent required under Section 1110 in order that the Security Agent shall continue to be entitled to any benefits of Section 1110 with respect to the Pledged Spare Parts, be a U.S. Air Carrier, and (B) shall expressly assume by supplemental indenture executed and delivered to the Trustee the due and punctual performance and observance of all of the covenants and obligations of the Company under the Notes, this Indenture and the other Operative Documents to which the Company is a party;

            (ii) immediately after giving effect to such transaction, no Event of Default shall have occurred and be continuing; and

                                                                       Indenture

            (iii) the Company shall have delivered to the Trustee an Officers' Certificate and an Opinion of Counsel, each stating that such consolidation, merger, sale, conveyance, transfer and, if a supplemental indenture is required under clause (i)(B) above in connection with such transaction, such supplemental indenture, comply with this Section 5.4 and that all conditions precedent herein provided for relating to such transaction have been satisfied.

      (b) The Successor Company shall be the successor to the Company and shall succeed to, and be substituted for, and be bound by and obligated to pay the obligations of, and may exercise every right and power of, the Company under this Indenture, each other Operative Document, the Notes and the Support Documents to which the Company is a party, with the same effect as if such successor had been named as the Company herein and therein; and thereafter the Company shall be discharged from all obligations and covenants under this Indenture, each other Operative Document, the Notes and the Support Documents.

      (c) The Successor Company may cause to be signed, and may issue either in its own name or in the name of the Company prior to such succession any or all of the Notes issuable hereunder which theretofore shall not have been signed by the Company and delivered to the Trustee; and upon the order of the Successor Company, instead of the Company, and subject to all the terms, conditions and limitations in this Indenture prescribed, the Trustee shall authenticate and shall deliver any Notes which previously shall have been signed and delivered by the officers of the Company to the Trustee for authentication, and any Notes which such Successor Company thereafter shall cause to be signed and delivered to the Trustee for that purpose. All of the Notes so issued shall in all respects have the same legal rank and benefit under this Indenture as though all of such Notes had been issued at the date of the execution hereof.

      (d) In case of any such consolidation, merger, sale, conveyance or transfer such changes in phraseology and form (but not in substance) may be made in the Notes thereafter to be issued as may be appropriate.

      Section 5.5 Reports by the Company.

      (a) The Company shall file with the Trustee, within 30 days after the Company is required to file the same with the SEC, copies of the annual reports and of the information, documents, and other reports (or copies of such portions of any of the foregoing as the SEC may from time to time by rules and regulations prescribe) that the Company may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act; or, if the Company is not required to file information, documents, or reports pursuant to either of said sections, then to file with the Trustee and the SEC, in accordance with rules and regulations prescribed from time to time by the SEC, such of the supplementary and periodic information, documents, and reports that may be required

                                                                       Indenture
pursuant to Section 13 of the Exchange Act in respect of a security listed and registered on a national securities exchange as may be prescribed from time to time in such rules and regulations.

      (b) So long as any of the Obligations remain unpaid, the Company agrees to furnish to the Trustee: (i) within 60 days after the end of each of the first three quarterly periods in each fiscal year of the Company, either (A) a consolidated balance sheet of the Company and its consolidated subsidiaries prepared by it as of the close of such period, together with the related consolidated statements of income for such period or (B) a report of the Company on Form 10-Q in respect of such period in the form filed with the SEC; (ii) within 120 days after the close of each fiscal year of the Company, either (A) a consolidated balance sheet of the Company and its consolidated subsidiaries as of the close of such fiscal year, together with the related consolidated statements of income for such fiscal year, certified by independent public accountants, or (B) a report of the Company on Form 10-K in respect of such year in the form filed with the SEC and (iii) within 60 days of the filing thereof, a copy of any Current Report on Form 8-K filed by the Company with the SEC. The items required to be furnished pursuant to clauses (i) and (ii) above shall be deemed to have been furnished on the date on which such item is posted on the SEC's website at www.sec.gov, and such posting shall be deemed to satisfy the requirements of clauses (i) and (ii); provided that the Company shall deliver a paper copy of any item referred to in clause (i) or (ii) above to the Trustee upon request.

      (c) So long as required by the TIA, the Company shall deliver to the Trustee, within 120 days after the end of each calendar year, a certificate signed by the Company's principal executive officer, principal financial officer or principal accounting officer (which certificate need not comply with Section
12.4 or Section 12.5 hereof) stating that to his or her knowledge during such preceding calendar year no Default or Event of Default has occurred (or, if a Default or Event of Default shall have occurred, describing all such Defaults or Events of Default of which he or she may have knowledge).

                                   ARTICLE VI

                                 INDEMNIFICATION

      Section 6.1 Claims Defined. For the purposes of this Article VI, "Claims" shall mean any and all liabilities, obligations, losses, damages, penalties, claims, actions, suits, costs or expenses of whatsoever kind and nature (whether or not on the basis of negligence, strict or absolute liability or liability in tort) that may be imposed on, incurred by, suffered by or asserted against an Indemnitee, as defined herein, and, except as otherwise expressly provided in this Article VI, shall include all reasonable out-of-pocket costs, disbursements and expenses (including reasonable out-of-pocket legal fees and expenses) of an Indemnitee in connection therewith or related thereto.

                                       45
                                                                       Indenture

      Section 6.2 Indemnitee Defined. For the purposes of this Article VI, "Indemnitee" means (i) USBT, the Trustee, each Agent, and each Collateral Agent,
(ii) each separate or additional trustee, other Agent, or security agent appointed pursuant to this Indenture, (iii) each Liquidity Provider and (iv) each of their respective successors and permitted assigns in such capacities, agents, servants, officers, employees and directors (the respective agents, servants, officers, employees and directors of each of the foregoing Indemnitees, as applicable, together with such Indemnitee, being referred to herein collectively as the "Related Indemnitee Group" of such Indemnitee); provided that such Persons shall, to the extent they are not signatories to this Indenture, have expressly agreed in writing to be bound by the terms of this
Article VI prior to, or concurrently with, the making of a Claim hereunder. If an Indemnitee fails to comply with any duty or obligation under this Article VI with respect to any Claim, such Indemnitee shall not, to the extent such failure was prejudicial to the Company, be entitled to any indemnity with respect to such Claim under this Article VI. No Holder in its capacity as such Holder shall be an Indemnitee for purposes hereof.

      Section 6.3 Claims Indemnified. Subject to the exclusions stated in
Section 6.4, the Company agrees to indemnify, protect, defend and hold harmless on an after-Tax basis each Indemnitee against Claims resulting from or arising out of the sale, purchase, acceptance, non-acceptance or rejection of the Pledged Spare Parts or the ownership, possession, use, non-use, substitution, control, maintenance, repair, operation, condition, sale, lease, sublease, storage, modification, alteration, return, transfer or other disposition of the Pledged Spare Parts (including, without limitation, latent or other defects, whether or not discoverable, and any claim for patent, trademark or copyright infringement) by the Company, any Permitted Lessee or any other Person. Without limiting the foregoing and subject to, and without duplication of, the first paragraph of Section 8.7 hereof, the Company agrees to pay the reasonable ongoing fees, and the reasonable out-of-pocket costs and expenses (including, without limitation, reasonable attorney's fees and disbursements and, to the extent payable as provided herein, reasonable compensation and expenses of the Trustee's agents), of the Trustee in connection with the transactions contemplated hereby.

      Section 6.4 Claims Excluded. The following are excluded from the Company's agreement to indemnify an Indemnitee under this Article VI:

      (a) any Claim to the extent such Claim is attributable to acts or events occurring after (i) the Notes shall have been paid in full or (ii) the transfer of possession of the Collateral pursuant to Article VII hereof or the applicable provisions of the applicable Collateral Document, unless such Claim is attributable to acts occurring in connection with the exercise of remedies pursuant to Section 7.3 hereof or the applicable provisions of the applicable Collateral Document following the occurrence and continuance of an Event of Default;

                                                                       Indenture

      (b) any Claim to the extent such Claim is, or is attributable to, a Tax;

      (c) any Claim to the extent such Claim is attributable to the negligence or willful misconduct of such Indemnitee or such Indemnitee's Related Indemnitee Group;

      (d) any Claim to the extent such Claim is attributable to the noncompliance by such Indemnitee or such Indemnitee's Related Indemnitee Group with any of the terms of, or any misrepresentation by an Indemnitee or its Related Indemnitee Group contained in, this Indenture, any other Operative Document or any Support Document to which such Indemnitee or any of such Related Indemnitee Group is a party or any agreement relating hereto or thereto;

      (e) any Claim to the extent such Claim constitutes a Permitted Lien attributable to such Indemnitee;

      (f) any Claim to the extent such Claim is attributable to the offer, sale, assignment, transfer, participation or other disposition (not required or contemplated by the Operative Documents) by or on behalf of such Indemnitee or its Related Indemnitee Group other than during the occurrence and continuance of an Event of Default (provided that any such offer, sale, assignment, transfer, participation or other disposition during the occurrence and continuation of an Event of Default shall not be subject to indemnification unless it is made in accordance with this Indenture and applicable law) of any Note, all or any part of such Indemnitee's interest in the Operative Documents or the Support Documents or any interest in the Pledged Spare Parts or any similar security;

      (g) any Claim to the extent such Claim is attributable to a failure on the part of the Trustee, any Collateral Agent or any Agent to distribute in accordance with this Indenture or any other Operative Document any amounts received and distributable by it hereunder or thereunder;

      (h) any Claim to the extent such Claim is attributable to the authorization or giving or withholding of any future amendments, supplements, waivers or consents with respect to any Operative Document or any Support Document, other than such as have been requested by the Company or that occur as the result of an Event of Default, or such as are expressly required or contemplated by the provisions of the Operative Documents or the Support Documents;

      (i) any Claim to the extent such Claim is payable or borne by (i) the Company pursuant to any indemnification, compensation or reimbursement provision of any other Operative Document or any Support Document or (ii) a Person in its individual capacity other than the Company pursuant to any provision of any Operative Document or any Support Document;

                                                                       Indenture

      (j) any Claim to the extent such Claim is an ordinary and usual operating or overhead expense; and

      (k) any Claim to the extent such Claim is incurred by or asserted as a result of any "prohibited transaction" within the meaning of Section 406 of ERISA or Section 4975 of the Code or any like provisions of similar laws affecting any governmental or church plan, as applicable.

      Section 6.5 Insured Claims. In the case of any Claim indemnified by the Company hereunder that is covered by a policy of insurance maintained by the Company, each Indemnitee agrees to cooperate, at the Company's expense, with the insurers in the exercise of their rights to investigate, defend or compromise such Claim.

      Section 6.6 Claims Procedure. An Indemnitee shall promptly notify the Company of any Claim as to which indemnification is sought; provided that the failure to provide such prompt notice shall not release the Company from any of its obligations to indemnify hereunder, except to the extent that the Company is prejudiced by such failure or the Company's indemnification obligations are increased as a result of such failure. Such Indemnitee shall promptly submit to the Company all additional information in such Indemnitee's possession to substantiate such request for payment to the Company as the Company shall reasonably request. Subject to the rights of insurers under policies of insurance maintained by the Company, the Company shall have the right, at its sole cost and expense, to investigate, and the right in its sole discretion to defend or compromise, any Claim for which indemnification is sought under this
Article VI, and, at the Company's expense, the Indemnitee shall cooperate with all reasonable requests of the Company in connection therewith. Such Indemnitee shall not enter into a settlement or other compromise with respect to any Claim without the prior written consent of the Company, which consent shall not be unreasonably withheld or delayed, unless such Indemnitee waives its right to be indemnified with respect to such Claim under this Article VI. Where the Company or the insurers under a policy of insurance maintained by the Company undertake the defense of an Indemnitee with respect to a Claim, no additional legal fees or expenses of such Indemnitee in connection with the defense of such Claim shall be indemnified hereunder unless such fees or expenses were incurred at the written request of the Company or such insurers. Subject to the requirements of any policy of insurance, an Indemnitee may participate at its own expense in any judicial proceeding controlled by the Company pursuant to the preceding provisions; provided that such party's participation does not, in the opinion of the counsel appointed by the Company or its insurers to conduct such proceedings, interfere with such control; and such participation shall not constitute a waiver of the indemnification provided in this Article VI. Notwithstanding anything to the contrary contained herein, the Company shall not under any circumstances be liable for the fees and expenses of more than one counsel for all Indemnitees.

                                                                       Indenture

      Section 6.7 Subrogation. To the extent that a Claim indemnified by the Company under this Article VI is in fact paid in full by the Company or an insurer under a policy of insurance maintained by the Company, the Company or such insurer, as the case may be, shall, without any further action, be subrogated to the rights and remedies of the Indemnitee on whose behalf such Claim was paid with respect to the transaction or event giving rise to such Claim. Such Indemnitee shall give such further assurances or agreements and shall cooperate with the Company or such insurer, as the case may be, to permit the Company or such insurer to pursue such rights and remedies, if any, to the extent reasonably requested by the Company. So long as no Event of Default shall have occurred and be continuing, if an Indemnitee receives any payment from any party other than the Company or its insurers, in whole or in part, with respect to any Claim paid by the Company or its insurers hereunder, it shall promptly pay over to the Company the amount received (but not an amount in excess of the amount the Company or any of its insurers has paid in respect of such Claim). Any amount referred to in the preceding sentence that is payable to the Company shall not be paid to the Company, or, if it has been previously paid directly to the Company, shall not be retained by the Company, if at the time of such payment an Event of Default shall have occurred and be continuing, but shall be paid to and held by the Trustee as security for the Obligations of the Company under this Indenture and the other Operative Documents, and, if the Company agrees, shall be applied against the Company's Obligations hereunder and thereunder when and as they become due and payable and, at such time as there shall not be continuing any such Event of Default, such amount, to the extent not previously so applied against the Company's Obligations, shall be paid to the Company; provided that if any such amount has been so held by the Trustee as security for more than 180 days after any such Event of Default shall have occurred, during which period (i) the Trustee shall not have been limited by operation of law or otherwise from exercising remedies under this Indenture and
(ii) the Trustee shall not have exercised any remedy available to it under
Section 7.3 hereof, then such amount, to the extent not previously so applied against the Company's payment Obligations, shall be paid to the Company.

      Section 6.8 No Guaranty. Nothing set forth in this Article VI shall constitute a guarantee by the Company that the Pledged Spare Parts shall at any time have any particular value, useful life or residual value.

      Section 6.9 Payments; Interest. Any amount payable to any Indemnitee pursuant to this Article VI shall be paid within 30 days after receipt of a written demand therefor from such Indemnitee accompanied by a written statement describing in reasonable detail the Claims that are the subject of and basis for such indemnity and the computation of the amount payable. Any payments made pursuant to this Article VI directly to an Indemnitee or to the Company, as the case may be, shall be made in immediately available funds at such bank or to such account as is specified by the payee in written directions to the payor or, if no such directions shall have been given, by check of the payor payable to the order of the payee and mailed to the payee by certified mail,

                                                                       Indenture
return receipt requested, postage prepaid to its address referred to in Section
12.2 hereof. To the extent permitted by applicable law, interest at the Payment Due Rate shall be paid, on demand, on any amount or indemnity not paid when due pursuant to this Article VI until the same shall be paid. Such interest shall be paid in the same manner as the unpaid amount in respect of which such interest is due.

                                  ARTICLE VII

                              DEFAULT AND REMEDIES

      Section 7.1 Events of Default. The term "Event of Default" shall mean any of the following events (whatever the reason for such Event of Default and whether such event shall be voluntary or involuntary or come about or be effected by operation of law or pursuant to or in compliance with any judgment, decree or order of any court or any order, rule or regulation of any administration or governmental body), and each such Event of Default shall be deemed to exist and continue so long as, but only as long as, it shall not have been remedied:

            (a) the Company shall fail to pay (i) principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to any Note when due, and such failure shall continue unremedied for more than 15 days (it being understood that any amount distributed to any Class of Noteholders in respect of the foregoing from funds provided by the applicable Liquidity Provider or the applicable Liquidity Facility Cash Collateral Account shall not be deemed to cure such Default), or (ii) any other amount payable by the Company under this Indenture or any other Operative Document when due, and such failure shall continue for a period in excess of 30 days after the Company has received written notice from the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Notes of the failure to make such payment when due;

            (b) the Company shall fail to comply with its obligations in Section 3.1(a) or 3.3 of the Collateral Maintenance Agreement within the time period for such compliance set forth in such Section 3.1(a) or 3.3, as the case may be;

            (c) the Company shall fail to furnish to the Trustee the Required Reports relating to each of two consecutive Appraisal Report Dates pursuant to Section 2.2 or 2.3 of the Collateral Maintenance Agreement within 30 days after the respective due dates therefor;

            (d) the Company shall fail to carry and maintain insurance or indemnity on or with respect to the Pledged Spare Parts in accordance with the provisions of Appendix IV to the Collateral Maintenance Agreement; provided

                                                                       Indenture
      that no such failure to carry insurance shall constitute an Event of Default until the date such failure shall have continued unremedied for a period of 60 days after receipt by the Trustee of the notice of cancellation or lapse referred to in Appendix IV to the Collateral Maintenance Agreement;

            (e) the Company shall fail to observe or perform (or cause to be observed or performed) in any material respect any other covenant, agreement or obligation set forth herein or in any other Operative Document to which the Company is a party and such failure shall continue unremedied for a period of 60 days after the date of written notice thereof to the Company from the Trustee or the Holders of at least 25% of the principal amount of the Outstanding Notes, provided that, if such failure is capable of being remedied, no such failure will constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such failure;

            (f) any representation or warranty made by the Company herein or in any other Operative Document to which the Company is a party (i) shall prove to have been untrue or inaccurate in any material respect as of the date made, (ii) such untrue or inaccurate representation or warranty is material at the time in question, and (iii) the same shall remain uncured (to the extent of the adverse impact of such incorrectness on the interest of the Trustee or any Holder) for a period in excess of 60 days from and after the date of written notice thereof from Trustee or the Holders of at least 25% of the principal amount of the Outstanding Notes to the Company, provided that, if such incorrectness is capable of being remedied, no such incorrectness will constitute an Event of Default for a period of one year after such notice is received by the Company so long as the Company is diligently proceeding to remedy such incorrectness;

            (g) the Company shall consent to the appointment of or taking possession by a receiver, trustee or liquidator of itself or of a substantial part of its property, or the Company shall admit in writing its inability to pay its debts generally as they come due or shall make a general assignment for the benefit of its creditors, or the Company shall file a voluntary petition in bankruptcy or a voluntary petition or an answer seeking reorganization, liquidation or other relief under any bankruptcy laws or insolvency laws (as in effect at such time), or an answer admitting the material allegations of a petition filed against it in any such case, or the Company shall seek relief by voluntary petition, answer or consent, under the provisions of any other bankruptcy or similar law providing for the reorganization or winding-up of corporations (as in effect at such time), or the Company shall seek an agreement, composition, extension or adjustment with its creditors under such laws;

                                                                       Indenture

            (h) an order, judgment or decree shall be entered by any court of competent jurisdiction appointing, without the consent of the Company, a receiver, trustee or liquidator of the Company or of any substantial part of its property, or any substantial part of the property of the Company shall be sequestered, or granting any other relief in respect of the Company as a debtor under any bankruptcy laws or other insolvency laws (as in effect at such time), and any such order, judgment, decree, or decree of appointment or sequestration shall remain in force undismissed, unstayed or unvacated for a period of 90 days after the date of entry thereof; or

            (i) a petition against the Company in a proceeding under any bankruptcy laws or other insolvency laws (as in effect at such time) is filed and not withdrawn or dismissed within 90 days thereafter, or if, under the provisions of any law providing for reorganization or winding-up of corporations which may apply to the Company, any court of competent jurisdiction shall assume jurisdiction, custody or control of the Company or of any substantial part of its property and such jurisdiction, custody or control shall remain in force unrelinquished, unstayed or unterminated for a period of 90 days.

      Section 7.2 Acceleration. If an Event of Default (other than an Event of Default specified in Section 7.1(g), (h) or (i) hereof with respect to the Company) occurs, and is continuing, the Trustee may, and upon the written instructions of the Controlling Party, the Trustee shall, declare by written notice to the Company all unpaid principal of, and accrued but unpaid interest on, the Notes (but, for the avoidance of doubt, without Make-Whole Amount or other premium) and other amounts otherwise payable hereunder, if any, to the date of acceleration to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. If an Event of Default specified in Section 7.1(g), (h) or (i) hereof occurs with respect to the Company, all unpaid principal of, and accrued but unpaid interest on, the Notes (but, for the avoidance of doubt, without Make-Whole Amount or other premium) and other amounts otherwise payable hereunder, if any, shall automatically become and be immediately due and payable without any declaration or other act on the part of the Trustee, the Controlling Party or any Noteholder. Upon payment of such principal amount, interest, and other amounts, all of the Company's obligations under the Notes and this Indenture, other than obligations under Article VI hereof and Section 8.7 hereof, shall terminate. The Controlling Party by notice to the Trustee may rescind an acceleration and its consequences if (a) all existing Events of Default, other than the non-payment as to the Notes of the principal, interest, and other amounts otherwise payable hereunder, if any, which have become due solely by such declaration of acceleration, have been cured or waived, (b) to the extent the payment of such interest is permitted by law, interest on overdue installments of interest and on overdue principal which has become due otherwise than by such declaration of acceleration, has been paid, (c) the rescission would not conflict with any judgment or decree of a court of competent jurisdiction, and

                                                                       Indenture

(d) all payments due to the Trustee and any predecessor Trustee under Section
8.7 hereof have been made. No such rescission shall affect any subsequent default or impair any right arising from any subsequent default.

      Section 7.3 Other Remedies. If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Notes or other amounts otherwise payable hereunder, if any, or to enforce the performance of any provision of the Notes or this Indenture, including, without limitation, instituting proceedings and exercising and enforcing, or directing exercise and enforcement of, all rights and remedies of the Trustee and any Collateral Agent under the other Operative Documents and directing any Collateral Agent to deposit with the Trustee all cash and/or Investment Securities held by such Collateral Agent.

      The Trustee may maintain a proceeding even if it does not possess any of the Notes or does not produce any of them in the proceeding. To the extent permitted by applicable law, a delay or omission by the Trustee or any Noteholder in exercising any right or remedy accruing upon an Event of Default shall not impair the right or remedy or constitute a waiver of or acquiescence in the Event of Default. To the extent permitted by applicable law, no remedy is exclusive of any other remedy and all available remedies are cumulative.

      Section 7.4 Waiver of Past Defaults. Subject to Sections 7.8, 10.2 and
10.6 hereof, the Controlling Party by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences, except a Default or Event of Default: (i) in the payment of principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to any Note as specified in Section 7.1(a)(i) hereof that has not been paid from funds provided by the applicable Liquidity Provider or the applicable Liquidity Facility Cash Collateral Account; (ii) in respect of a covenant or provision hereof that cannot be amended or supplemented without the consent of the applicable Liquidity Provider for each Class of Notes affected and the Holder of each Note affected; or (iii) in respect of any Subordinated Note Provision (compliance with respect to which may only be waived as provided in Section 4.4(b) of the Collateral Maintenance Agreement), provided that, for the avoidance of doubt, nothing in this clause (iii) shall be construed to derogate from the Controlling Party's rights to direct the exercise of remedies as set forth in Section 7.5 hereof. When a Default or Event of Default is so waived, it is cured and ceases, and the Company, the Liquidity Provider, the Holders and the Trustee shall be restored to their former positions and rights hereunder respectively; but no such waiver shall extend to any subsequent or other Default or Event of Default or impair any right consequent thereon.

      Section 7.5 Control of Remedies. The Controlling Party may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee

                                                                       Indenture

(as Trustee or Collateral Agent, subject, in the case of any actions based on the status of the Trustee as Collateral Agent, to any limitations otherwise expressly provided for in the other Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. The Trustee may refuse to follow any direction hereunder or authorization under
Section 7.4 hereof that conflicts with law or this Indenture, that the Trustee determines may subject the Trustee to personal liability or that the Trustee determines may be unduly prejudicial to the rights of another Noteholder. However, the Trustee shall have no liability for any actions or omissions to act which are in accordance with any such direction or authorization. The Controlling Party shall not direct the Trustee or any Collateral Agent to sell or otherwise dispose of any Collateral unless all unpaid principal of, and accrued but unpaid interest on, the Outstanding Notes and other amounts otherwise payable under this Indenture, if any, shall be declared or otherwise become due and payable immediately.

      Section 7.6 Purchase Rights of Noteholders.

      (a) By acceptance of a Note, each Noteholder agrees that at any time after the occurrence and during the continuation of an Event of Default:

            (i) each Class B Noteholder (other than any American Entity) shall have the right to purchase all, but not less than all, of the Class A Notes upon ten days' prior written notice to the Trustee and each other Class B Noteholder, provided that (A) if prior to the end of such ten-day period any other Class B Noteholder (other than any American Entity) notifies such purchasing Class B Noteholder that such other Class B Noteholder wants to participate in such purchase, then such other Class B Noteholder may join with the purchasing Class B Noteholder to purchase all, but not less than all, of the Class A Notes pro rata based on the percentage of the Outstanding aggregate principal amount of the Class B Notes held by each such Class B Noteholder, and (B) if - prior to the end of such ten-day period any other Class B Noteholder fails to notify the purchasing Class B Noteholder of such other Class B Noteholder's desire to participate in such a purchase, then such other Class B Noteholder shall lose its right to purchase the Class A Notes pursuant to this Section 7.6(a)(i); and

            (ii) if Class C Notes are issued, each Class C Noteholder (other than any American Entity) shall have the right (which shall not expire upon any purchase of the Class A Notes pursuant to Section 7.6(a)(i)) to purchase all, but not less than all, of the Class A Notes and the Class B Notes upon ten days' prior written notice to the Trustee and each other Class C Noteholder, provided that (A) if prior to the end of such ten-day period any other Class C Noteholder (other than any American Entity) notifies such purchasing Class C Noteholder that such other Class C Noteholder wants to participate in such purchase, then such other

                                                                       Indenture

      Class C Noteholder may join with the purchasing Class C Noteholder to purchase all, but not less than all, of the Class A Notes and Class B Notes pro rata based on the percentage of the Outstanding aggregate principal amount of the Class C Notes held by each such Class C Noteholder, and (B) if prior to the end of such ten-day period any other Class C Noteholder - fails to notify the purchasing Class C Noteholder of such other Class C Noteholder's desire to participate in such a purchase, then such other Class C Noteholder shall lose its right to purchase the Class A Notes and the Class B Notes pursuant to this Section 7.6(a)(ii).

      The purchase price with respect to each Class of Notes shall be equal to the outstanding aggregate principal amount of that Class of Notes, together with accrued and unpaid interest in respect thereof to the date of such purchase, without any Make-Whole Amount or other premium, but including any other amounts then due and payable to the Holders of such Class of Notes under this Indenture or any other Operative Document or on or in respect of such Class of Notes; provided, however, that if such purchase occurs after the Record Date relating to any Distribution Date, such purchase price shall be reduced by the amount to be distributed hereunder on such related Distribution Date (which deducted amounts shall remain distributable to, and may be retained by, the Holders of such Class of Notes as of such Record Date); provided, further, that no such purchase of Notes pursuant to Section 7.6(a)(i) or 7.6(a)(ii) hereof shall be effective unless the purchaser(s) shall certify to the Trustee that contemporaneously with such purchase, such purchaser(s) is purchasing, pursuant to the terms of this Indenture, all of the Notes of each Class of Notes that is senior to the Notes held by such purchaser(s). Each payment of the purchase price of the Notes to be purchased pursuant to this Section 7.6 shall be made to an account or accounts designated by the Trustee and each such purchase shall be subject to the terms of this Section 7.6(a). Each Noteholder agrees by its acceptance of its Note that it will, subject to Sections 2.4 and 2.6 hereof, upon payment of the purchase price for its Notes set forth in the first sentence of this paragraph, forthwith sell, assign, transfer and convey to the purchaser(s) thereof (without recourse, representation or warranty of any kind except as to its own acts) all of the right, title, interest and obligation of such Noteholder in this Indenture, the other Operative Documents, the Support Documents applicable to such Class of Notes and all Notes of such Class held by such Noteholder (excluding all right, title and interest under any of the foregoing to the extent such right, title or interest is with respect to an obligation not then due and payable as respects any action or inaction or state of affairs occurring prior to such sale) and the purchaser(s) shall assume all of such Noteholder's obligations with respect to the Purchased Notes under this Indenture, the other Operative Documents, the Support Documents applicable to such Class of Notes and all such Notes. The Notes will be deemed to be purchased on the date payment of the purchase price is made notwithstanding the failure of any Noteholder to deliver any such Notes and, upon such a purchase, (i) the only rights of the Noteholders of such Class will be to deliver such Notes and (ii) if the purchaser(s) shall so request, each such Noteholder will comply with all the provisions of Sections 2.4 and 2.6 hereof to enable new Notes of such Class to be

                                                                       Indenture
issued to the purchaser(s) in such denominations as it shall request. All charges and expenses in connection with the issuance of any such new Notes shall be borne by the purchaser(s) thereof.

      (b) Notwithstanding anything to the contrary set forth herein or in any other Operative Document, the provisions of this Section 7.6 may not be amended in any manner without the consent of each Class B Noteholder or Class C Noteholder, if any, that would be adversely affected thereby.

      Section 7.7 Limitation on Suits. A Noteholder may not pursue any remedy with respect to this Indenture or the Notes or any other Operative Document unless:

            (a) the Holder gives to the Trustee written notice of a continuing Event of Default;

            (b) the Holders of at least 25% in aggregate principal amount of a Class of Notes then Outstanding make a written request to the Trustee to pursue the remedy;

            (c) such Holder or Holders offer to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense;

            (d) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity;

            (e) during such 60-day period the Controlling Party does not give the Trustee a direction which, in the opinion of the Trustee, is inconsistent with such request;

            (f) in the case of a Class B Noteholder, the principal of, interest on, and Make-Whole Amount or other premium, if any, and all other amounts payable under this Indenture with respect to the Class A Notes have been paid in full; and

            (g) in the case of a Class C Noteholder, the principal of, interest on and Make-Whole Amount or other premium, if any, and all other amounts payable under this Indenture with respect to the Class A Notes and the Class B Notes have been paid in full.

      A Noteholder may not use this Indenture to prejudice the rights of another Noteholder hereunder or under any other Operative Document or to obtain or seek to obtain a preference or priority over such other Noteholder hereunder or under any other Operative Document (except for the preferences and priorities of the Class A Notes over

                                                                       Indenture
the Class B Notes and the preferences and priorities of the Class A Notes and Class B Notes over the Class C Notes, if issued, provided for in this Indenture).

      Section 7.8 Rights of Holders to Receive Payment. Notwithstanding any other provision of this Indenture, the right of any Holder of a Note to receive payment of principal of, interest on, and Make-Whole Amount or other premium, if any, with respect to the Note, on or after the respective due dates expressed in the Note, or to bring suit for the enforcement of any such payment on or after such respective dates, shall not be impaired or affected without the consent of such Holder.

      It is hereby expressly understood, intended and agreed that any and all actions which a Holder of the Notes may take to enforce the provisions of this Indenture and/or collect Payments due hereunder or under the Notes, except to the extent that such action is determined to be on behalf of all Holders of the Notes, shall be in addition to and shall not in any way change, adversely affect or impair the rights and remedies of the Trustee, the Controlling Party or any other Holder of the Notes thereunder or under this Indenture, the other Operative Documents and the Support Documents, including the right to foreclose upon and sell the Collateral or any part thereof and to apply any proceeds realized in accordance with the provisions of this Indenture (provided that, notwithstanding the foregoing, in no event shall the Company be required to make duplicative payments, either directly or from the proceeds of the Collateral).

      Subject to the provisions of this Indenture, the right of any Liquidity Provider to receive payments hereunder when due, or to institute suit for the enforcement of any such payment on or after the applicable Distribution Date, shall not be impaired or affected without the consent of such Liquidity Provider.

      Section 7.9 Collection Suit by Trustee. If an Event of Default in payment of principal, interest, or Make-Whole Amount or other premium specified in
Section 7.1(a)(i) occurs and is continuing, the Trustee may recover judgment in its own name and as trustee of an express trust against the Company or any other obligor on the Notes for the whole amount of principal, accrued interest, or Make-Whole Amount or other premium, if any, remaining unpaid, together with interest, to the extent that payment of such interest is permitted by law, on overdue principal and on overdue interest, or Make-Whole Amount or other premium, in each case at the rate per annum provided for by the Notes, and such further amount as shall be sufficient to cover the reasonable costs and expenses of collection, including the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel.

      Section 7.10 Trustee May File Proofs of Claim. The Trustee may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of the Trustee (including any claim for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agents and counsel) and the

                                                                       Indenture

Noteholders allowed in any judicial proceedings relative to the Company (or any other obligor upon the Notes), its creditors or its property and shall be entitled and empowered to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same, and any custodian, receiver, assignee, trustee, liquidator, sequestrator or similar official in any such judicial proceedings is hereby authorized by each Noteholder to make such payments to the Trustee and, in the event that the Trustee shall consent to the making of such payments directly to the Noteholders, to pay to the Trustee any amount due to it for the reasonable compensation, expenses, disbursements and advances of the Trustee, its agent and counsel, and any other amounts due the Trustee under Section 8.7 hereof, and unless prohibited by law or applicable regulations to vote on behalf of the Holders of Notes for the election of a trustee in bankruptcy or other Person performing similar functions. Nothing herein contained shall be deemed to authorize the Trustee to authorize or consent to or accept or adopt on behalf of any Noteholder any plan of reorganization, arrangement, adjustment or composition affecting the Notes or the rights of any Holder thereof, or to authorize the Trustee to vote in respect of the claim of any Noteholder in any such proceeding except, as aforesaid, for the election of a trustee in bankruptcy or person performing similar functions.

      Section 7.11 Application of Proceeds. Any monies collected by the Trustee pursuant to this Article VII or by the Security Agent under Section 6.2 of the Spare Parts Security Agreement (or by any other Collateral Agent under the analogous provision of a separate Collateral Agreement) shall be distributed in the order provided in Section 3.2 hereof at the date or dates fixed by the Trustee and, in case of the distribution of such monies on account of principal, interest, or Make-Whole Amount or other premium, if any, upon presentation of the several Notes and stamping (or otherwise noting) thereon the payment, or issuing Notes in reduced principal amounts in exchange for the presented Notes if only partially paid, or upon surrender thereof if fully paid.

      The Trustee may fix a record date and payment date for any payment to Noteholders pursuant to this Section 7.11, and the Trustee shall give the Company, the Liquidity Provider and the Noteholders written notice thereof no less than 15 days prior to any such record date.

      Section 7.12 Undertaking for Costs. All parties to this Indenture agree, and each Holder of any Note by such Holder's acceptance thereof shall be deemed to have agreed, that any court in its discretion may require in any suit for the enforcement of any right or remedy under this Indenture or in any suit against the Trustee for any action taken or omitted by it as Trustee, the filing by any party litigant in the suit of an undertaking to pay the costs of the suit, and the court in its discretion may assess reasonable costs, including reasonable attorneys' fees, against any party litigant in the suit, having due regard to the merits and good faith of the claims or defenses made by the party litigant. To the extent permitted by applicable law, this Section 7.12 does not apply to a suit by the Trustee or a suit by a Holder pursuant to Section 7.8 hereof.

                                                                       Indenture

      Section 7.13 Restoration of Rights on Abandonment of Proceedings. In case the Trustee shall have proceeded to enforce any right under this Indenture and such proceedings shall have been discontinued or abandoned for any reason, or shall have been determined adversely to the Trustee, then and in every such case the Company, the Trustee and the Noteholders shall be restored respectively to their former positions and rights hereunder, and all rights, remedies and powers of the Company, the Trustee and the Noteholders shall continue as though no such proceedings had been taken.

      Section 7.14 Powers and Remedies Cumulative; Delay or Omission Not Waiver of Default. No right or remedy herein conferred upon or reserved to the Trustee or to any Noteholder is intended to be exclusive of any other right or remedy, and every right and remedy shall, to the extent permitted by law, be cumulative and in addition to every other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.

      To the extent permitted by law, no delay or omission of the Trustee or of any Holder of any of the Notes to exercise any right or power accruing upon any Event of Default occurring and continuing as aforesaid shall impair any such right or power or shall be construed to be a waiver of any such Event of Default or an acquiescence therein; and, subject to the other applicable provisions of this Indenture, every power and remedy given by this Indenture or by law to the Trustee, a Liquidity Provider or to any Noteholder may be exercised from time to time, and as often as shall be deemed expedient, by the Trustee or by such Liquidity Provider or Noteholder.

      Any right or remedy herein conferred upon or reserved to the Trustee may be exercised by it in its capacity as Trustee and/or as Collateral Agent, as it may deem most efficacious, if it is then acting in such capacity.

      Section 7.15 Certain Limits on Remedies. Notwithstanding anything to the contrary set forth in this Indenture or in any other Operative Document, so long as any Notes are Outstanding, during the period ending on the date which is nine months after the earlier of (i) the Acceleration of the Notes or (ii) the occurrence of an American Bankruptcy Event which is continuing, without the consent of the Required Class B Holders (unless all of the Class B Notes are held or beneficially owned by American Entities) and the Required Class C Holders (unless all of the Class C Notes are held or beneficially owned by American Entities), no Pledged Spare Parts or Other Collateral may be sold if the proceeds from such sale would be less than the Minimum Sale Price. The Trustee further agrees to give the Company, the Class A Noteholders, the Class B Noteholders and the Class C Noteholders, if any, at least 30 days' prior written notice of its intention to sell or lease all or any portion of the Collateral.

                                                                       Indenture

      Section 7.16 Class B Collateral Ratio. Notwithstanding anything to the contrary in the Operative Documents, the provisions in the Operative Documents relating to the Class B Collateral Ratio, the Maximum Class B Collateral Ratio, and Section 3.3(a)(ii) of the Collateral Maintenance Agreement will have no force and effect so long as all the Class B Notes are then held by an American Entity.

                                  ARTICLE VIII

                                     TRUSTEE

      Section 8.1 Duties of Trustee.

      (a) If an Event of Default has occurred and is continuing, the Trustee shall exercise such of the rights and powers vested in it by this Indenture and use the same degree of care and skill in their exercise as a prudent Person would exercise or use under the circumstances in the conduct of such Person's own affairs.

      (b) Except during the continuance of an Event of Default:

            (i) The Trustee need perform only those duties as are specifically set forth in this Indenture, the other Operative Documents and the Support Documents and no others.

            (ii) In the absence of bad faith on its part, the Trustee may conclusively rely, as to the truth of the statements and the correctness of the opinions expressed therein, upon certificates or opinions furnished to the Trustee and conforming to the requirements of this Indenture. However, the Trustee shall examine the certificates and opinions to determine whether or not they conform to the requirements of this Indenture.

      (c) The Trustee may not be relieved from liability for its own negligent action, its own negligent failure to act, or its own willful misconduct, except that:

            (i) This paragraph (c) does not limit the effect of paragraph (b) of this Section 8.1 or of Section 8.2 hereof.

            (ii) The Trustee shall not be liable for any error of judgment made in good faith by a Trust Officer, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts.

            (iii) The Trustee shall not be liable with respect to any action it takes or omits to take in good faith in accordance with a direction received by it pursuant to Section 7.5 hereof.

                                                                       Indenture

      (d) The Trustee may refuse to perform any duty or exercise any right or power unless it receives indemnity satisfactory to it against any loss, liability or expense.

      (e) Every provision of this Indenture that in any way relates to the Trustee is subject to paragraphs (a), (b), (c) and (d) of this Section 8.1.

      (f) Funds held in trust for the benefit of the Holders of the Notes by the Trustee or any Paying Agent on deposit with itself or elsewhere, and Investment Securities or Eligible Investments held in trust for the benefit of the Holders of the Notes by the Trustee, shall be held in distinct, identifiable accounts, and other funds or investments of any nature or from any source whatsoever may not be held in such accounts. The Trustee shall not be liable for interest on any money received by it except as the Trustee may agree with the Company.

      Section 8.2 Rights of Trustee.

      (a) The Trustee may rely on any document believed by it to be genuine and to have been signed or presented by the proper person. The Trustee need not investigate any fact or matter stated in the document.

      (b) Before the Trustee acts or refrains from acting (unless other evidence is provided for herein), it may require an Officers' Certificate or an Opinion of Counsel, which shall conform to Section 12.5 hereof. The Trustee shall not be liable for any action it takes or omits to take in good faith in reliance on such certificate or opinion.

      (c) The Trustee may execute any of the trusts or powers hereunder or perform any duties hereunder either directly or by or through its attorneys and agents and the Trustee shall not be responsible for the misconduct or negligence of any agent or attorney appointed by it with due care.

      Section 8.3 Individual Rights of Trustee. The Trustee in its individual or any other capacity may become the owner or pledgee of Notes and may otherwise deal with and collect obligations owed to it by the Company or Affiliates of the Company with the same rights it would have if it were not Trustee. Any Agent may do the same with like rights. However, the Trustee is subject to Sections 8.10 and 8.11 hereof.

      Section 8.4 Trustee's Disclaimer. The Trustee makes no representation as to the validity or adequacy of this Indenture or the Notes, it shall not be accountable for the Company's use of the proceeds from the Notes, and it shall not be responsible for any statement in the Notes or in this Indenture other than its certificate of authentication.

      Section 8.5 Notice of Defaults. If a Default occurs and is continuing and if it is known to a Responsible Officer of the Trustee, the Trustee shall mail to each Noteholder and each Liquidity Provider a notice of the Default within 90 days after the

                                                                       Indenture
occurrence thereof except as otherwise permitted by the TIA. Except in the case of a Payment Default, the Trustee may withhold the notice if and so long as it, in good faith, determines that withholding the notice is in the interests of the Noteholders.

      Section 8.6 Information Reporting; Reports by Trustee to Holders. If circumstances require any report to Holders under TIA Section 313(a), such report shall be mailed to Noteholders within 60 days after each May 15 (beginning with the May 15 following the date of this Indenture) as of which such circumstances exist. The Trustee also shall comply with the remainder of TIA Section 313.

      After the occurrence of an Event of Default or an American Bankruptcy Event, the Trustee shall provide to each Rating Agency on a continuing basis (but no more than once every quarter) upon the reasonable request of such Rating Agency in writing (1) copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee in connection with the Indenture, each Liquidity Facility and the Operative Documents, (2) copies of statements setting forth the aggregate amount of funds distributed on each Distribution Date, indicating the amount allocable to each source (including each Liquidity Facility), the amount of such distribution allocable to principal, interest and premium (if any), the principal balance for each Class of Notes as of such Distribution Date and the amount of principal outstanding and accrued interest on each Liquidity Facility as of such Distribution Date, (3) a report of cash or short term investments held by the Trustee in the Trust Accounts or for future distribution and (4) such other information available to the Trustee regarding the Collateral, the Notes, the Trust Accounts and each Liquidity Facility.

      The Company shall notify the Trustee if the Notes become listed on or delisted from any stock exchange or other recognized trading market.

      Section 8.7 Compensation and Indemnity. The Company shall pay to the Trustee from time to time reasonable compensation, as agreed upon from time to time, for its services, including as Collateral Agent if the Trustee is acting as such. To the extent permitted by applicable law, the Trustee's compensation shall not be limited by any law on compensation of a trustee of an express trust. The Company shall reimburse the Trustee upon request for all reasonable disbursements, expenses and advances incurred or made by it in any such capacities, except any such disbursement, expense or advance as may be attributable to its negligence or bad faith. Such expenses shall include the reasonable compensation, disbursements and expenses of the Trustee's agents and counsel.

      To secure the Company's payment obligations to the Trustee in Article VI hereof and in this Section 8.7, the Trustee shall have a Lien (legal and equitable) prior to the Notes on all money or property held or collected by the Trustee, in its capacity as

                                                                       Indenture

Trustee, or otherwise distributable to Noteholders, except money, securities, or property held in trust to pay principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the particular Notes, and subject in all respects to the payment priorities set forth in Section 3.2 hereof.

      When the Trustee incurs expenses or renders services after an Event of Default specified in Section 7.1(g), (h) or (i) hereof occurs, to the extent permitted by law, the reasonable expenses and the compensation for the services are intended to constitute expenses of administration under the Bankruptcy Code or any similar law of any jurisdiction other than the U.S.

      Section 8.8 Replacement of Trustee. The Trustee for any Class may resign by so notifying the Company and any related Liquidity Provider in writing. The Controlling Party may remove the Trustee for any Class by so notifying the Trustee in writing and may appoint a successor Trustee with the Company's consent, which consent shall not be unreasonably refused or delayed. The Company may remove the Trustee for any Class if:

            (a) such Trustee fails to comply with Section 8.10 hereof;

            (b) such Trustee is adjudged a bankrupt or an insolvent;

            (c) a receiver or other public officer takes charge of such Trustee or its property;

            (d) such Trustee becomes incapable of acting; or

            (e) no Default or Event of Default has occurred and is continuing and the Company determines in good faith to remove such Trustee.

      If the Trustee for any Class resigns or is removed or if a vacancy exists in the office of Trustee for any Class for any reason, the Company shall promptly appoint a successor Trustee for such Class. Within one year after the successor Trustee for any Class takes office, the Controlling Party may appoint a successor Trustee to replace the successor Trustee for such Class appointed by the Company.

      A successor Trustee for any Class shall deliver a written acceptance of its appointment to the retiring Trustee for such Class and to the Company. Immediately after that, the retiring Trustee for such Class shall duly assign, transfer and deliver all property (and all books and records, or true, correct and complete copies thereof) held by it as Trustee for such Class to the successor Trustee for such Class, and subject to the Lien provided in Section
8.7 hereof, the resignation or removal of the retiring Trustee for such Class shall become effective, and the successor Trustee for such Class shall have all the rights, powers and duties of the Trustee for such Class under this Indenture. A

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                                       63
successor Trustee for any Class shall mail notice of its succession to each Holder of such Class of Notes. If there is a successor Collateral Agent under any Collateral Agreement, the Trustee shall mail notice of such succession to each Noteholder.

      No resignation or removal of the Trustee and no appointment of a successor Trustee, pursuant to this Article VIII, shall become effective until the acceptance of appointment by the successor Trustee under this Section 8.8. If a successor Trustee for any Class does not take office within 60 days after the retiring Trustee for such Class resigns or is removed, the retiring Trustee, the Company, any related Liquidity Provider or the Holders of at least 10% in aggregate principal amount of the Notes of such Class Outstanding may petition any court of competent jurisdiction for the appointment of a successor Trustee for such Class.

      If the Trustee for any Class fails to comply with Section 8.10 hereof, any Holder of such Class of Notes may petition any court of competent jurisdiction for the removal of the Trustee for such Class and the appointment of a successor Trustee for such Class.

      Notwithstanding replacement of the Trustee pursuant to this Section 8.8, the Company's obligations under Section 8.7 hereof shall continue for the benefit of the retiring Trustee (whether in its capacity as Trustee or Collateral Agent) which shall retain its claim pursuant to Section 8.7 hereof.

      The resignation, removal and replacement of each Collateral Agent shall be governed by the applicable Collateral Agreement.

      Section 8.9 Successor Trustee by Merger, etc. If the Trustee consolidates with, merges or converts into, or transfers all or substantially all of its corporate trust business to, another Person, the resulting, surviving, succeeding or transferee Person without any further act shall be the successor Trustee; provided that such successor Person shall be otherwise qualified and eligible under this Article VIII. In case any Notes shall have been executed or authenticated, but not delivered, by the Trustee then in office, such successor may adopt such execution or authentication and deliver the Notes so executed or authenticated with the same effect as if such successor Trustee had itself executed or authenticated such Notes.

      Section 8.10 Eligibility; Disqualification. This Indenture shall always have a Trustee who satisfies the requirements of TIA Section 310(a)(1) and
Section 310(a)(5). The Trustee shall have a combined capital and surplus of at least $50,000,000 (or a combined capital and surplus in excess of $5,000,000 and the obligations of which, whether now in existence or hereinafter incurred, are fully and unconditionally guaranteed by a corporation organized and doing business under the laws of the United States or any state or territory thereof or the District of Columbia and having a combined capital and surplus of at least $50,000,000) as set forth in its most recent, published

                                                                       Indenture
annual report of condition. If at any time the Trustee shall cease to be eligible in accordance with the provisions of this Section 8.10, it shall resign immediately in the manner and with the effect specified in this Article VIII. The Trustee shall comply with TIA Section 310(b); provided, however, that there shall be excluded from the operation of TIA Section 310(b)(1) any indenture or indentures under which other securities, or certificates of interest or participation in other securities, of the Company are outstanding, if the requirements for such exclusion set forth in TIA Section 310(b)(1) are met.

      Section 8.11 Preferential Collection of Claims Against Company. The Trustee shall comply with TIA Section 311(a), excluding any creditor relationship listed in TIA Section 311(b). A Trustee who has resigned or been removed shall be subject to TIA Section 311(a) to the extent indicated.

      Section 8.12 Other Capacities. In acting in its capacity as the Collateral Agent, the Trustee shall have and may effectively exercise all the rights, remedies and powers, and be entitled to all protections and indemnifications, provided to the Collateral Agent in whatever capacities the Collateral Agent then serves under any and all of the Indenture, the other Operative Documents and the Support Documents, regardless of the capacity or capacities in which the Trustee may purport to take or omit any action. The Trustee agrees to and shall have the benefit of all provisions of the Operative Documents stated therein to be applicable to the Trustee.

      Section 8.13 Trust Accounts.

      (a) Upon the execution of this Indenture, the Trustee shall establish and maintain in its name the Collection Account as an Eligible Deposit Account, bearing a designation clearly indicating that the funds deposited therein are held in trust for the benefit of the Noteholders and the Liquidity Providers. The Trustee shall also establish and maintain Liquidity Facility Cash Collateral Accounts pursuant to and under the circumstances set forth in Section 3.6(f) hereof. Upon such establishment and maintenance under Section 3.6(f) hereof, the Liquidity Facility Cash Collateral Accounts shall, together with the Collection Account, constitute the "Trust Accounts" hereunder.

      (b) Funds on deposit in the Trust Accounts shall be invested and reinvested by the Trustee in Eligible Investments selected by the Company if such investments are reasonably available and have maturities no later than the earlier of (i) 90 days following the date of such investment and (ii) the Business Day immediately preceding the Interest Payment Date next following the date of such investment; provided, however, that following the making of a Downgrade Drawing or a Non-Extension Drawing under any Liquidity Facility, the Trustee shall invest and reinvest such amounts in Eligible Investments at the direction of the Company (or, if and to the extent so specified to the Trustee by the Company, the applicable Liquidity Provider); provided further, however, that upon the occurrence and during the continuation of an Event of Default, the Trustee

                                                                       Indenture
shall invest and reinvest amounts in the Trust Accounts in accordance with the written instructions of the Controlling Party. Unless otherwise expressly provided in this Indenture (including with respect to Investment Earnings on amounts on deposit in any Liquidity Facility Cash Collateral Account pursuant to
Section 3.6(f) hereof), any Investment Earnings shall be deposited in the Collection Account when received by the Trustee and shall be applied by the Trustee in the same manner as the other amounts on deposit in the Collection Account are to be applied and any losses shall be charged against the principal amount invested, in each case net of the Trustee's reasonable fees and expenses in making such investments. The Trustee shall not be liable for any loss resulting from any investment, reinvestment or liquidation required to be made under this Indenture other than by reason of its willful misconduct or gross negligence. Eligible Investments and any other investment required to be made hereunder shall be held to their maturities except that any such investment may be sold (without regard to its maturity) by the Trustee without instructions whenever such sale is necessary to make a distribution required under the Indenture. Uninvested funds held hereunder shall not earn or accrue interest.

      (c) The Trustee shall possess all right, title and interest in all funds on deposit from time to time in the Trust Accounts and in all proceeds thereof (including all income thereon, except as otherwise expressly provided in Section 3.4(b) hereof with respect to Investment Earnings). The Trust Accounts shall be held in trust by the Trustee under the sole dominion and control of the Trustee for the benefit of the Noteholders and each Liquidity Provider, as the case may be. If, at any time, any of the Trust Accounts ceases to be an Eligible Deposit Account, the Trustee shall within 10 Business Days (or such longer period, not to exceed 30 calendar days, for which a Ratings Confirmation for the Notes of each Class then so rated, shall have been obtained) establish a new Collection Account or Liquidity Facility Cash Collateral Account, as the case may be, as an Eligible Deposit Account and shall transfer any cash and/or any investments to such new Collection Account or Liquidity Facility Cash Collateral Account, as the case may be. So long as USBT is an Eligible Institution, the Trust Accounts shall be maintained with it as Eligible Deposit Accounts.

      Section 8.14 Deposits to the Collection Account. The Trustee shall, upon receipt thereof, deposit in the Collection Account all Payments received by it (other than any Payment which by the express terms hereof is to be deposited in a Liquidity Facility Cash Collateral Account).

      Section 8.15 Certain Payments. Except for amounts constituting Liquidity Obligations that are deposited in the Collection Account and distributed as provided in Section 3.2 hereof, the Trustee will distribute promptly upon receipt thereof to the Person entitled thereto any indemnity payment or expense reimbursement received by it from the Company in respect of any Liquidity Provider.

                                                                       Indenture

      Section 8.16 Information from the Trustee.

      (a) The Trustee shall inform the Company, the Security Agent or the Class A Liquidity Provider, as applicable, of the principal amount of the Class A Notes Outstanding, the principal amount of the Class B Notes Outstanding, and the amount of cash and the Fair Market Value of any Investment Securities included in the Cash Collateral, in each case as of any Parts Inventory Report Date promptly after the request by the Company, the Security Agent or the Class A Liquidity Provider, as the case may be, for such information.

      (b) The Trustee will furnish to the Class A Liquidity Provider, promptly upon receipt thereof, duplicates or copies of all reports, notices, requests, demands, certificates, financial statements and other instruments furnished to the Trustee hereunder to the extent the same shall not have been otherwise directly distributed to such Class A Liquidity Provider pursuant to any other Operative Document, except for such communications from the Noteholders to the Trustee that are not expressly contemplated by the terms hereof.

                                   ARTICLE IX

                             DISCHARGE OF INDENTURE

      Section 9.1 Discharge of Indenture and Liability on Notes.

      (a) Upon (or at any time after):

            (i) the Company delivers to the Trustee all Outstanding Notes (other than Notes replaced pursuant to Section 2.12 hereof) for cancellation, or

            (ii) all Outstanding Notes have become due and payable, whether at maturity or as a result of the mailing of a notice of redemption pursuant to Article IV hereof, and the Company irrevocably deposits with the Trustee funds sufficient to pay at maturity or upon redemption the principal amount of all Outstanding Notes, including interest thereon to maturity or such redemption date (other than Notes replaced pursuant to Section 2.12 hereof), and Make-Whole Amount or other premium, if any, and if in either case the Company pays all other sums payable hereunder by the Company and due on or prior to such maturity or redemption date and all Liquidity Obligations have been paid in full, then the Company and the Trustee shall be deemed to have been released and discharged from their respective obligations hereunder and under the Notes and the Trustee shall, upon the written request of the Company, execute and deliver to, or as directed in writing

                                                                       Indenture
by, the Company an appropriate instrument (in due form for recording) releasing the Collateral from the Lien of this Indenture and the Collateral Agreements, and, in such event, this Indenture and the other Operative Documents shall terminate and be of no further force or effect (subject to Section 9.1(c) hereof). Except as otherwise provided above, this Indenture, the other Operative Documents and the trusts created hereunder and thereunder shall continue in full force and effect in accordance with their respective terms. The Trustee shall acknowledge satisfaction and discharge of this Indenture by executing and delivering to the Company on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, a written instrument to such effect prepared by the Company at its sole cost and expense.

      (b) On the 91st day after there has been irrevocably deposited (except as provided in Section 9.3 hereof) with the Trustee as funds in trust, specifically pledged as security for, and dedicated solely to, the benefit of the Noteholders, (i) money in an amount, (ii) U.S. Government Obligations that, through the payment of interest and principal in respect thereof in accordance with their terms, will provide (not later than one Business Day before the due date of any payment referred to below in this paragraph) money in an amount, or
(iii) a combination of money and U.S. Government Obligations referred to in the foregoing clause (ii), sufficient, in the opinion of a nationally recognized firm of independent certified public accountants expressed in a written certification thereof delivered to the Trustee, to pay in full the outstanding principal amount of and interest on all the Notes on the dates such amounts are due; provided, however, that

                  (1) (A) the Company shall have delivered to the Trustee an
            Opinion of Counsel to the effect that there has been a change in tax
            - law since the Closing Date or has been published by the Internal Revenue Service a ruling to the effect that Noteholders will not recognize income, gain or loss for U.S. federal income tax purposes as a result of the exercise by the Company of its option under this
            Section 9.1(b) and will be subject to U.S. federal income tax on the same amounts and in the same manner and at the same times, as would have been the case if such option had not been exercised and (B) the Company shall have obtained a - Ratings Confirmation with respect to the exercise by the Company of its option under this Section 9.1(b);

                  (2) all other amounts then due and payable hereunder have been paid and there shall be no Liquidity Obligations then outstanding;

                  (3) the Company has delivered to the Trustee an Officers'
            Certificate and an Opinion of Counsel, each stating that

                                                                       Indenture
            all conditions precedent provided for relating to the satisfaction and discharge of this Indenture contemplated by this Section 9.1(b) have been complied with;

                  (4) such deposit will not result in a breach or violation of, or constitute an Event of Default under, this Indenture or a default or event of default under any other agreement or instrument to which the Company is a party or by which it is bound; and

                  (5) no Event of Default set forth in Section 7.1(g), (h) or
            (i) hereof shall have occurred and be continuing on the date of such deposit or at any time during the period ending on the 91st day after the date of such deposit;

the Company and the Trustee shall be deemed to have been released and discharged from their respective obligations hereunder and under the Notes and the Trustee shall upon the written request of the Company, execute and deliver to, or as directed in writing by, the Company an appropriate instrument (in due form for recording) releasing the Collateral from the Lien of this Indenture and the Collateral Agreements, and, in such event, this Indenture and the other Operative Documents, and the Support Documents, shall terminate and be of no further force or effect (subject to Section 9.1(c) hereof). Except as otherwise provided above, this Indenture, the other Operative Documents, the Support Documents and the trusts created hereunder and thereunder shall continue in full force and effect in accordance with their respective terms. Upon making of the deposit of the defeasance funds as described above, the right of the Company to cause redemption of the Notes shall cease. The Trustee shall acknowledge satisfaction and discharge of this Indenture by executing and delivering to the Company on demand of the Company accompanied by an Officers' Certificate and an Opinion of Counsel, a written instrument to such effect prepared by the Company at its sole cost and expense.

      (c) Notwithstanding Section 9.1(a) or Section 9.1(b) hereof, the provisions of Article VI hereof, Sections 2.1 through 2.17, inclusive, 8.7 and
8.8 hereof and in this Article IX shall survive until the Outstanding Notes have been paid in full. Thereafter, Article VI hereof and Sections 8.7 and 9.3 hereof shall survive.

      Section 9.2 Application of Trust Money. The Trustee shall hold in trust all monies and U.S. Government Obligations deposited with it pursuant to this
Article IX. It shall apply the deposited amounts through the Paying Agent and in accordance with this Indenture to the payment of principal of, interest on, and Make-Whole Amount or other premium, if any, on the Notes.

      Section 9.3 Repayment to Company. The Trustee and the Paying Agent shall promptly turn over to the Company any excess money or U.S. Government Obligations

                                                                       Indenture
held by them, upon request accompanied by a certificate from a nationally recognized firm of independent accountants expressing their opinion that any money or U.S. Government Obligations then held by the Trustee is in excess of the amounts sufficient to pay when due all of the principal of, interest on, and Make-Whole Amount or other premium, if any, with respect to the Notes to redemption or maturity, as the case may be.

      Subject to the mandatory provisions of any applicable escheat or abandoned or unclaimed property law, the Trustee and the Paying Agent shall pay to the Company upon request any money or U.S. Government Obligations held by them for the payment of principal, interest, or Make-Whole Amount or other premium that remains unclaimed for two years, and, thereafter, Noteholders entitled to the cash must look to the Company for payment as unsecured general creditors.

                                   ARTICLE X

                       AMENDMENTS, SUPPLEMENTS AND WAIVERS

      Section 10.1 Without Consent of the Controlling Party or Holders. At any time after the date hereof, the Company and the Trustee or any applicable Collateral Agent, as the case may be, may enter into one or more amendments or supplements to this Indenture, the Notes and the other Operative Documents and, upon request of the Company and the agreement of the applicable Liquidity Provider, the Trustee shall amend or supplement the Support Documents, in each case without notice to or consent of any Noteholder or the Controlling Party:

            (i) to provide for bearer Notes of any Class in addition to or in place of registered Notes of such Class or to provide for the issuance of Notes in uncertificated form in addition to or in place of Notes in certificated form;

            (ii) to evidence the succession of another Person to the Company and to provide for the assumption by such successor Person of the Company's obligations under this Indenture, the Notes, any other Operative Document, and the Support Documents in the case of a merger, consolidation or transfer of all or substantially all of the assets of the Company or otherwise to comply with Section 5.4 hereof;

            (iii) to add to the covenants of the Company for the benefit of the Noteholders or to surrender any right or power conferred upon the Company in this Indenture, the Notes, any other Operative Document or any Support Document;

            (iv) to comply with any requirements of the SEC or otherwise to the extent necessary in connection with, or to continue, the qualification of this

                                                                       Indenture

      Indenture or any other agreement under the TIA or under any similar U.S. federal statute or to add provisions permitted by the TIA;

            (v) to provide for any Replacement Liquidity Provider, or any Replacement Liquidity Facility, or to effect the amendments contemplated by Section 3.6(e)(v)(C);

            (vi) to provide for the effectiveness of any Collateral Agreement pursuant to Section 3.1 of the Collateral Maintenance Agreement, or to add to or change any of the provisions of this Indenture or any other Operative Documents as shall be necessary or advisable to provide for the addition of Other Collateral or new Collateral Agreements pursuant to
      Section 3.1 of the Collateral Maintenance Agreement or to obtain a Ratings Confirmation with respect thereto;

            (vii) to comply with any requirement of the SEC or of any other regulatory body, or with any applicable law, rules, or regulations of or relating to any exchange or quotation system on which any Notes are listed (or to facilitate any listing of any Notes on any exchange or quotation system);

            (viii) to comply with any requirements of DTC, Euroclear or Clearstream or the Trustee with respect to the provisions of this Indenture or the Notes of any Class relating to transfers and exchanges of the Notes of any Class or beneficial interests therein;

            (ix) to provide for any successor or additional Collateral Agent or Trustee with respect to the Notes of one or more Classes or to add to or change any of the provisions of this Indenture as shall be necessary or advisable to provide for or facilitate the administration of the trusts hereunder by more than one Trustee or, as otherwise provided in this Indenture, to provide for multiple Liquidity Facilities for a Class of Notes;

            (x) to provide for the issuance of Class C Notes and to make changes relating thereto, provided that the Company shall have obtained written confirmation from each Rating Agency that the issuance of Class C Notes would not result in a reduction of the rating for any Class of Notes that is then rated below the then current rating for such Class of Notes or a withdrawal of the rating of such Class of Notes;

            (xi) to provide for the issuance of New Class B Notes (including provision for a liquidity facility for the New Class B Notes) and/or New Class C Notes or Second New Class C Notes in connection with a Refunding pursuant to EXHIBIT D hereof and to make changes relating thereto;

                                                                       Indenture

            (xii) to provide for the delivery of Notes or any supplement to this Indenture, the Notes, any other Operative Document or any Support Document in or by means of any computerized, electronic, or other medium, including computer diskette;

            (xiii) to provide for the guarantee by AMR Corporation or another entity of this Indenture, of one or more Classes of Notes; (xiv) to correct or supplement the description of the Collateral;

            (xv) to cure any ambiguity, or correct any mistake, defect or inconsistency;

            (xvi) to make such changes to the Fee Letter with respect to any Liquidity Facility as shall have been requested by the Company, with the agreement of the applicable Liquidity Provider; and

            (xvii) to make any other change not inconsistent with the provisions hereof, provided that such action does not materially adversely affect the interests of any Noteholder.

Each Liquidity Provider hereby agrees and confirms that (i) except as otherwise provided in the Support Documents, it shall be deemed to consent to the issuance of New Class B Notes (including provision for a liquidity facility for the New Class B Notes) and/or New Class C Notes or Second New Class C Notes in connection with a Refunding pursuant to EXHIBIT D hereof, as in effect on the date hereof, and the amendments to this Indenture made in connection therewith in accordance with this Section 10.1 and EXHIBIT D hereof, as in effect on the date hereof, and (ii) any such issuance and amendments shall not affect any of its respective obligations under its Liquidity Facility or any other document relating to the Notes to which it is a party.

      Section 10.2 With Consent of the Controlling Party, Liquidity Providers and Holders.

      (a) With respect to any amendment or supplement of any Operative Document or Support Document not contemplated by Section 10.1 hereof, the Company and the Trustee and/or any applicable Collateral Agent, as the case may be, may amend or supplement this Indenture, the Notes and the other Operative Documents, in each case without notice to or consent of any Liquidity Provider and without notice to or consent of any Noteholder but with the written consent of the Controlling Party, and, upon request of the Company and the agreement of the applicable Liquidity Provider, the Trustee shall amend or supplement the Liquidity Facility with respect to any Class of Notes with the written consent of the Required Class A Holders or the Required Class B Holders, as applicable, provided that
(i) Sections 2.1, 4.2, 4.5, 5.1, 5.2, 9.1, 9.2, 9.6 and Article VI of

                                                                       Indenture
the Spare Parts Security Agreement and Sections 3.1, 3.2, 3.4 through 3.13, 5.1 (to the extent that such Section requires the Trustee to deposit payments in the Collection Account), 7.4, 7.5, 7.11 (to the extent such Section requires the Trustee to distribute monies in the order provided in Section 3.2 hereof), 8.13, 8.14, 8.15, 9.1 and 12.8 of this Indenture may not be amended or supplemented without the consent of each Liquidity Provider, (ii) to the extent that any amendment or supplement to Section 7.8, 7.11, 7.14, 8.5, 8.8, 8.16, 10.1, this
Section 10.2 or EXHIBIT D to this Indenture purports to change any right of any Liquidity Provider provided for in such Section or such Exhibit, as the case may be, such Section or Exhibit may not be amended or supplemented without the consent of each Liquidity Provider affected thereby, (iii) no amendment or supplement to this Indenture shall reduce, modify or amend any indemnities in favor of any Liquidity Provider provided for in Article VI hereof or remove any Liquidity Provider as an "Indemnitee" without the consent of each Liquidity Provider affected thereby, (iv) the Collateral Maintenance Agreement and the Support Documents may not be amended or supplemented other than in accordance with the provisions thereof, (v) Sections 3.9(b), 3.9(c), 7.6 and 7.15 of this Indenture, this clause (v), clause (vi) of this proviso to Section 10.2(a), and the definitions of "Maximum Class B Collateral Ratio" and "Class B Collateral Ratio" may not be amended or supplemented without the consent of the Required Class B Holders (it being understood that the foregoing does not affect the right of the Controlling Party in Section 7.4 hereof and the next sentence to direct the Trustee to waive an Event of Default), and (vi) the definition of "Event of Default" may not be amended or supplemented without the consent of the Required Class B Holders and the Required Class C Holders, if any (it being understood that the foregoing does not affect the right of the Controlling Party in Section 7.4 hereof and the next sentence to direct the Trustee to waive an Event of Default). Subject to Sections 7.4, 7.5 and 7.8 hereof, whether before or after Event of Default has occurred and is continuing, the Controlling Party may authorize the Trustee (or applicable Collateral Agent, as the case may be) to, and the Trustee (or applicable Collateral Agent, as the case may be), subject to Section 10.6 hereof, upon such authorization shall, waive compliance by the Company with any provision of this Indenture, the Notes or the other Operative Documents. However, an amendment or supplement to, or waiver of any provision in, this Indenture, any Note or, in the case of clause (viii) below, the Spare Parts Security Agreement, including a waiver pursuant to any provision of Section 7.4 hereof, may not, without the consent of the Class A Liquidity Provider and each Class A Noteholder affected:

            (i) reduce the amount of Class A Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the rate or change the time for payment of interest on any Class A Note;

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

            (iii) reduce the amount or change the time for payment of principal or redemption price of or Make-Whole Amount or other premium, if any, with respect to (in each case, whether on redemption or otherwise) any Class A Note;

            (iv) change the place of payment where, or the coin or currency in which, any Class A Note (or the redemption price thereof), interest thereon, or Make-Whole Amount or other premium, if any, with respect thereto is payable;

            (v) change the priority of distributions and application of payments as described in Section 3.2 of this Indenture in a manner materially adverse to the Class A Noteholders;

            (vi) impair the right of any Holder to institute suit for the enforcement of any amount payable on any Class A Note when due;

            (vii) waive a default in the payment of the principal of, interest on, or Make Whole Amount, if any, with respect to any Class A Note that has not been paid from funds provided by the Class A Liquidity Provider or the Class A Liquidity Facility Cash Collateral Account; or

            (viii) create any Lien with respect to the Spare Parts Collateral prior to or pari passu with the Lien thereon pursuant to the Spare Parts Security Agreement except as permitted thereby or by any other Operative Document or deprive the Security Agent of the benefit of the Lien on the Spare Parts Collateral created thereby except as permitted thereby or by any other Operative Document.

      (b) An amendment or supplement to, or waiver of any provision in, the Indenture or any Note, including a waiver pursuant to any provision of Section
7.4 hereof, may not, without the consent of the Class B Liquidity Provider, if any, and each Class B Noteholder affected:

            (i) reduce the amount of Class B Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the rate or change the time for payment of interest on any Class B Note;

            (iii) reduce the amount or change the time for payment of principal of or Make-Whole Amount or other premium, if any, with respect to (in each case, whether on redemption or otherwise) any Class B Note;

            (iv) increase the principal amount of, or the rate of interest on, the Class A Notes;

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                                       74

            (v) change the place of payment where, or the coin or currency in which, any Class A Note or Class B Note (or the redemption price thereof), interest thereon, or Make-Whole Amount or other premium, if any, with respect thereto is payable;

            (vi) change the priority of distributions and application of payments as described in Section 3.2 of this Indenture in a manner materially adverse to the Class B Noteholders;

            (vii) waive a default in the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to any Class B Note; or

            (viii) impair the right of any Holder to institute suit for the enforcement of any amount payable on any Class B Note when due;

provided that an amendment, supplement or waiver with respect to the subject matter of the foregoing clauses (i), (ii), (iii), (iv), (v), (vii) or (viii) of this Section 10.2(b) shall not require the consent of the Controlling Party or of any Class A Holders or any Class C Holders or of the Class A Liquidity Provider.

      (c) If Class C Notes are issued, an amendment or supplement to, or waiver of any provision in, the Indenture or any Note, including a waiver pursuant to any provision of Section 7.4 hereof, may not, without the consent of each Class C Noteholder affected:

            (i) reduce the amount of Class C Notes whose Holders must consent to an amendment, supplement or waiver;

            (ii) reduce the rate or change the time for payment of interest on any Class C Note;

            (iii) reduce the amount or change the time for payment of principal of or Make-Whole Amount or other premium, if any, with respect to (in each case, whether on redemption or otherwise) any Class C Note;

            (iv) increase the principal amount of, or the rate of interest on, the Class A Notes or the Class B Notes;

            (v) change the place of payment where, or the coin or currency in which, any Class A Note, Class B Note or Class C Note (or the redemption price thereof), interest thereon, or Make-Whole Amount or other premium, if any, with respect thereto is payable;

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                                       75

            (vi) change the priority of distribution and application of payments as described in Section 3.2 of this Indenture in a manner materially adverse to the Class C Noteholders;

            (vii) waive a default in the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to any Class C Note; or

            (viii) impair the right of any Holder to institute suit for the enforcement of any amount payable on any Class C Note when due;

provided that an amendment, supplement or waiver with respect to the subject matter of the foregoing clauses (i), (ii), (iii), (v), (vii) or (viii) of this
Section 10.2(c) shall not require the consent of the Controlling Party or of the Class A Holders or Class B Holders or of any Liquidity Provider.

      (d) It shall not be necessary for the consent of the Holders under this
Section 10.2 to approve the particular form of any proposed amendment, supplement or waiver, but it shall be sufficient if such consent approves the substance thereof.

      (e) After an amendment, supplement or waiver under this Section 10.2 hereof becomes effective, the Company shall mail to the Holders and to each Liquidity Provider a brief notice describing such amendment, supplement or waiver. Any failure of the Company to mail such notice, or any defect therein, shall not, however in any way impair or affect the validity of any such amendment, supplement or waiver.

      Section 10.3 Compliance with Trust Indenture Act. Every amendment to, or supplement of this Indenture, any other Operative Document or the Notes shall comply with the TIA as then in effect.

      Section 10.4 Revocation and Effect of Consents. Until an amendment, supplement or waiver becomes effective, a consent to it by a Holder is a continuing consent by the Holder and every subsequent Holder of a Note or portion of a Note that evidences the same debt as the consenting Holder's Note, even if notation of the consent is not made on any Note.

      Section 10.5 Notation on or Exchange of Notes. If an amendment, supplement or waiver changes the terms of a Note, the Trustee may require the Holder of the Note to deliver it to the Trustee. The Trustee may place an appropriate notation on the Note about the changed terms and return it to the Holder. Alternatively, if the Company or the Trustee so determines, the Company in exchange for the Note shall issue and the Trustee shall authenticate a new Note of the same Class that reflects the changed terms.

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                                       76

      Section 10.6 Trustee to Sign Amendments, etc. Upon the Request of the Company, the Trustee shall execute any amendment, supplement or waiver authorized pursuant to this Article X; provided that the Trustee shall not be obligated to execute any such amendment, supplement or waiver which affects the Trustee's own rights, duties or immunities under this Indenture or otherwise.

      Section 10.7 Effect of Supplement and/or Amendment. Upon the execution of any supplemental indenture and/or any such amendment or supplement to the Operative Documents or the Support Documents pursuant to the provisions of this
Article X, this Indenture, such Operative Documents and such Support Documents shall be and be deemed to be modified and amended in accordance therewith and the respective rights, limitations of rights, obligations, duties and immunities under this Indenture, the other Operative Documents and the Support Documents of the Trustee, the Collateral Agent, each Liquidity Provider, the Company and the Holders of Notes shall thereafter be determined, exercised and enforced hereunder and thereunder subject in all respects to such modifications, amendments and supplements, and all terms and conditions of any such supplemental indenture and/or any such amendment or supplement to the other Operative Documents or the Support Documents shall be and be deemed to be part of the terms and conditions of this Indenture, the other Operative Documents and the Support Documents for any and all purposes.

                                   ARTICLE XI

                                    SECURITY

      Section 11.1 Other Operative Documents. To secure the due and punctual payment, performance and observance of the Obligations, the Company simultaneously with the execution of this Indenture has entered into the Spare Parts Security Agreement and has granted a security interest on the Spare Parts Collateral to the Security Agent in the manner and to the extent therein provided. USBT is hereby appointed by the Trustee as its Security Agent and is hereby authorized and directed to enter into the Spare Parts Security Agreement and the Collateral Maintenance Agreement on the date hereof. Each Noteholder, by accepting a Note, agrees to all of the terms and provisions of each Operative Document (including, without limitation, the provisions providing for the release of Collateral), as the same may be in effect or may be amended from time to time pursuant to its terms and the terms hereof. The Company will cause to be done, executed, acknowledged and delivered to the Trustee or each Collateral Agent such further acts, conveyances and assurances as the Trustee shall reasonably request for accomplishing the purposes of this Indenture and the other Operative Documents; provided that any instrument or other document so executed by the Company will not expand any obligations or limit any right of the Company in respect of the transactions contemplated by the Operative Documents. The Company shall also take, or cause to be taken, such actions with respect to the recording, filing, re-recording, refiling of the

                                                                       Indenture

Indenture and any Financing Statements or other instruments and such other actions as are necessary to maintain, so long as the Indenture is in effect, the perfection of the security interests created by the Operative Documents or will furnish the Trustee timely notice of the necessity of such actions, together with such information as may be required to enable the Trustee to take such actions.

      Section 11.2 Opinions, Certificates and Appraisals.

      (a) The Company shall furnish to the Trustee promptly after the execution and delivery of the Indenture an Opinion of Counsel stating that in the opinion of such counsel the Spare Parts Security Agreement has been properly recorded and filed so as to make effective the Lien intended to be created thereby and reciting the details of such actions, or stating that, in the opinion of such counsel, no such action is necessary to make such Lien effective.

      (b) The Company shall furnish to the Trustee not later than 120 days after January 1 in each year beginning with January 1, 2005, an Opinion of Counsel, dated on or after each such January 1 and prior to the date of delivery, either
(a) stating that, in the opinion of such counsel, such action has been taken with respect to the recording, filing, re-recording, and refiling of the Indenture, any Collateral Agreement, any amendment or supplement thereto, and all Financing Statements, continuation statements or other instruments of further assurance as is necessary to maintain the Lien created by the Collateral Agreements (if not then terminated pursuant to its terms) and reciting the details of such action, or (b) stating that, in the opinion of such counsel, no such action is necessary to maintain such Lien.

      (c) The release of any Collateral from the terms of any Collateral Agreement, will not be deemed to impair the security under this Indenture in contravention of the provisions hereof if and to the extent the Collateral is released pursuant to the terms of the applicable Collateral Agreement. To the extent applicable, the Company shall cause TIA Section 314(d) relating to the release of property or securities from the Lien of any Collateral Agreement, and relating to the substitution therefor of any property or securities to be subjected to the Lien of such Collateral Agreement, to be complied with. With respect to any such release or substitution, the Company shall furnish to the Trustee an Independent Appraiser's Certificate if required by TIA Section 314(d). Any certificate or opinion required by TIA Section 314(d) may be made by an Officer of the Company, except in cases where TIA Section 314(d) requires that such certificate or opinion be made by an independent person, which person shall meet the requirements set forth in clause (ii) of the definition of the term "Independent Appraiser".

      Section 11.3 Agreement as to Fair Market Value. The Company and the Trustee acknowledge that the use of Fair Market Value herein or in the other Operative Documents is strictly and solely for convenience in establishing the amount of Collateral

                                                                       Indenture
and any substitutions therefor under the Operative Documents. Accordingly, to the extent permitted by law, the Fair Market Value of any Collateral subjected to the Lien of a Collateral Agreement is not an indication of and shall not be deemed an agreement by the parties as the basis for valuation of such Collateral for purposes of determining the value of the Trustee's secured claim against the Company, adequate protection of the Trustee's interest in the Collateral or for any other purpose in any bankruptcy, receivership or insolvency proceeding involving the Company or any remedial action brought by the Trustee or Collateral Agent, except to the extent such valuations are mandated by applicable law, or by any court with jurisdiction over such proceedings, in either case without regard to the use of the concept of Fair Market Value by the parties hereto.

      Section 11.4 No Legal Title to Collateral in Noteholders. No Noteholder shall have legal title to any part of the Collateral. No transfer, by operation of law or otherwise, of any Note or other right, title and interest of any Noteholder in and to the Collateral or hereunder shall operate to terminate this Indenture or entitle such Noteholder or any successor or transferee of such Holder to an accounting or to the transfer to it of any legal title to any part of the Collateral.

                                  ARTICLE XII

                                  MISCELLANEOUS

      Section 12.1 Trust Indenture Act Controls. It is intended that this Indenture will become subject to the TIA. If any provision hereof limits, qualifies or conflicts with a provision of the TIA that is required by the TIA to be a part of and govern this Indenture, the latter provision shall control. If any provision of this Indenture modifies or excludes any provision of the TIA that may be so modified or excluded, the latter provision shall be deemed to apply to this Indenture as so modified, or to be excluded, as the case may be, whether or not such provision of this Indenture refers expressly to such provision of the TIA.

      Section 12.2 Notices; Waivers.

      (a) Unless provided otherwise in this Indenture, any request, demand, authorization, direction, notice, consent, waiver or other document provided or permitted by this Indenture to be made upon, given or furnished to, or filed with:

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                                       79

            (i) the Company shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Company at:

            American Airlines, Inc.
            4333 Amon Carter Boulevard
            Fort Worth, Texas  76155
            Attention:  Treasurer

            (ii) the Trustee shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Trustee at:

            U.S. Bank Trust National Association
            One Federal Street, 3rd Floor
            EX-FED-MA
            Boston, MA  02110
            Attention:  Corporate Trust Department

            (iii) the Class A Liquidity Provider shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Liquidity Provider at:

            Citibank, N.A.
            Global Aviation
            388 Greenwich Street
            23rd Floor
            New York, New York  10013
            Attention:  Gaylord Holmes

            (iv) the Class B Liquidity Provider shall be sufficient for every purpose hereunder if in writing and mailed, first-class postage prepaid, to the Class B Liquidity Provider at the address set forth in the Class B Liquidity Facility;

or to any of the above parties at any other address subsequently furnished in writing by it to each of the other parties listed above.

      (b) Any notice or communication mailed to a Holder shall be sent to such Holder by first-class mail, postage prepaid, at such Holder's address as it appears on the Register and shall be sufficiently given to such Holder if so sent within the time prescribed. Any notice or communication shall comply with TIA Section 313(c) to the extent required by the TIA.

      Failure to mail a notice or send a communication to a Holder or any defect in it shall not affect its sufficiency with respect to other Holders. Notices under this Indenture to the Trustee, to any Liquidity Provider or to the Company are deemed given only when

                                                                       Indenture
received. Where this Indenture provides for notice in any manner, such notice may be waived in writing by the Person entitled to receive such notice, either before or after the event, and such waiver shall be the equivalent of such notice. Waivers of notice by the Holders shall be filed with the Trustee, but such filing shall not be a condition precedent to the validity of any action taken in reliance upon such waiver.

      If by reason of the suspension of regular mail service or by reason of any other cause it shall be impracticable to give such notice as provided above, then such notification as shall be made with the approval of the Trustee (such approval not to be unreasonably withheld) shall constitute a sufficient notification for every purpose hereunder. If it is impossible or, in the opinion of Trustee, impracticable to give any notice by publication in the manner herein required, then such publication in lieu thereof as shall be made with the approval of the Trustee will constitute a sufficient publication of such notice.

      Any request, demand, authorization, direction, notice, consent or waiver required or permitted under this Indenture shall be in the English language.

      (c) If the Company mails a notice or communication to the Noteholders generally, it shall mail a copy to the Trustee and the Registrar. Unless an Event of Default shall have occurred and be continuing, the Trustee shall promptly furnish the Company with a copy of any report, notice or written communication sent or furnished by the Trustee hereunder to the Noteholders generally.

      Section 12.3 Communications by Holders with Other Holders. Noteholders may communicate pursuant to TIA Section 312(b) with other Noteholders with respect to their rights under this Indenture or the Notes. The Company, the Trustee, the Registrar and any other person shall have the protection of TIA Section 312(c).

      Section 12.4 Certificate and Opinion as to Conditions Precedent. Upon any Request or application by the Company to the Trustee to take any action under this Indenture or another Operative Document, the Company shall furnish to the
Trustee:

      (a) an Officers' Certificate stating that, in the opinion of the signers, all conditions precedent, if any, provided for in this Indenture relating to the proposed action have been complied with; and

      (b) an Opinion of Counsel stating that, in the opinion of such counsel, all such conditions precedent, if any, have been complied with;

provided, that in the case of any such application or Request as to which the furnishing of an Officers' Certificate or Opinion of Counsel is specifically required by any provision of this Indenture or another Operative Document relating to such particular application or Request, no additional certificate or opinion, as the case may be, need be furnished.

                                                                       Indenture

      Section 12.5 Statements Required in Certificate or Opinion.

      (a) Each Officers' Certificate or Opinion of Counsel with respect to compliance with a covenant or condition provided for in this Indenture shall include, to the extent required by the Trustee or the Collateral Agent:

            (i) a statement that each person making such Officers' Certificate or Opinion of Counsel has read such covenant or condition;

            (ii) a brief statement as to the nature and scope of the examination or investigation upon which the statements or opinions contained in such Officers' Certificate or Opinion of Counsel are based;

            (iii) a statement that, in the opinion of each such Person, such examination or investigation has been made as is necessary to enable such Person to express an informed opinion as to whether or not such covenant or condition has been complied with; and

            (iv) a statement that, in the opinion of such Person, such covenant or condition has been complied with.

      (b) In any case where several matters are required to be certified by, or covered by an opinion of, any specified Person, it is not necessary that all such matters be certified by, or covered by the opinion of, only one such Person, or that they be so certified or covered by only one document, but one such Person may certify or give an opinion with respect to some matters and one or more other such Persons as to other matters, and any such Person may certify or give an opinion as to such matters in one or several documents.

      Any certificate or opinion of an Officer of the Company or an engineer, insurance broker, accountant or other expert may be based, insofar as it relates to legal matters, upon a certificate or opinion of, or representations by, counsel, unless such Officer, engineer, insurance broker, accountant or other expert knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations with respect to the matters upon which his certificate or opinion is based are erroneous. Any such certificate or any Opinion of Counsel may be based, insofar as it relates to factual matters, upon a certificate or opinion of, or representations by, an Officer or Officers of the Company stating that the information with respect to such factual matters is in the possession of the Company, unless such counsel knows, or in the exercise of reasonable care should know, that the certificate or opinion or representations as to such matters are erroneous.

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                                       82

      Any certificate or opinion of an Officer of the Company or of counsel may be based, insofar as it relates to accounting matters, upon a certificate or opinion of or representations by an accountant or firm of accountants in the employ of the Company, unless such officer or counsel, as the case may be, knows, or in the exercise of reasonable care should know, that the certificate or opinions or representations as to such accounting matters are erroneous.

      Wherever in this Indenture or another Operative Document in connection with any application, certificate or report to the Trustee or the Collateral Agent it is provided that the Company shall deliver any document as a condition of the granting of such application or as evidence of the Company's compliance with any term hereof, it is intended that the truth and accuracy at the time of the granting of such application or at the effective date of such certificate or report, as the case may be, of the facts and opinions stated in such document shall in each such case be a condition precedent to the right of the Company to have such application granted or to the sufficiency of such certificate or report. Nevertheless, in the case of any such application, certificate or report, any document required by any provision of this Indenture or another Operative Document to be delivered to the Trustee or the Collateral Agent as a condition of the granting of such application or as evidence of such compliance may be received by the Trustee or the Collateral Agent as conclusive evidence of any statement therein contained and shall be full warrant, authority and protection to the Trustee or the Collateral Agent acting on the faith thereof.

      Whenever any Person is required to make, give or execute two or more applications, requests, consents, certificates, statements, opinions or other instruments under this Indenture or another Operative Document, such Person may, but need not, consolidate such instruments into one.

      Section 12.6 Rules by Trustee, Paying Agent, Registrar. The Company and the Trustee may make reasonable rules for action by or at a meeting of Noteholders. The Registrar or Paying Agent may make reasonable rules for their respective functions.

      Section 12.7 Effect of Headings. The Article and Section headings and the Table of Contents contained in this Indenture have been inserted for convenience of reference only, and are and shall be without substantive meaning or content of any kind whatsoever and are not a part of this Indenture.

      Section 12.8 Governing Law. THIS INDENTURE HAS BEEN DELIVERED IN THE STATE OF NEW YORK. THIS INDENTURE AND THE NOTES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND

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                                       83

REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      Section 12.9 Quiet Enjoyment. Each of the Trustee and each Liquidity Provider agrees as to itself with the Company that, so long as no Event of Default shall have occurred and be continuing, such Person shall not (and shall not permit any of its Affiliates or other Person claiming by, through or under it to) interfere with the Company's rights in accordance with the Indenture and the other Operative Documents to the quiet enjoyment, possession and use of the Collateral.

      Section 12.10 No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company or any successor Person or any Affiliate of the Company shall have any liability for any obligations of the Company or any successor Person or any Affiliate of any thereof, either directly or through the Company or any successor Person or any Affiliate of any thereof, under the Notes, this Indenture or the other Operative Documents or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Note, each Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Notes.

      Section 12.11 Benefits of Indenture and the Notes Restricted. Subject to the provisions of Section 12.12 hereof, nothing in this Indenture or the Notes, express or implied, shall give or be construed to give to any Person, other than the parties hereto and the Holders, any legal or equitable right, remedy or claim under or in respect of this Indenture or under any covenant, condition, or provision herein contained, all such covenants, conditions and provisions, subject to Section 12.12 hereof, being for the sole benefit of the parties hereto and of the Holders.

      Section 12.12 Successors and Assigns. This Indenture and all obligations of each of the parties to this Indenture set forth herein shall be binding upon the successors and permitted assigns of each such party, and shall, together with the rights and remedies of the remaining parties hereunder, inure to the benefit of the remaining parties and their respective successors and permitted assigns. To the extent permitted by applicable law, any assignment in violation of this Indenture shall be null and void ab initio.

      Section 12.13 Counterpart Originals. This Indenture may be signed in two or more counterparts, each of which shall be deemed an original, but all of which shall together constitute one and the same agreement.

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                                       84

      Section 12.14 Severability. To the extent permitted by applicable law, the provisions of this Indenture are severable, and if any clause or provision shall be held invalid, illegal or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect in that jurisdiction only such clause or provision, or part thereof, and shall not in any manner affect such clause or provision in any other jurisdiction or any other clause or provision of this Indenture in any jurisdiction.

      Section 12.15 Directions of Noteholders.

      (a) Any direction, consent, request, demand, authorization, notice, waiver or other action provided by this Indenture or in respect of the Notes of any Class to be given or taken by Noteholders (a "Direction") may be embodied in and evidenced by one or more instruments of substantially similar tenor signed by such Noteholders in person or by an agent or proxy duly appointed in writing; and, except as herein otherwise expressly provided, such action shall become effective when such instrument or instruments are delivered to the Trustee and, when it is expressly required pursuant to this Indenture, the Company or the Trustee. Proof of execution of any such instrument or of a writing appointing any such agent or proxy shall be sufficient for any purpose of this Indenture and conclusive in favor of the Company and the Trustee, if made in the manner provided in this Section 12.15.

      (b) The fact and date of execution by any Person of any such instrument or writing may be proved by the certificate of any notary public or other officer of any jurisdiction authorized to take acknowledgements of deeds or administer oaths that the Person executing such instrument acknowledged to him the execution thereof, or by an affidavit of a witness to such execution sworn to before any such notary or such other officer, and where such execution is by an officer of a corporation or association or a member of partnership, on behalf of such corporation, association or partnership, such certificate or affidavit shall also constitute sufficient proof of his authority. The fact and date of the execution of any such instrument or writing, or the authority of the Person executing the same, may also be proved in any other reasonable manner which the Trustee deems sufficient.

      (c) The Company may, at its option, by delivery of an Officers' Certificate to the Trustee, set a record date to determine the Noteholders in respect of the Notes of any Class entitled to give any Direction. Notwithstanding Section 316(c) of the TIA, such record date shall be the record date specified in such Officers' Certificate, which shall be a date not more than 10 days prior to the first solicitation of Noteholders of the applicable Class in connection therewith. During the continuance of an Event of Default, the Trustee may also set such a record date. If such a record date is fixed, such Direction may be given before or after such record date, but only the Noteholders of record of the applicable Class at the close of business on such record date shall be deemed to be

                                                                       Indenture

Noteholders for the purposes of determining whether Noteholders of the requisite portion of Outstanding Notes of such Class have authorized or agreed or consented to such Direction, and for that purpose the Outstanding Notes of such Class shall be computed as of such record date; provided, however, that no such Direction by the Noteholders on such record date shall be deemed effective unless it shall become effective pursuant to the provision of this Indenture not later than one year after such record date. Nothing in this paragraph shall be construed to prevent the Company from setting a new record date for any action for which a record date has previously been set pursuant to this paragraph (whereupon the record date previously set shall automatically and with no action by any Person be deemed cancelled and of no effect).

      (d) Any direction by the Holder of any Note shall bind the Holder of every
Note issued upon the transfer thereof or in exchange therefor or in lieu thereof, whether or not notation of such Direction is made upon such Note.

      (e) Except as otherwise provided in Section 2.13 hereof or in the definition of "Outstanding," Notes of any Class shall have an equal and proportionate benefit under the provisions of this Indenture, without preference, priority or distinction as among all of the Notes of such Class.

                                                                       Indenture

      IN WITNESS WHEREOF, the parties hereto have caused this Indenture to be duly executed and delivered all as of the date first written above.

                                             AMERICAN AIRLINES, INC.

                                             By:  /s/ Michael P. Thomas
                                                --------------------------------

                                             Name:  Michael P. Thomas

                                             Title: Managing Director, Corporate
                                                    Finance & Banking

                                             U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, as Trustee

                                             By:   /s/ Alison D. B. Nadeau
                                                --------------------------------

                                             Name:  Alison D. B. Nadeau

                                             Title: Vice President

                                             CITIBANK, N.A., as Class A
                                             Liquidity Provider

                                             By:   /s/ Gaylord C. Holmes
                                                --------------------------------

                                             Name:  Gaylord C. Holmes

                                             Title: Vice President

                                                                       Indenture

                              DEFINITIONS APPENDIX

      SECTION 1. Defined Terms.

      "Acceleration" means, with respect to the amounts payable in respect of the Notes issued under the Indenture, such amounts becoming immediately due and payable pursuant to Section 7.2 of the Indenture. "Accelerate", "Accelerated" and "Accelerating" have meanings correlative to the foregoing.

      "Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Affiliate" of any specified Person means any other Person, directly or indirectly, controlling or controlled by or under direct or indirect common control with such specified Person. For the purposes of this definition, "Control" when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise; and the terms "Controlling" and "Controlled" have meanings correlative to the foregoing.

      "Agent" means any Registrar, Paying Agent or co-Registrar or co-Paying Agent.

      "Agent Members" is defined in Section 2.5(a) of the Indenture.

      "Aircraft" means any contrivance invented, used, or designed to navigate, or fly in, the air.

      "Aircraft Model" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

      "American Bankruptcy Event" means the occurrence and continuation of an Event of Default under Section 7.1(g), (h) or (i) of the Indenture.

      "American Class C Notes" means any Original Class C Notes or New Class C Notes that are sold to an American Entity.

      "American Entity" means AMR Corporation, a Delaware corporation, the Company, and any Affiliate of AMR Corporation.

                                                                       Indenture

                                  Appendix I-1

      "Annual Appraisal Report Date" means, with respect to 2004 and each year thereafter, October 1, in each case subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Annual Methodology" means, in determining an opinion as to the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; (iii) developing a representative sampling of a reasonable number of the different Qualified Spare Parts included in Pledged Spare Parts for which a market check will be conducted; (iv) checking other sources, such as manufacturers, other airlines, U.S. government procurement data and airline parts pooling price lists, for current market prices of the sample parts referred to in clause (iii); (v) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company and the Independent Appraiser's limited physical review of the Pledged Spare Parts referred to in the following clause
(vi); (vi) visiting at least two locations selected by the Independent Appraiser where the Pledged Spare Parts are kept by the Company (none of which was visited for purposes of the last appraisal based upon the Annual Methodology, unless it would be impossible to comply with the immediately following proviso without visiting one or more of the locations visited for purposes of such last appraisal), provided that at least one such location shall be one of the top three locations at which the Company keeps the largest number of Pledged Spare Parts, to conduct a limited physical inspection of the Pledged Spare Parts;
(vii) conducting a review of the inventory reporting system applicable to the Pledged Spare Parts the scope of which shall be reasonably determined by the Independent Appraiser in its professional judgment, including checking information reported in such system against information determined through physical inspection pursuant to the preceding clause (vi); and (viii) reviewing a sampling of the Spare Parts Documents.

      "Annual Methodology Request" is defined in Section 2.5(a) of the Collateral Maintenance Agreement.

      "Annual Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within the time period set forth in clause (iii) of the definition of "Parts Inventory Report Period", subject to Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Appliance" means an instrument, equipment, apparatus, a part, an appurtenance, or an accessory used, capable of being used, or intended to be used, in operating or controlling Aircraft in flight, including a parachute, communication equipment, and another mechanism installed in or attached to Aircraft during flight, and not a part of an Aircraft, Engine, or Propeller.

                                                                       Indenture

                                  Appendix I-2

      "Applicable Period" means, with respect to any Nonappraisal Compliance Report Date, the period commencing on the immediately preceding Nonappraisal Compliance Report Date (or in the case of the first Nonappraisal Compliance Report Date following the Closing Date, commencing on the Closing Date) through the date immediately preceding but not including such Nonappraisal Compliance Report Date.

      "Applied Downgrade Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Applied Non-Extension Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Appraisal Compliance Report" means, as of any date, a report providing information relating to the calculation of each Collateral Ratio, which report shall be substantially in the form of Appendix II to the Collateral Maintenance Agreement.

      "Appraisal Report Date" means (a) any Annual Appraisal Report Date and (b) any Quarterly Appraisal Report Date.

      "Appraised Value" means, (i) with respect to any Pledged Spare Parts or Cash Collateral, the Fair Market Value of such Pledged Spare Parts or Cash Collateral as most recently determined pursuant to (x) the report attached as Appendix II to the Offering Memo or (y) Article II of the Collateral Maintenance Agreement, and (ii) with respect to Other Collateral, the Fair Market Value of such Other Collateral determined in accordance with the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

      "Bankruptcy Code" means the United States Bankruptcy Code, 11 U.S.C.
Section 101 et seq.

      "Base Rate", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Business Day" means any day that is other than a Saturday, a Sunday, or
(a) a day on which commercial banks are required or authorized to close in (i) Fort Worth, Texas, (ii) New York, New York, or (iii) the city and state in which the Trustee maintains its Corporate Trust Office or receives and disburses funds, or (b) solely with respect to draws under any Liquidity Facility, a day which is not a "Business Day" as defined in such Liquidity Facility.

      "Cash Collateral" means cash and/or Investment Securities: (a) deposited or to be deposited with the Collateral Agent or an Eligible Institution (i) by the Company or (ii) consisting of the proceeds of the Collateral pursuant to the Collateral Agreements, and (b) subject to the Lien of any Collateral Agreement. For the avoidance of doubt, a

                                                                       Indenture

                                  Appendix I-3
drawing on any Liquidity Facility or any Liquidity Facility Cash Collateral Account will not be deemed to be "Cash Collateral" for purposes of any Collateral Agreement.

      "Citibank" has the meaning assigned to such term in the first paragraph of the Indenture.

      "Citizen of the United States" is defined in 49 U.S.C. Section
40102(a)(15).

      "Claims" is defined in Section 6.1 of the Indenture.

      "Class" means any class of Notes, including the Class A Notes, the Class B Notes and, if issued, the Class C Notes.

      "Class A Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

      "Class A Debt Rate" means a rate per annum equal to 7.25%, provided that, solely in the event no Registration Event (as defined in the Class A Registration Rights Agreement) occurs on or prior to the 270th day after the Closing Date, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum, effective from and including such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter) to but excluding the date on which such Registration Event occurs, provided further, that, if to permit additional Holders of Offered Securities (as defined in the Class A Registration Rights Agreement) (who have notified the Company in writing of their intention to participate in the Exchange Offer) to participate in the Exchange Offer, the length of such Exchange Offer is extended beyond such 270th day (or, if such 270th day is not a Business Day, the first Business Day thereafter), the interest rate shall not be increased if the Exchange Offer is consummated within 60 days of such extension. In the event that the Shelf Registration Statement (as defined in the Class A Registration Rights Agreement) required to be effective pursuant to Section 2(b) of the Class A Registration Rights Agreement ceases to be effective at any time during the period specified by Section 2(b) of the Class A Registration Rights Agreement for more than 60 days, whether or not consecutive, during any 12-month period, the Class A Debt Rate for the Initial Class A Notes shall be increased by 0.50% per annum from and including the 61st day of the applicable 12-month period such Shelf Registration Statement ceases to be effective until such time as the Shelf Registration Statement again becomes effective.

                                                                       Indenture

                                  Appendix I-4

      "Class A Final Legal Maturity Date" means February 5, 2011.

      "Class A Final Scheduled Payment Date" means February 5, 2009.

      "Class A Liquidity Facility" means, initially, the Revolving Credit Agreement, dated as of the Issuance Date, between the Trustee and the initial Class A Liquidity Provider, and, from and after the replacement of such Revolving Credit Agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class A Liquidity Facility Cash Collateral Account" means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class A Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

      "Class A Liquidity Provider" means, initially, Citibank, N.A., or, upon the issuance of a Replacement Liquidity Facility to replace the Class A Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class A Liquidity Provider Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Class A Noteholder" means any Holder of one or more Class A Notes.

      "Class A Notes" means the Initial Class A Notes and the Exchange Class A Notes.

      "Class A Registration Rights Agreement" means the Registration Rights Agreement, dated as of February 6, 2004, by and between the Company and the Initial Purchasers.

      "Class B Collateral Ratio" means a percentage determined by dividing (i) the aggregate principal amount of all Class A Notes and Class B Notes Outstanding minus the Fair Market Value of the Cash Collateral held by the Collateral Agent by (ii) the Fair Market Value of all Pledged Spare Parts, as set forth in the most recent Independent Appraiser's Certificate delivered by the Company pursuant to Article II of the Collateral Maintenance Agreement, plus the Fair Market Value of Other Collateral, if any, excluding any Cash Collateral, as provided in Section 3.1(c) of the Collateral Maintenance Agreement.

      "Class B Debt Rate" means a rate per annum equal to 9.00%.

                                                                       Indenture

                                  Appendix I-5

      "Class B Final Legal Maturity Date" means February 5, 2009.

      "Class B Final Scheduled Payment Date" means February 5, 2009.

      "Class B Liquidity Facility", if any, means a revolving credit agreement (or agreements) in substantially the form of the Class A Liquidity Facility, including reinstatement provisions, or in such other form (which may include a letter of credit, surety bond, financial insurance policy or guaranty) between the Trustee and the Class B Liquidity Provider, in each case in accordance with the applicable provisions of Exhibit D to the Indenture, and from and after the replacement of such agreement pursuant hereto, the Replacement Liquidity Facility therefor, if any, in each case as amended, supplemented or otherwise modified from time to time in accordance with its terms.

      "Class B Liquidity Facility Cash Collateral Account", if any, means an Eligible Deposit Account in the name of the Trustee maintained at an Eligible Institution, which shall be the Trustee if it shall so qualify, into which all amounts drawn under the Class B Liquidity Facility pursuant to Section 3.6(c), 3.6(d) or 3.6(i) of the Indenture shall be deposited.

      "Class B Liquidity Provider", if any, means the Person issuing the initial Class B Liquidity Facility or, upon the issuance of a Replacement Liquidity Facility to replace the Class B Liquidity Facility pursuant to Section 3.6(e) of the Indenture, the Replacement Liquidity Provider issuing such Replacement Liquidity Facility.

      "Class B Noteholder" means any Holder of one or more Class B Notes.

      "Class B Notes" means the Initial Class B Notes and the Exchange Class B Notes.

      "Class C Noteholder" means any Holder of one or more Class C Notes, if and when issued.

      "Class C Notes" means (a) the Original Class C Notes, (b) following a Refunding of the American Class C Notes that are Original Class C Notes, the New Class C Notes or (c) following a Refunding of the American Class C Notes that are New Class C Notes, the Second New Class C Notes.

      "Clearing Agency" means an organization registered as a "clearing agency" pursuant to Section 17A of the Exchange Act.

      "Clearstream" means Clearstream Banking societe anonyme, Luxembourg.

      "Closing Date" means February 6, 2004.

      "Code" means the Internal Revenue Code of 1986, as amended.

                                                                       Indenture

                                  Appendix I-6

      "Collateral" means the Spare Parts Collateral and all other collateral in which the Collateral Agent has a security interest pursuant to the Collateral Agreements.

      "Collateral Agent" means the Security Agent and each other Person acting as agent on behalf of the Holders under any other Collateral Agreement.

      "Collateral Agreement" means each of the Spare Parts Security Agreement and any agreement under which a security interest has been granted in any Other Collateral pursuant to Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Collateral Maintenance Agreement" means the Collateral Maintenance Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Collateral Ratio" means the Class A Collateral Ratio or the Class B Collateral Ratio, as applicable.

      "Collection Account" means the Eligible Deposit Account established by the Trustee pursuant Section 8.13(a) of the Indenture which the Trustee shall make deposits in and withdrawals from in accordance with the Indenture.

      "Company" means the party named as such in the Indenture until a successor replaces it pursuant to the Indenture and thereafter means the successor.

      "Compliance Report Date" means, with respect to any Appraisal Compliance Report, the date by which the Independent Appraiser's Certificate related to such Appraisal Compliance Report is to be furnished by the Company under Article II of the Collateral Maintenance Agreement.

      "Consent Period" is defined in Section 3.6(d) of the Indenture.

      "Controlling Party" means the Person entitled to act as such pursuant to the terms of Section 3.9 of the Indenture.

      "Corporate Trust Office" when used with respect to the Trustee or the Security Agent, as the case may be, means the office of such Person at which at any particular time its corporate trust business is administered and which, at the Closing Date, is located at U.S. Bank Trust National Association, One Federal Street, 3rd Floor, EX-FED-MA, Boston, Massachusetts 02110, Attention:
Corporate Trust Department.

      "Debt Balance" means 110% of the principal amount of the Outstanding
Notes.

                                                                       Indenture

                                  Appendix I-7

      "Debt Rate" means (i) with respect to the Class A Notes and the Original Class B Notes, the Class A Debt Rate or Class B Debt Rate, as applicable, (ii) with respect to any New Class B Notes, the rate per annum specified as such in an Indenture Refunding Amendment applicable to such Class, subject to any adjustments as provided therein, and (iii) with respect to any Class C Notes, the rate per annum specified in an amendment to the Indenture at the time of issuance of such Class C Notes, subject to any adjustments as provided therein.

      "Default" means any event which is, or after notice or passage of time, or both, would be, an Event of Default.

      "Definitions Appendix" means the Definitions Appendix attached as Appendix I to each of the Indenture, the Spare Parts Security Agreement, and the Collateral Maintenance Agreement, and constituting a part of each such Operative Document, respectively.

      "Definitive Exchange Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Initial Note" is defined in Section 2.1(e) of the Indenture.

      "Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Designated Locations" means the locations in the U.S. owned or leased by the Company and designated from time to time by the Company at which the Pledged Spare Parts may be stored, located, maintained by or on behalf of the Company, which initially shall be the locations set forth on Schedule 1 to the Spare Parts Security Agreement and shall include the additional locations included by the Company in Supplemental Security Agreements filed for recording in accordance with the provisions of the Federal Aviation Act.

      "Designated Representatives" is defined in Section 3.8(b) of the Indenture.

      "Direction" is defined in Section 12.15 of the Indenture.

      "Distribution Date" means (i) each Scheduled Payment Date (and, if a Payment required to be paid to the Trustee for distribution on such Scheduled Payment Date has not been so paid by 12:30 p.m., New York time, in whole or in part, on such Scheduled Payment Date, the next Business Day on which the Trustee receives some or all of such Payment by 12:30 p.m., New York time) and (ii) each day established for payment by the Trustee pursuant to Section 7.11 of the Indenture.

      "Dollar" and "$" mean the lawful currency of the United States.

      "Downgrade Drawing" is defined in Section 3.6(c) of the Indenture.

                                                                       Indenture

                                 Appendix I-8

      "Downgraded Facility" is defined in Section 3.6(c) of the Indenture.

      "Drawing" means an Interest Drawing, a Final Drawing, a Non-Extension Drawing or a Downgrade Drawing, as the case may be.

      "DTC" means The Depository Trust Company, its nominees and their respective successors.

      "Eligible Account" means an account established by and with an Eligible Institution at the request of the Security Agent, which institution agrees, for all purposes of the NY UCC including Article 8 thereof, that (a) such account shall be a "securities account" (as defined in Section 8-501 of the NY UCC), (b) such institution is a "securities intermediary" (as defined in Section 8-102(a)(14) of the NY UCC), (c) all property (other than cash) credited to such account shall be treated as a "financial asset" (as defined in Section 8-102(9) of the NY UCC), (d) the Security Agent shall be the "entitlement holder" (as defined in Section 8-102(7) of the NY UCC) in respect of such account, (e) it will comply with all entitlement orders issued by the Security Agent to the exclusion of the Company, (f) it will waive or subordinate in favor of the Security Agent all claims (including without limitation, claims by way of security interest, lien or right of set-off or right of recoupment), and (g) the "securities intermediary jurisdiction" (under Section 8-110(e) of the NY UCC) shall be the State of New York.

      "Eligible Deposit Account" means either (a) a segregated account with an Eligible Institution or (b) a segregated trust account with the corporate trust department of a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), having corporate trust powers and acting as trustee for funds deposited in such account, so long as any of the securities of such depository institution has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent. An Eligible Deposit Account may be maintained with a Liquidity Provider so long as such Liquidity Provider is an Eligible Institution; provided that such Liquidity Provider shall have waived all rights of set-off and counterclaim with respect to such account.

      "Eligible Institution" means (a) the Security Agent or the Trustee, or (b) a depository institution organized under the laws of the United States of America or any one of the states thereof or the District of Columbia (or any U.S. branch of a foreign bank), which has a senior unsecured long-term corporate rating from Fitch of at least A- or its equivalent, a long-term unsecured debt rating from Moody's of at least A3 or its equivalent or a long-term issuer credit rating from Standard & Poor's of at least A- or its equivalent.

                                                                       Indenture

                                  Appendix I-9

      "Eligible Investments" means (a) investments in obligations of, or guaranteed by, the U.S. Government having maturities no later than 90 days following the date of such investment, (b) investments in open market commercial paper of any corporation incorporated under the laws of the United States or any state thereof rated by Fitch at least F-1 or its equivalent, by Moody's at least P-1 or its equivalent or by Standard & Poor's at least A-1 or its equivalent having maturities no later than 90 days following the date of such investment or
(c) investments in negotiable certificates of deposit, time deposits, banker's acceptances, commercial paper or other direct obligations of, or obligations guaranteed by, commercial banks organized under the laws of the United States or of any political subdivision thereof (or any U.S. branch of a foreign bank) with a senior unsecured short-term corporate rating by Fitch of at least F-1, a short-term unsecured debt rating by Moody's of at least P-1 or a short-term issuer credit rating by Standard & Poor's of at least A-1, having maturities no later than 90 days following the date of such investment; provided, however, that (x) all Eligible Investments that are bank obligations shall be denominated in U.S. dollars; and (y) the aggregate amount of Eligible Investments at any one time that are bank obligations issued by any one bank shall not be in excess of 5% of such bank's capital surplus; provided further that any investment of the types described in clauses (a), (b) and (c) above may be made through a repurchase agreement in commercially reasonable form with a bank or other financial institution qualifying as an Eligible Institution so long as such investment is held by a third party custodian also qualifying as an Eligible Institution. Notwithstanding the foregoing, no investment of the types described in clause (b) above which is issued or guaranteed by the Company or any of its Affiliates, and no investment in the obligations of any one bank in excess of $10,000,000, shall be an Eligible Investment unless a Ratings Confirmation shall have been received with respect to the making of such investment.

      "Engine" means an engine used, or intended to be used, to propel an Aircraft, including a part, appurtenance, and accessory of the Engine, except a Propeller.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

      "Euroclear" means Euroclear Bank S.A./N.V., as operator of the Euroclear System.

      "Event of Default" is defined in Section 7.1 of the Indenture.

      "Event of Loss" means (i) the loss of any of the Pledged Spare Parts or of the use thereof due to destruction, damage beyond repair or rendition of any of the Pledged Spare Parts permanently unfit for normal use for any reason whatsoever (other than the use of Pledged Spare Parts in the Company's operations); (ii) any damage to any of the Pledged Spare Parts which results in the receipt of insurance proceeds with respect to such

                                                                       Indenture

                                 Appendix I-10

Pledged Spare Parts on the basis of an actual or constructive total loss; or
(iii) the loss of possession of any of the Pledged Spare Parts by the Company for 90 consecutive days as a result of the theft or disappearance of such Pledged Spare Parts.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time.

      "Exchange 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class A Notes" means the Class A Notes substantially in the form of Exhibit A-1 to the Indenture issued in exchange for, or replacement of, the Initial Class A Notes pursuant to the Class A Registration Rights Agreement and authenticated pursuant to the Indenture.

      "Exchange 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Exchange Class B Notes" means the Class B Notes substantially in the form of Exhibit A-2 to the Indenture issued in exchange for, or in replacement of, the New Class B Notes pursuant to a registration rights agreement entered into with respect to the Initial Class B Notes and authenticated pursuant to the Indenture.

      "Exchange Notes" means the Exchange Class A Notes, if any, and the Exchange Class B Notes, if any.

      "Exchange Offer" means, (i) with respect to the Class A Notes, the exchange offer which may be made pursuant to the Class A Registration Rights Agreement to exchange Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the exchange offer which may be made pursuant to a registration rights agreement with respect to such Notes to exchange such Notes for Exchange Class B Notes.

      "Exchange Offer Registration Statement" means, (i) with respect to the Class A Notes, the registration statement that, pursuant to the Class A Registration Rights Agreement, is filed by the Company with the SEC with respect to the exchange of Initial Class A Notes for Exchange Class A Notes, and (ii) with respect to New Class B Notes, the registration statement that, pursuant to a registration rights agreement with respect to such Notes, is filed by the Company with the SEC with respect to the exchange such Notes for Exchange Class B Notes.

      "Excluded Parts" means Spare Parts and Appliances (a) not located at a Designated Location, or (b) subject to a Loan to any Person.

                                                                       Indenture

                                 Appendix I-11

      "Expendable" means a Spare Part or Appliance that, once used, cannot be reused and, if not serviceable, generally cannot be overhauled or repaired.

      "FAA" means the United States Federal Aviation Administration and any agency or instrumentality of the United States government succeeding to its functions.

      "FAA Filed Documents" means the Spare Parts Security Agreement and, to the extent required by the FAA to be filed with the FAA, any other Collateral Agreements.

      "Fair Market Value", (i) with respect to any Pledged Spare Part or Cash Collateral, means its fair market value, subject to Sections 2.7 and 4.2 of the Collateral Maintenance Agreement, determined on the basis of a hypothetical sale negotiated in an arm's length free market transaction between a willing and able seller and a willing and able buyer, neither of whom is under undue pressure to complete the transaction, under then current market conditions, provided that cash shall be valued at its Dollar amount, and, (ii) with respect to Other Collateral, has the meaning specified in the applicable Collateral Agreement, as contemplated by Section 3.1(c) of the Collateral Maintenance Agreement.

      "Federal Aviation Act" means Title 49 of the United States Code, "Transportation", as amended from time to time, or any similar legislation of the United States enacted in substitution or replacement thereof.

      "Fee Letters" means, with respect to each Liquidity Facility, the Fee Letter between such Liquidity Provider and the Trustee with respect to the related Liquidity Facility and any fee letter entered into by the Trustee and any Replacement Liquidity Provider in respect of any Replacement Liquidity Facility.

      "Final Advance" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Final Drawing" is defined in Section 3.6(i) of the Indenture.

      "Final Legal Maturity Date" means, as the context requires: the Class A Final Legal Maturity Date or the Class B Final Legal Maturity Date.

      "Final Scheduled Payment Date" means, as the context requires: the Class A Final Scheduled Payment Date or the Class B Final Scheduled Payment Date.

      "Financing Statements" means, collectively, UCC-1 financing statements covering the Collateral, by the Company, as debtor, showing the Security Agent as secured party, for filing in Delaware, and each other jurisdiction that, in the opinion of the Security Agent, is necessary to perfect its Lien on the Collateral.

                                                                       Indenture

                                 Appendix I-12

      "Fitch" means Fitch Ratings, Inc.

      "Fleet Reduction" is defined in Section 3.3(a) of the Collateral Maintenance Agreement.

      "GAAP" means generally accepted accounting principles in the United States as in effect on the Closing Date and consistent with the accounting principles applied in the preparation of the Company's financial statements filed with the SEC in connection with the most recent annual report of the Company on Form 10-K.

      "Global Exchange Class A Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Class B Note" is defined in Section 2.1(f) of the Indenture.

      "Global Exchange Notes" is defined in Section 2.1(f) of the Indenture.

      "Global Initial Notes" is defined in Section 2.1(d) of the Indenture.

      "Global Notes" is defined in Section 2.1(f) of the Indenture.

      "Government Entity" means (a) any federal, state or similar government, and any body, board, department, commission, court, tribunal, authority, agency or other instrumentality of any such government or otherwise exercising any executive, legislative, judicial, administrative or regulatory functions of such government or (b) any other government entity having jurisdiction over any matter contemplated by the Operative Documents or the Support Documents, or relating to the observance or performance of the obligations of any of the parties to the Operative Documents or the Support Documents.

      "Holder", "holder", or "Noteholder" means, with respect to a Note, the Person in whose name the Note is registered on the Registrar's books.

      "Indemnitee" is defined in Section 6.2 of the Indenture.

      "Indenture" means the Indenture, dated as of February 5, 2004, among the Company, the Trustee and the Class A Liquidity Provider under which the Notes are issued, as the same may be amended, supplemented or otherwise modified from time to time in accordance with its terms, including by an Indenture Refunding Amendment or a supplemental indenture.

      "Indenture Refunding Amendment" means an amendment to the Indenture entered into for purposes of effecting a Refunding.

                                                                       Indenture

                                 Appendix I-13

      "Independent Appraiser" means Simat, Helliesen & Eichner, Inc. or any other Person (i) engaged in a business which includes appraising Aircraft and assets related to the operation and maintenance of Aircraft from time to time and (ii) who does not have any material financial interest in the Company and is not connected with the Company or any of its Affiliates as an officer, director, employee, promoter, underwriter, partner or Person performing similar functions.

      "Independent Appraiser's Certificate" means an appraisal report prepared and signed by an Independent Appraiser, addressed to the Security Agent and the Company and attached as Appendix II to the Offering Memo or delivered thereafter pursuant to Article II of the Collateral Maintenance Agreement.

      "Initial 7.25% Class A Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class A Notes" mean the securities issued and authenticated pursuant to the Indenture and substantially in the form of Exhibit A-1 thereto, other than the Exchange Class A Notes.

      "Initial 9.00% Class B Secured Notes due 2009" is defined in Section 2.1(a) of the Indenture.

      "Initial Class B Notes" means (a) the Original Class B Notes, or (b) following a Refunding of the Original Class B Notes, the New Class B Notes, in each case other than Exchange Class B Notes.

      "Initial Notes" means the Initial Class A Notes and the Initial Class B Notes.

      "Initial Purchasers" means Citigroup Global Markets Inc. and Morgan Stanley & Co. Incorporated.

      "Inspecting Parties" is defined in Section 3.7 of the Collateral Maintenance Agreement.

      "Institutional Accredited Investor" means, subject to Section 2.1(i) of the Indenture, an institutional investor that is an "accredited investor" within the meaning set forth in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act.

      "Interest Drawing" is defined in Section 3.6(a) of the Indenture.

      "Interest Payment Date" means February 5 and August 5 of each year so long as any Note is Outstanding (commencing August 5, 2004).

                                                                       Indenture

                                 Appendix I-14

      "Investment Earnings" means investment earnings on funds on deposit in the Trust Accounts net of losses and the reasonable investment expenses of the Trustee in making such investments.

      "Investment Security" means each of (a) direct obligations of the United States and agencies thereof; (b) obligations fully guaranteed by the United States; (c) certificates of deposit issued by, or bankers' acceptances of, or time deposits with, any bank, trust company or national banking association incorporated or doing business under the laws of the United States or one of the states thereof having combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (d) commercial paper of any holding company of a bank, trust company or national banking association described in clause (c); (e) commercial paper of companies having a rating assigned to such commercial paper by any Rating Agency (or, if no Rating Agency shall rate such commercial paper at any time, by any nationally recognized rating organization in the United States) equal to either of the two highest ratings assigned by such organization; (f) Dollar-denominated certificates of deposit issued by, or time deposits with, the European subsidiaries of (i) any bank, trust company or national banking association described in clause (c), or (ii) any other bank or financial institution described in clause (g) or (h) below; (g) United States-issued Yankee certificates of deposit issued by, or bankers' acceptances of, or commercial paper issued by, any bank having combined capital and surplus and retained earnings of at least $100,000,000 and headquartered in Canada, Japan, the United Kingdom, France, Germany, Switzerland or The Netherlands and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (h) Dollar-denominated-time deposits with any Canadian bank having a combined capital and surplus and retained earnings of at least $100,000,000 and having a rating of A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such institution at any time, by any nationally recognized rating organization in the United States); (i) Canadian Treasury Bills fully hedged to Dollars; (j) repurchase agreements with any financial institution having combined capital and surplus and retained earnings of at least $100,000,000 collateralized by transfer of possession of any of the obligations described in clauses (a) through (i) above; (k) bonds, notes or other obligations of any state of the United States, or any political subdivision of any state, or any agencies or other instrumentalities of any such state, including, but not limited to, industrial development bonds, pollution control revenue bonds, public power bonds, housing bonds, other revenue bonds or any general obligation bonds, provided that, at the time of their purchase, such obligations are rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States); (l) bonds or other debt instruments of any company, if such bonds or other debt instruments, at the time of their purchase, are rated A, its equivalent or better by any

                                                                       Indenture

                                 Appendix I-15

Rating Agency (or, if no Rating Agency shall rate such obligations at such time, by any nationally recognized rating organization in the United States); (m) mortgage backed securities guaranteed by the Federal National Mortgage Association, the Federal Home Loan Mortgage Corporation or the Government National Mortgage Association or rated AAA, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; (n) asset-backed securities rated A, its equivalent or better by any Rating Agency (or, if no Rating Agency shall rate such obligations at any time, by any nationally recognized rating organization in the United States) or, if unrated, deemed to be of a comparable quality by the Trustee; and (o) such other investments approved in writing by the Trustee; provided that the instruments described in the foregoing clauses shall have a maturity no later than the earliest date when such investments may be required for distribution. Any of the investments described herein may be made through or with, as applicable, a bank acting as Trustee or any of its affiliates.

      "Issuance Date" means, with respect to the Class A Notes and Original Class B Notes, the Closing Date, and with respect to the New Class B Notes, the Original Class C Notes, if issued, and the New Class C Notes, if issued, the date of initial issuance of the Notes of such Class.

      "Lien" means any mortgage, pledge, lease, security interest, encumbrance, lien or charge of any kind affecting title to or any interest in property.

      "Life Limited Part" means a Spare Part or Appliance that (i) has a finite operating life that is defined by hours, cycles or calendar limit and (ii) cannot be overhauled or repaired when it reaches its life limit.

      "Liquidity Event of Default" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Liquidity Expenses" means, with respect to any Liquidity Facility, all Liquidity Obligations with respect to such Liquidity Facility other than (i) the principal amount of any Drawings under such Liquidity Facility and (ii) any interest accrued on such Liquidity Obligations.

      "Liquidity Facility" means, at any time, the Class A Liquidity Facility or the Class B Liquidity Facility, as applicable.

      "Liquidity Facility Cash Collateral Account" means the Class A Liquidity Facility Cash Collateral Account or the Class B Liquidity Facility Cash Collateral Account, as applicable.

                                                                       Indenture

                                 Appendix I-16

      "Liquidity Guarantee" means, with respect to any Liquidity Facility, if applicable, a guarantee executed and delivered by a Liquidity Guarantor fully and unconditionally guaranteeing the obligations of the Liquidity Provider under such Liquidity Facility.

      "Liquidity Guarantee Event" means, with respect to any Liquidity Guarantee, (i) such Liquidity Guarantee ceasing to be in full force and effect or becoming invalid or unenforceable or (ii) the Liquidity Guarantor under such Liquidity Guarantee denying its liability thereunder.

      "Liquidity Guarantor" means, with respect to any Liquidity Facility, if applicable, any Person that shall execute and deliver a Liquidity Guarantee and at the time of such execution and delivery shall meet the ratings requirements applicable to a Replacement Liquidity Provider.

      "Liquidity Obligations" means all principal, interest, fees and other amounts owing to the Liquidity Provider under any Liquidity Facility or the applicable Fee Letter.

      "Liquidity Provider" means the Class A Liquidity Provider or the Class B Liquidity Provider, as applicable.

      "Liquidity Provider Election Date" is defined in Section 3.9(c) of the Indenture.

      "Loans" means all Pledged Spare Parts subject to leases or loans to any Person.

      "Make-Whole Amount" means (a) with respect to any Class A Note or Original Class B Note, the amount (as determined by an investment bank of national standing selected by the Company), if any, by which (i) the present value of the remaining scheduled payments of principal and interest from the redemption date to maturity of such Note computed by discounting each such payment on a semi-annual basis from its respective Payment Date (assuming a 360-day year of twelve 30-day months) using a discount rate equal to the Treasury Yield, exceeds
(ii) the outstanding principal amount of such Note plus accrued but unpaid interest thereon to the date of redemption; (b) with respect to any New Class B Note, the amount computed in the manner set forth in an Indenture Refunding Amendment applicable to such Class; and (c) with respect to any Class C Note, the amount computed in the manner set forth in an amendment to the Indenture at the time of issuance of the Class C Notes. For purposes of determining the Make-Whole Amount, "Treasury Yield" means, at the time of determination, the interest rate (expressed as a semi-annual equivalent and as a decimal and, in the case of United States Treasury bills, converted to a bond equivalent yield) determined to be the per annum rate equal to the semi-annual yield to maturity for United States Treasury securities maturing on the Average Life Date and trading in the public securities market either as determined by interpolation between the most recent weekly average yield to maturity for two series of United States Treasury securities trading in the public securities

                                                                       Indenture

                                 Appendix I-17
markets, (A) one maturing as close as possible to, but earlier than, the Average Life Date and (B) the other maturing as close as possible to, but later than, the Average Life Date, in each case as published in the most recent H.15(519) or, if a weekly average yield to maturity for United States Treasury securities maturing on the Average Life Date is reported on the most recent H.15(519), such weekly average yield to maturity as published in such H.15(519). "H.15(519)" means the weekly statistical release designated as such, or any successor publication, published by the Board of Governors of the Federal Reserve System. The date of determination of a Make-Whole Amount shall be the third Business Day prior to the applicable redemption date and the "most recent H.15(519)" means the latest H.15(519) published prior to the close of business on the third Business Day prior to the applicable redemption date. "Average Life Date" means, for each Note to be redeemed, the date that follows the redemption date by a period equal to the Remaining Weighted Average Life at the redemption date of such Note. "Remaining Weighted Average Life" of an Note, at the redemption date of such Note, means the number of days equal to the quotient obtained by dividing: (i) the sum of the products obtained by multiplying (A) the amount of each then remaining installment of principal, including the payment due on the maturity date of such Note, by (B) the number of days from and including the redemption date to but excluding the scheduled payment date of such principal installment, by (ii) the then unpaid principal amount of such Note.

      "Maximum Available Commitment" with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Maximum Class A Collateral Ratio" means 54.0%.

      "Maximum Class B Collateral Ratio" means 70.0%.

      "Maximum Commitment" means, with respect to any Liquidity Facility, the Maximum Commitment (as defined in such Liquidity Facility).

      "Minimum Sale Price" means, with respect to any Pledged Spare Part or Other Collateral, at any time, the lesser of (a) 75% of the Fair Market Value of such Pledged Spare Parts or Other Collateral, and (b) the aggregate principal amount of the Notes Outstanding (disregarding for this purpose the Notes of any Class if all of the Notes of such Class are held or beneficially owned by American Entities), plus accrued and unpaid interest thereon.

      "Moody's" means Moody's Investors Service, Inc.

      "Moves" means all Pledged Spare Parts that become Excluded Parts by operation of one or more transactions contemplated by Section 4.2(a)(iii) of the Spare Parts Security Agreement or by operation of a transaction contemplated by a similar provision

                                                                       Indenture

                                 Appendix I-18
of any other Collateral Agreement. For the avoidance of doubt, "Moves" shall not include any Pledged Spare Part: (a) that becomes an Excluded Part by operation of one or more of the actions contemplated by clause (i) or (ii) of Section 4.2(a) of the Spare Parts Security Agreement or Section 3.6(b) of the Collateral Maintenance Agreement; or (b) transferred under, or subject to an agreement or arrangement contemplated by, clause (i) or (ii) of Section 3.6(a) of the Collateral Maintenance Agreement.

      "New Appraisal Report Date" is defined in Section 2.8 of the Collateral Maintenance Agreement.

      "New Appraiser" means an Independent Appraiser that has not previously provided to the Company a signed Independent Appraiser's Certificate which the Company has delivered to the Trustee pursuant to the Collateral Maintenance Agreement or in connection with the Offering Memo.

      "New Class" is defined in Exhibit D to the Indenture.

      "New Class B Notes" means Notes that are issued as new Class B Notes in connection with a Refunding of the Original Class B Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "New Class C Notes" means Notes (other than any Second New Class C Notes) that are issued as new Class C Notes in connection with a Refunding of the Original Class C Notes, if issued, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "Nonappraisal Compliance Report" means a report providing information relating to compliance by the Company with Section 3.2 of the Collateral Maintenance Agreement, which shall be substantially in the form of Appendix III to the Collateral Maintenance Agreement.

      "Nonappraisal Compliance Report Date" means January 1, April 1, July 1, and October 1 of each year, commencing with April 1, 2004.

      "Non-Controlling Party" means, at any time, the Class A Noteholders, the Class B Noteholders, the Class C Noteholders (if any) and each Liquidity Provider, excluding whichever is the Controlling Party at such time.

      "Non-Designated Spare Part" means a Qualified Spare Part owned by the Company that: (a) is not incorporated in, installed on, attached or appurtenant to, or being used in, an Aircraft, Engine, Spare Part or Appliance; (b) if such Qualified Spare Part was previously incorporated in, installed on, attached or appurtenant to, or used in an Aircraft, Engine, Spare Part, or Appliance, does not remain owned by a lessor or

                                                                       Indenture

                                 Appendix I-19
conditional seller of, or subject to a Lien applicable to, such Aircraft, Engine, Spare Part, or Appliance; (c) for the avoidance of doubt, is not leased to, loaned to, or held on consignment by, the Company; and (d) is not subject to a Loan to any Person.

      "Non-Extended Facility" is defined in Section 3.6(d) of the Indenture.

      "Non-Extension Drawing" is defined in Section 3.6(d) of the Indenture.

      "Non-Performing" means, with respect to any Note, a Payment Default existing thereunder (without giving effect to any Acceleration); provided, that in the event of a bankruptcy proceeding in which the Company is a debtor under the Bankruptcy Code: (a) any Payment Default occurring before the date of the order of relief in such proceeding will not be taken into account during the
Section 1110 Period; (b) any Payment Default occurring after the date of the order of relief in such proceeding shall not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured under Section 1110(a)(2)(B) of the Bankruptcy Code before the later of 30 days after the date of such default or the expiration of the Section 1110 Period; and
(c) any Payment Default occurring after the Section 1110 Period will not be taken into consideration if (i) on or before the expiry of the Section 1110 Period the Company shall have entered into an agreement of the kind described in
Section 1110(a)(2)(A) of the Bankruptcy Code with respect such Note, and (ii) such Payment Default is cured before the end of the applicable grace period, if any, set forth in the Indenture.

      "Non-Pledged Spare Part" means a Non-Designated Spare Part stored, located or maintained by or on behalf of the Company at a Section 3.9 Location.

      "Non-U.S. Person" means any Person other than a "U.S. person", as defined in Regulation S.

      "Noteholder" means any Holder of one or more Notes.

      "Notes" means the Class A Notes, the Class B Notes, and, if any are issued, the Class C Notes.

      "NY UCC" is defined in Section 1.1 of the Spare Parts Security Agreement.

      "Obligations" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Offering Memo" means the Offering Memorandum, dated February 5, 2004, of the Company relating to the offering of the Notes, as such Offering Memorandum may be amended or supplemented.

                                                                       Indenture

                                 Appendix I-20

      "Officer" means the Chairman of the Board, the President, any Vice President of any grade, the Chief Financial Officer, the Treasurer, any Assistant Treasurer, the Secretary, any Assistant Secretary or the Controller of the Company.

      "Officers' Certificate" means a certificate signed by an Officer, satisfying the requirements of Sections 12.4 and 12.5 of the Indenture.

      "Operative Documents" means the Indenture, the Collateral Agreements, the Collateral Maintenance Agreement, and the Notes.

      "Opinion of Counsel" means a written opinion from the General Counsel of the Company, legal counsel to the Company or another legal counsel who is reasonably acceptable to the Trustee, which Opinion of Counsel shall comply with Sections 12.4 and 12.5 of the Indenture. The counsel may be an employee of the Company. The acceptance by the Trustee (without written objection to the Company during the 15 Business Days following receipt) of, or its action on, an opinion of counsel not specifically referred to above shall be sufficient evidence that such counsel is acceptable to the Trustee.

      "Original Class B Notes" means the securities issued and authenticated on the Closing Date pursuant to the Indenture and substantially in the form of Exhibit A-2 thereto.

      "Original Class C Notes" means the securities, if any, issued and authenticated pursuant to Section 10.1 of the Indenture in the original principal amount and maturities and bearing interest as specified in an amendment to the Indenture at the time of issuance.

      "Original Number of Aircraft" means: (a) initially, (i) with respect to Boeing model 737-800 Aircraft, 77, and (ii) with respect to Boeing model 777-200 Aircraft, 45; and (b) following any redemption or cancellation of Notes required by any Fleet Reduction of an Aircraft Model pursuant to Section 3.3 of the Collateral Maintenance Agreement, the Original Number of Aircraft with respect to such Aircraft Model shall be the Reduced Number of Aircraft with respect to such Fleet Reduction.

      "Other Collateral" is defined in Section 3.1(a)(i) of the Collateral Maintenance Agreement.

      "Outstanding" or "outstanding", when used with respect to Notes or a Note, means all Notes theretofore authenticated and delivered under the Indenture, except:

            (a) Notes theretofore canceled by the Trustee or delivered to the Trustee for cancellation;

                                                                       Indenture

                                 Appendix I-21

            (b) Notes, or portions thereof, for whose payment or redemption money in the necessary amount has been theretofore deposited with the Trustee in trust for the Holders of such Notes, provided that, if such Notes are to be redeemed, notice of such redemption has been duly given pursuant to the Indenture or provision therefor satisfactory to the Trustee has been made;

            (c) Notes for which payment has been deposited with the Trustee or any Paying Agent in trust pursuant to Article IX of the Indenture (except to the extent provided therein); and

            (d) Notes which have been paid, or for which other Notes shall have been authenticated and delivered in lieu thereof or in substitution therefor pursuant to the terms of Section 2.12 of the Indenture.

      A Note does not cease to be Outstanding because the Company or one of its Affiliates holds the Note; provided, however, that in determining whether the Holders of the requisite aggregate principal amount of Notes Outstanding have given or concurred in any request, demand, authorization, direction, notice, consent or waiver under the Indenture or any other Operative Document, Section
2.13 of the Indenture shall be applicable.

      "Overdue Scheduled Payment" means any Payment of accrued interest on any Notes which is not in fact received by the Trustee (whether from the Company, a Liquidity Provider or otherwise) on or within five days after the Scheduled Payment Date relating thereto.

      "Parts Inventory Report" means, as of any date, a report consisting of:
(a) a list identifying the Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Pledged Spare Parts as of such specified date, and indicating, for each Company part number, the percentages of such Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; (b) a list of the Designated Locations setting forth, for each such location as of such specified date, the percentage of the aggregate System Value of all Pledged Spare Parts that is represented by the aggregate System Value of the Pledged Spare Parts located at that Designated Location; (c) a list identifying the Non-Pledged Spare Parts by Company part number and brief description, stating the quantity of each such part included in the Non-Pledged Spare Parts as of such specified date, and indicating, for each Company part number the percentages of such Non-Pledged Spare Parts that are Serviceable Parts and Unserviceable Parts; and (d) a list of the Section 3.9 Locations as of such date, setting forth for each such Section 3.9 Location as of such specified date, the percentage of the aggregate System Value of all Non-Pledged Spare Parts that is represented by the aggregate System Value of the Non-Pledged Spare Parts located at that Section 3.9

                                                                       Indenture

                                 Appendix I-22

Location. Some or all of the information in a Parts Inventory Report may be in the form of a CD-ROM.

      "Parts Inventory Report Date" is defined in Section 2.1 of the Collateral Maintenance Agreement.

      "Parts Inventory Report Period" means, for 2004 and each year thereafter:
(i) February 19 through and including March 1; (ii) May 22 through and including June 1; (iii) August 22 through and including September 1; and (iv) November 21 through and including December 1.

      "Paying Agent" is defined in Section 2.8 of the Indenture.

      "Payment" means (i) any payment of principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to the Notes from the Company, (ii) any payment of interest on a Class of Notes with funds drawn under the applicable Liquidity Facility or from the applicable Liquidity Facility Cash Collateral Account or (iii) any payment received or amount realized by the Trustee from the exercise of remedies after the occurrence of an Event of Default.

      "Payment Default" means a Default referred to in Section 7.1(a)(i) of the Indenture.

      "Payment Due Rate" means, for any Class of Notes, (a) the applicable Debt Rate plus 1% or, if less, (b) the maximum rate permitted by applicable law.

      "Permanent Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Permanent Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Permitted Lien" means (a) the rights of any Person existing pursuant to any Operative Document or any Support Document; (b) Liens attributable to the Trustee or any Collateral Agent (both in its capacity as Trustee or Collateral Agent and in its individual capacity); (c) the rights of others under agreements or arrangements to the extent expressly permitted by the terms of Section 3.6 of the Collateral Maintenance Agreement; (d) Liens for Taxes of the Company (and its U.S. federal tax law consolidated group), either not yet due or payable or being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any

                                                                       Indenture

                                 Appendix I-23

Collateral Agent therein or impair the Lien of any Collateral Agreement; (e) materialmen's, mechanics', workers', repairers', warehousemans', employees', or other like Liens arising in the ordinary course of business (including those arising under maintenance agreements entered into in the ordinary course of business) for amounts the payment of which is either not yet delinquent for more than 60 days or is being contested in good faith by appropriate proceedings, so long as such Liens and such proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (f) Liens arising out of any judgment or award against the Company, so long as such judgment shall, within 60 days after the entry thereof, have been discharged, vacated or reversed, or with respect to which there shall have been secured a stay of execution pending appeal or other judicial review and such judgment or award shall have been discharged, vacated or reversed within 60 days after the expiration of such stay, so long as during any such 60 day period, such Liens or such judicial proceedings do not involve any material risk of the sale, forfeiture, or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement; (g) purchase money security interest Liens held by a vendor of the Company for goods purchased from such vendor by the Company, in each case arising in the ordinary course of business and for which the Company pays such vendor within 60 days of such purchase; provided that in each case that such Liens do not involve any material risk of the sale, forfeiture or loss of the Pledged Spare Parts or the interest of any Collateral Agent therein or impair the Lien of any Collateral Agreement and that the aggregate System Value of Pledged Spare Parts subject to such Liens at any time does not exceed $5,000,000; (h) any other Lien with respect to which the Company shall have provided a bond, cash collateral or other security adequate in the reasonable opinion of the Security Agent; and (i) salvage or similar right of insurers under insurance policies maintained by the Company.

      "Person" means any individual, corporation, partnership, limited liability company, joint venture, association, joint-stock company, trust, trustee, unincorporated organization, government or any agency or political subdivision thereof or any other entity.

      "Pledged Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Pledged Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Pledged Spare Parts" is defined in clause (2) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Prepaid Class" is defined in Exhibit D to the Indenture.

                                                                       Indenture

                                 Appendix I-24

      "Propeller" includes a part, appurtenance, and accessory of a propeller.

      "Provider Incumbency Certificate" is defined in Section 3.8(b) of the Indenture.

      "Provider Representatives" is defined in Section 3.8(b) of the Indenture.

      "Purchase Agreement" means the Purchase Agreement, dated February 2, 2004, by and between the Initial Purchasers and the Company.

      "QIB" means a "qualified institutional buyer" as defined in Rule 144A.

      "Qualified Expendable Spare Parts" is defined in clause (2) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Non-Expendable Spare Parts" is defined in clause (1) of the first paragraph of Section 2.1 of the Spare Parts Security Agreement.

      "Qualified Spare Parts" is defined in clause (2) of the first paragraph in
Section 2.1 of the Spare Parts Security Agreement.

      "Quarterly Appraisal Report Date" means, with respect to a Parts Inventory Report Period ending on: (i) March 1, the immediately following April 1; (ii) June 1, the immediately following July 1; and (iii) December 1, the immediately following January 1; in each case, subject to Sections 2.5, 2.6, and 2.8 of the Collateral Maintenance Agreement.

      "Quarterly Methodology" means, in determining an opinion as the Fair Market Value of the Pledged Spare Parts, taking the following actions: (i) reviewing the Parts Inventory Report prepared as of the applicable Parts Inventory Report Date; (ii) reviewing the Independent Appraiser's internal value database for values applicable to Qualified Spare Parts included in the Pledged Spare Parts; and (iii) establishing a ratio of Serviceable Parts to Unserviceable Parts as of the applicable Parts Inventory Report Date based upon information provided by the Company.

      "Quarterly Parts Inventory Report" means any Parts Inventory Report dated as of a date falling within a time period set forth in clause (i), (ii) or (iv) of the definition of "Parts Inventory Report Period"; in each case, subject to
Section 2.5(b)(ii) of the Collateral Maintenance Agreement.

      "Rating Agencies" means, collectively, at any time, and with respect to a Class of Notes, each of up to three nationally recognized rating agencies that shall have been requested by the Company to rate such Class of Notes and which shall then be rating such Class of Notes. The initial Rating Agencies with respect to the Class A Notes and the Class B Notes will be Moody's, Fitch, and Standard & Poor's.

                                                                       Indenture

                                 Appendix I-25

      "Ratings Confirmation" means, with respect to any action proposed to be taken, a written confirmation from each of the Rating Agencies with respect to the applicable Class of Notes that such action would not result in (i) a reduction of the rating for such Class of Notes below the then current rating for such Class of Notes or (ii) a withdrawal of the rating of such Class of Notes.

      "Record Date" means the 15th day preceding any Interest Payment Date, whether or not a Business Day.

      "Redemption Date", when used with respect to any Note to be redeemed, means the date fixed for such redemption by or pursuant to the Indenture and such Note.

      "Redemption Percentage", with respect to any Aircraft Model, means, as of any date of determination, the percentage determined by multiplying (a) the fraction with (i) a numerator equal to the Original Number of Aircraft for such Aircraft Model minus the Reduced Number of Aircraft for such Aircraft Model, and
(ii) a denominator equal to the Original Number of Aircraft for such Aircraft Model by (b) the fraction with (i) a numerator equal to the aggregate Fair Market Value of the Pledged Spare Parts (as set forth in the Independent Appraiser's Certificate most recently delivered prior to such date of determination) that are appropriate for installation on, or use in, only such Aircraft Model, or the Engines or Spare Parts or Appliances utilized only on such Aircraft Model, and (ii) a denominator equal to the aggregate Fair Market Value of the Pledged Spare Parts for all models of Aircraft (as set forth in such Independent Appraiser's Certificate).

      "Reduced Number of Aircraft" means in the case of an Aircraft Model as to which the Company's in-service fleet of such Aircraft Model is below the then applicable Specified Minimum for such Aircraft Model during each day of a period of any 60 consecutive days as provided in Section 3.3 of the Collateral Maintenance Agreement, the number of Aircraft of such Aircraft Model remaining in the Company's in-service fleet as of the last day of such 60-day period.

      "Refunding" means a refunding of the Class B Notes or, if issued, the Class C Notes in accordance with Exhibit D of the Indenture.

      "Register" has the meaning provided in Section 2.8 of the Indenture.

      "Registrar" has the meaning provided in Section 2.8 of the Indenture.

      "Regulation S" means Regulation S under the Securities Act.

      "Regulation S Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

                                                                       Indenture

                                 Appendix I-26

      "Regulation S Restricted Period Legend" is defined in Section 2.2 of the Indenture.

      "Relevant Appraisal Report Date" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Relevant Appraiser's Certificate" is defined in Section 2.5(b) of the Collateral Maintenance Agreement.

      "Replacement Liquidity Facility" means, for any Liquidity Facility, an irrevocable revolving credit agreement (or agreements) in substantially the form of the replaced Liquidity Facility, including reinstatement provisions, or in such other form or forms (which may include a letter of credit, surety bond, insurance policy or guaranty) as shall permit the Rating Agencies to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the applicable Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the applicable Liquidity Provider or any such guarantee becoming invalid or unenforceable), in a face amount (or in an aggregate face amount) equal to the Required Amount and issued by a Person (or Persons) (or, if applicable, by a Person (or Persons) with a guarantor (or guarantors)) having a debt rating issued by each Rating Agency that is equal to or higher than the applicable Threshold Rating or with such other ratings and qualifications as shall permit each Rating Agency to issue a Ratings Confirmation with respect to each Class of Notes (before downgrading of such ratings, if any, as a result of the downgrading of the Liquidity Provider or, if applicable, the downgrading of any guarantor of the obligations of the Liquidity Provider or any such guarantee becoming invalid or unenforceable). Without limitation of the form that a Replacement Liquidity Facility otherwise may have pursuant to the preceding sentence, a Replacement Liquidity Facility for the Class A Notes or the Class B Notes may have a stated expiration date earlier than 15 days after the Final Legal Maturity Date so long as such Replacement Liquidity Facility provides for a Non-Extension Drawing as contemplated by Section 3.6(d) of the Indenture.

      "Replacement Liquidity Provider" means a Person who issues a Replacement Liquidity Facility.

      "Request" means a written request for the action therein specified signed on behalf of the Company by any Officer and delivered to the Trustee. Each Request shall be accompanied by an Officers' Certificate if and to the extent required by Section 12.4 of the Indenture.

      "Required Amount" means, with respect to the Liquidity Facility or the Liquidity Facility Cash Collateral Account for any Class of Notes, for any day, the sum of the applicable aggregate amount of interest, calculated at the rate per annum equal to the

                                                                       Indenture

                                 Appendix I-27

Stated Interest Rate applicable to the related Class of Notes on the basis of a 360-day year comprised of twelve 30-day months, that would be payable on such Class of Notes on each of the four consecutive semi-annual Interest Payment Dates immediately following such day or, if such day is an Interest Payment Date, on such day and the succeeding three semi-annual Interest Payment Dates, in each case calculated on the basis of the outstanding principal amount of such Class of Notes on such date and without regard to expected future payments of principal on such Class of Notes.

      "Required Class A Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class A Notes then Outstanding.

      "Required Class B Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class B Notes then Outstanding.

      "Required Class C Holders" means from time to time the Holders of more than 50% in aggregate unpaid principal amount of the Class C Notes, if issued, then Outstanding.

      "Required Reports" means, with respect to any Appraisal Report Date, the Independent Appraiser's Certificate, Appraisal Compliance Report, and Parts Inventory Report relating thereto.

      "Responsible Officer" means (i) with respect to the Trustee, any officer in the corporate trust administration department of the Trustee or any other officer customarily performing functions similar to those performed by the Persons who at the time shall be such officers or to whom any corporate trust matter is referred because of his or her knowledge of and familiarity with a particular subject and (ii) with respect to a Liquidity Provider, any authorized officer of such Liquidity Provider.

      "Restricted Definitive Class A Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Class B Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Definitive Notes" is defined in Section 2.1(e) of the Indenture.

      "Restricted Global Class A Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Class B Note" is defined in Section 2.1(c) of the Indenture.

      "Restricted Global Notes" means the Restricted Global Class A Notes and the Restricted Global Class B Notes.

                                                                       Indenture

                                 Appendix I-28

      "Restricted Legend" is defined in Section 2.2 of the Indenture.

      "Restricted Notes" is defined in Section 2.2 of the Indenture.

      "Restricted Period" is defined in Section 2.1(d) of the Indenture.

      "Rotable" means a Spare Part or Appliance (i) that wears over time and can be repeatedly and economically restored to a serviceable condition over a period approximating the life of the flight equipment to which it relates or (ii) that can be economically restored to a serviceable condition but has a life less than the related flight equipment and can be overhauled or repaired only a limited number of times.

      "Rule 144A" means Rule 144A under the Securities Act.

      "Sales" means all Pledged Spare Parts sold, transferred, or otherwise disposed of, excluding any Pledged Spare Part: (a) sold, transferred or otherwise disposed of in a transaction pursuant to Section 4.2(a) of the Spare Parts Security Agreement or pursuant to a similar provision of any other Collateral Agreement; or (b) deemed sold pursuant to the proviso of Section 3.6(a) of the Collateral Maintenance Agreement but as to which the Company has reacquired title.

      "Scheduled Payment Date" means (i) with respect to any payment of interest, the Interest Payment Date applicable thereto, (ii) with respect to any payment of defaulted interest, the payment date established pursuant to Section
2.16 of the Indenture, (iii) with respect to amounts due on the redemption of any Note, the Redemption Date applicable thereto, and (iv) with respect to the final maturity of the Notes, the Final Scheduled Payment Date.

      "SEC" means the Securities and Exchange Commission and any government agency succeeding to its functions.

      "Second New Class C Notes" means Notes that are issued as new Class C Notes in connection with a Refunding of any New Class C Notes that are American Class C Notes, in the original principal amount and maturities and bearing interest as specified in the applicable Indenture Refunding Amendment.

      "Section 3.9 Location" means, at any time, any location in the United States owned or leased by the Company where the Company holds Non-Designated Spare Parts (other than any such location with Non-Designated Spare Parts that have an immaterial aggregate System Value) that is not a Designated Location, but which, by operation of Section 3.9 of the Collateral Maintenance Agreement and Section 4.2(b) of the Spare Parts Security Agreement, is expected to become a Designated Location.

      "Section 1110" means Section 1110 of the Bankruptcy Code.

                                                                       Indenture

                                 Appendix I-29

      "Section 1110 Period" means the continuous period of 60 days specified in
Section 1110(a)(2)(A) of the Bankruptcy Code (or such longer period, if any (not to exceed an additional 75 days), agreed to under Section 1110(b) of the Bankruptcy Code).

      "Securities Act" means the Securities Act of 1933, as amended from time to time.

      "Security Agent" means the Trustee acting in the capacity of security agent on behalf of the Holders under the Spare Parts Security Agreement and under the Collateral Maintenance Agreement until a successor replaces it, or is substituted for it, in accordance with the provisions of the Spare Parts Security Agreement or the Collateral Maintenance Agreement, as the case may be, and thereafter means such successor.

      "Security Agreement" means the Spare Parts Security Agreement.

      "Serviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, in condition satisfactory for incorporation in, installation on, attachment or appurtenance to or use in an Aircraft, Engine, Spare Part or Appliance.

      "Shelf Registration Statement" means the shelf registration statement which may be required with respect to any Class of Notes to be filed by the Company with the SEC pursuant to a registration rights agreement, other than an Exchange Offer Registration Statement.

      "Spare Part" means an accessory, appurtenance, or part of an Aircraft (except an Engine or Propeller), Engine (except a Propeller), Propeller, or Appliance, that is to be installed at a later time in an Aircraft, Engine, Propeller or Appliance.

      "Spare Parts Collateral" is defined in Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Documents" is defined in clause (7) of the first paragraph of
Section 2.1 of the Spare Parts Security Agreement.

      "Spare Parts Security Agreement" means the Spare Parts Security Agreement, dated as of the Issuance Date, between the Company and the Security Agent, as the same may be amended, supplemented, or otherwise modified from time to time in accordance with its terms.

      "Special Default" means a Payment Default or an American Bankruptcy Event.

      "Special Record Date" is defined in Section 2.10 of the Indenture.

      "Specified Minimum" is defined in Section 3.3(b) of the Collateral Maintenance Agreement.

                                                                       Indenture

                                 Appendix I-30

      "Standard & Poor's" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc.

      "Stated Expiration Date" is defined in Section 3.6(d) of the Indenture.

      "Stated Interest Rate" means, with respect to any Class of Notes, the Debt Rate for such Class of Notes.

      "Subordinated Note Provisions" is defined in Section 4.1 of the Collateral Maintenance Agreement.

      "Successor Company" is defined in Section 5.4(a)(i) of the Indenture.

      "Supplemental Security Agreement" means a supplement to the Spare Parts Security Agreement substantially in the form of Exhibit A to the Spare Parts Security Agreement.

      "Support Documents" means the Liquidity Facilities and the Fee Letters.

      "System Value" means, with respect to any Qualified Spare Part as of any date, the system average unit price of such Qualified Spare Part as of such date as set forth in the Company's equipment inventory tracking system.

      "Tax" and "Taxes" means all governmental fees (including, without limitation, license, filing and registration fees) and all taxes (including, without limitation, franchise, excise, stamp, value added, income, gross receipts, sales, use and property taxes), withholdings, assessments, levies, imposts, duties or charges, of any nature whatsoever, together with any related penalties, fines, additions to tax or interest thereon imposed, withheld, levied or assessed by any country, taxing authority or governmental subdivision thereof or therein or by any international authority, including any taxes imposed on any Person as a result of such Person being required to collect and pay over withholding taxes.

      "Temporary Regulation S Global Class A Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Class B Note" is defined in Section 2.1(d) of the Indenture.

      "Temporary Regulation S Global Notes" is defined in Section 2.1(d) of the Indenture.

      "Termination Notice", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

                                                                       Indenture

                                 Appendix I-31

      "Threshold Amount" means $2,000,000.

      "Threshold Rating" means a senior unsecured short-term corporate rating of F-1 by Fitch (if the applicable Person is then rated by Fitch), a short-term unsecured debt rating of P-1 by Moody's and a short-term issuer credit rating of A-1 by Standard & Poor's; and in the case of any Person who does not have a senior unsecured short-term corporate rating by Fitch, a short-term unsecured debt rating from Moody's or a short-term issuer credit rating from Standard & Poor's, then in lieu of such rating from such Rating Agencies, a senior unsecured long-term corporate rating of A in the case of Fitch (if such Person is then rated by Fitch), a long-term unsecured debt rating of A2 in the case of Moody's and a long-term issuer credit rating of A in the case of Standard & Poor's.

      "TIA" means the Trust Indenture Act of 1939 (15 U.S. Code Sections 77aaa-77bbbb) as in effect on the date of the Indenture; provided, however, that in the event the TIA is amended after such date, "TIA" means, to the extent required by any such amendment, the TIA as so amended.

      "Trust Accounts" is defined in Section 8.13(a) of the Indenture.

      "Trust Officer" means any Responsible Officer of the Trustee.

      "Trustee" means the party named as such in the Indenture until a successor replaces it in accordance with the provisions of the Indenture and thereafter means the successor Trustee and if, at any time, there is more than one Trustee, "Trustee" as used with respect to the Notes of any Class shall mean the Trustee with respect to the Notes of that Class.

      "Trustee Incumbency Certificate" is defined in Section 3.8(a) of the Indenture.

      "Trustee Representatives" is defined in Section 3.8(a) of the Indenture.

      "UCC" means the Uniform Commercial Code as in effect in any applicable jurisdiction.

      "Unapplied Provider Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unpaid Advance", with respect to any Liquidity Facility, has the meaning specified in such Liquidity Facility.

      "Unserviceable Parts" means Pledged Spare Parts or Non-Pledged Spare Parts, as the context requires, that have been either removed from service (i) because they did not

                                                                       Indenture

                                 Appendix I-32
work correctly or (ii) because upon inspection and testing, they were found not to meet certain prescribed standards.

      "U.S." or "United States" means the United States of America.

      "U.S. Air Carrier" means any United States air carrier that is a Citizen of the United States holding an air carrier operating certificate issued pursuant to chapter 447 of title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6000 pounds or more of cargo, or that otherwise is certificated or registered to the extent required to fall within the purview of Section 1110.

      "U.S. Government" means the federal government of the United States, or any instrumentality or agency thereof the obligations of which are guaranteed by the full faith and credit of the federal government of the United States.

      "U.S. Government Obligations" means securities that are direct obligations of the U.S. Government which are not callable or redeemable, and shall also include a depository receipt issued by a bank or trust company as custodian with respect to any such U.S. Government Obligations or a specific payment of interest on or principal of any such U.S. Government Obligations held by such custodian for the account of the holder of a depository receipt so long as such custodian is not authorized to make any deduction from the amount payable to the holder of such depository receipt from any amount received by the custodian in respect of the U.S. Government Obligations or the specific payment of interest on or principal of the U.S. Government Obligations evidenced by such depository receipt.

      "USBT" is defined in the first paragraph of the Indenture.

      "Warranty Rights" means the rights of the Company under any warranty or indemnity, express or implied, regarding title, materials, workmanship, design and patent infringement, or related matters in respect of the Pledged Spare Parts, in each case to the extent that: (a) such rights relate to the Pledged Spare Parts (and not to other Spare Parts, Appliances or any other properties or assets), (b) such rights are assignable at no additional expense to the Company, and (c) that such assignment does not require the consent of any Person and does not violate any contract or agreement binding upon the Company relating to such rights.

      "Written Notice" means, from the Trustee or any Liquidity Provider, a written instrument executed by the Designated Representative of such Person.

      SECTION 2. Rules of Construction. Unless the context otherwise requires, the following rules of construction shall apply for all purposes of the Operative Documents (including this appendix) and of such agreements as may incorporate this appendix by reference.

                                                                       Indenture

                                 Appendix I-33

      (a) In each Operative Document, unless otherwise expressly provided, a reference to:

            (i) each of the Company, the Trustee, the Collateral Agent, the Security Agent or any other person includes, without prejudice to the provisions of any Operative Document, any successor in interest to it and any permitted transferee, permitted purchaser or permitted assignee of it;

            (ii) words importing the plural include the singular and words importing the singular include the plural;

            (iii) any agreement, instrument or document, or any annex, schedule or exhibit thereto, or any other part thereof, includes, without prejudice to the provisions of any Operative Document, that agreement, instrument or document, or annex, schedule or exhibit, or part, respectively, as amended, modified or supplemented from time to time in accordance with its terms and in accordance with the Operative Documents, and any agreement, instrument or document entered into in substitution or replacement therefor;

            (iv) any provision of any law includes any such provision as amended, modified, supplemented, substituted, reissued or reenacted prior to the Closing Date, and thereafter from time to time;

            (v) the words "Agreement", "this Agreement", "hereby", "herein", "hereto", "hereof" and "hereunder" and words of similar import when used in any Operative Document refer to such Operative Document as a whole and not to any particular provision of such Operative Document;

            (vi) the words "including", "including, without limitation", "including, but not limited to", and terms or phrases of similar import when used in any Operative Document, with respect to any matter or thing, mean including, without limitation, such matter or thing; and

            (vii) a "Section", an "Exhibit", an "Annex", an "Appendix" or a "Schedule" in any Operative Document, or in any annex thereto, is a reference to a Section of, or an exhibit, an annex, an appendix or a schedule to, such Operative Document or such annex, respectively.

      (b) Each exhibit, annex, appendix and schedule to each Operative Document is incorporated in, and shall be deemed to be a part of, such Operative Document.

                                                                       Indenture

                                 Appendix I-34

      (c) Unless otherwise defined or specified in any Operative Document, all accounting terms therein shall be construed and all accounting determinations thereunder shall be made in accordance with GAAP.

      (d) Headings used in any Operative Document are for convenience only and shall not in any way affect the construction of, or be taken into consideration in interpreting, such Operative Document.

                                                                       Indenture

                                 Appendix I-35

                                                                     EXHIBIT A-1

                             [FORM OF CLASS A NOTE]

      [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A "TRANSFER") THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO IN CLAUSE (2) ABOVE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(E) ABOVE), IT WILL FURNISH TO THE

                                     A-1-1

TRUSTEE, THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES PURSUANT TO CLAUSE (2)(I)(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.](1)

      [EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT) EXCEPT IN COMPLIANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN.](2)

------------------------
(1) To be included on each Restricted Class A Note.

(2) To be included on each Temporary Regulation S Global Class A Note.

                                     A-1-2

      [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.5 AND 2.6 OF THE INDENTURE REFERRED TO HEREIN.](3)

      BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT
EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST THEREIN; OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY SIMILAR PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

--------------------------
(3) To be included on each Class A Note that is a Global Note.

                                     A-1-3

No. [_]                                                 CUSIP/Common Code No.[_]
                                                                           $ [_]

                            [[REGULATION S] GLOBAL](1)

            [INITIAL] [EXCHANGE] 7.25% CLASS A SECURED NOTE DUE 2009

      AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), promises to pay to [__________], or the registered assignee thereof, the principal sum of $[_______] Dollars (the "Principal Amount") on February 6, 2009, subject to earlier payment as provided in the Indenture referred to herein. This Class A Note shall bear interest on the unpaid Principal Amount from time to time outstanding from the most recent Interest Payment Date to which interest has been paid or duly provided for (or, if no interest has been paid or so provided for, from February 6, 2004) at a rate per annum equal to the Class A Debt Rate (calculated on the basis of a 360-day year consisting of twelve 30 day months), payable in arrears on each February 5 and August 5 of each year, commencing August 5, 2004 (an "Interest Payment Date") until the Principal Amount has been paid in full. This Class A Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), to the extent permitted by applicable law, on any part of the principal amount, interest and any other amounts payable hereunder not paid when due, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Class A Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day without additional interest.

      1. General. This Class A Note is one of a duly authorized issue of Class A Notes of the Company designated as "[Initial] [Exchange] 7.25% Class A Secured Notes due 2009" (herein, called the "Class A Notes"), limited in aggregate principal amount to $180,457,000, issued, authenticated and delivered pursuant to the Indenture, dated as of February 5, 2004 (the "Indenture"), among the Company, U.S. Bank Trust National Association, as Trustee (the "Trustee"), and Citibank, N.A., as Class A Liquidity Provider. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture. This Class A Note is subject to the terms, provisions and conditions of the Indenture. To the extent any provision of this Class A Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Reference is hereby made to the Indenture, the

-------------------
(1) To be included on each Class A Note that is a Global Note.

                                     A-1-4

Spare Parts Security Agreement, the other Operative Documents and the Support Documents for a complete statement of the rights and obligations of the holders of, and the nature and extent of the security for, this Class A Note. By virtue of its acceptance hereof, the Class A Noteholder of this Class A Note assents to and agrees to be bound by the provisions of the Indenture.

      2. Record Dates. The Person in whose name any Class A Note is registered at the close of business on the fifteenth day preceding an Interest Payment Date, whether or not a Business Day, shall be entitled to receive the interest payable on the applicable Interest Payment Date to the extent provided by such Class A Note, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date and such defaulted interest becomes an Overdue Scheduled Payment, in which case any defaulted interest payable to the Holders of the Class A Notes pursuant to the terms of the Indenture shall be paid to the Person in whose name the outstanding Class A
Note is registered at the close of business on the subsequent record date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Trustee not less than fifteen days preceding such subsequent record date pursuant to the Indenture.

      3. Redemption. The Company may redeem the Class A Notes at any time in whole or in part (in any integral multiple of $1,000) (i) at its sole option, at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest to (but excluding) the Redemption Date on, and Make-Whole Amount, if any, with respect to the redeemed Class A Notes; and (ii) pursuant to (but only to the extent provided under) Section 3.1 or Section 3.3 of the Collateral Maintenance Agreement, at a redemption price equal to the sum of 100% of the principal amount of, and accrued and unpaid interest to (but excluding) the Redemption Date on, the redeemed Class A Notes, and without Make-Whole Amount or any other premium or, in the circumstances specified in the proviso to
Section 4.1 of the Indenture, at the redemption price specified in such proviso. The Trustee shall mail a notice of any redemption at least 15 days but not more than 60 days before the Redemption Date to each Holder whose Class A Notes are to be redeemed at such Holder's registered address. If the Trustee gives notice of redemption but the Company fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given. Class A Notes called for redemption shall cease to bear interest on and after the Redemption Date (unless the Company shall fail to pay the redemption price). Upon surrender to the Paying Agent, such Class A Notes shall be paid the redemption price.

      4. Method of Payment. The Paying Agent shall distribute amounts payable to each Class A Noteholder by check mailed to such Class A Noteholder at its address appearing in the Register, except that with respect to Class A Notes registered on the

                                     A-1-5
applicable Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee). The Company shall not have any responsibility for the distribution of such payments to any Class A Noteholder. Any payment made hereunder shall be made without any presentment or surrender of this Class A Note, except that, in the case of the final payment in respect of this Class A Note, this Class A Note shall be surrendered to the Paying Agent for cancellation against receipt of such payment.

      5. Registrar and Paying Agent. The Company shall maintain an office or agency where Class A Notes eligible for transfer or exchange may be presented for registration of transfer or for exchange, and an office or agency where Class A Notes may be presented for payment. Initially, the Trustee will act as Registrar and Paying Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      6. Denominations, Transfer and Exchange. The Class A Notes shall be issued only in fully registered form without coupons and [only in denominations of $100,000 or integral multiples of $1,000 in excess thereof,](2) [in denominations of $1,000 or integral multiples thereof,](3) except that one Class A Note may be issued in a different denomination. The transfer of Class A Notes may be registered and Class A Notes may be exchanged as provided in the Indenture and this Class A Note. No transfer shall be effected until, and such transferee shall succeed to the rights of a Class A Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. No service charge shall be made to a Class A Noteholder for any registration of transfer or exchange of Class A Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class A Notes.

      7. Persons Deemed Owners. Prior to the registration of any transfer of a Class A Note by a Class A Noteholder as provided in the Indenture, the Company, the Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Class A Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such Class A Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.

------------------
(2) To be included on Initial Class A Notes.

(3) To be included on Exchange Class A Notes.

                                     A-1-6

      8. Amendments and Waivers. The Company and the Trustee or any applicable Collateral Agent, as the case may be, may amend or supplement the Indenture, the Class A Notes, or any of the other Operative Documents and, upon request of the Company, and the agreement of the applicable Liquidity Provider, the Trustee shall amend or supplement the Support Documents, in each case as provided in
Article X of the Indenture. Any consent by the Class A Noteholder of this Class A Note shall be conclusive and binding on such Class A Noteholder and upon all future Class A Noteholders of this Class A Note and of any Class A Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon such Class A Note. Without the consent of the Controlling Party or any Holder, the Indenture, the Class A Notes, any of the Operative Documents and any of the Support Documents may be amended or supplemented as provided in Section 10.1 of the Indenture.

      9. Defaults and Remedies. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee may, and upon the written instructions of the Controlling Party, the Trustee shall, declare by written notice to the Company, all unpaid principal of, and accrued but unpaid interest on, the Notes (but, for the avoidance of doubt, without Make-Whole Amount or other premium) and other amounts otherwise payable under the Indenture, if any, to the date of acceleration to be due and payable and upon any such declaration, the same shall become and be immediately due and payable. In the case of an Event of Default arising from certain events of bankruptcy, reorganization or insolvency, such amounts shall automatically become and be immediately due and payable without further action or notice. Under certain circumstances, the Controlling Party by notice to the Trustee may rescind an acceleration and its consequences.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Class A Notes or other amounts otherwise payable under the Indenture, if any. Subject to the Indenture, so long as an Event of Default has occurred and is continuing, the Controlling Party by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences. The Controlling Party may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral Agent, subject, in the case of any actions based on the status of the Trustee as Collateral Agent, to any limitations otherwise expressly provided for in the Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Class A Noteholders may not enforce the Indenture or the Class A Notes except as provided in the Indenture. The Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Class A Notes. The Trustee may withhold from Class A Noteholders notice of any continuing Default (except a default in payment of principal, interest, or Make-Whole

                                     A-1-7

Amount or other premium) if it determines in good faith that withholding notice is in their interests. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

      10. No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company or any successor Person or any Affiliate of the Company shall have any liability for any obligations of the Company or any successor Person or any Affiliate of any thereof, either directly or through the Company or any successor Person or any Affiliate of any thereof, under the Class A Notes, the Indenture or the other Operative Documents or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Class A Note, each Class A Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Class A Notes.

      11. Authentication. This Class A Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication attached hereto has been executed by the manual signature of an authorized signatory of the Trustee or an authenticating agent appointed by the Trustee.

      12. Unclaimed Money. If money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to, any Class A Note and unclaimed for two years after such principal, interest, or Make-Whole Amount or other premium, if any, has become due and payable shall be paid to the Company on its request, subject to any applicable escheat or abandoned or unclaimed property law, and the Holder of such Class A Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments shall thereupon cease.

      13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      14. CUSIP Numbers. The Company in issuing this Class A Note may use a "CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP" numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Class A Notes or as contained in any notice of a

                                     A-1-8
redemption and that reliance may be placed only on the other identification numbers printed on the Class A Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

      [15. Holders' Compliance With Class A Registration Rights Agreement. Each Holder of a Class A Note, by acceptance hereof, acknowledges and agrees to the provisions of the Class A Registration Rights Agreement, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](4)

      16. Governing Law. THIS CLASS A NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK. THIS CLASS A NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      The Company will furnish to any Holder of this Class A Note, upon written request and without charge, a copy of the Indenture. Request may be made to:
American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 76155,
Attention: Corporate Secretary.

------------------
(4) To be included on each Initial Note.

                                      A-1-9

      IN WITNESS WHEREOF, the Company has caused this Class A Note to be duly executed in its corporate name by its officers thereunto duly authorized on the date hereof.

      Date:

                                             AMERICAN AIRLINES, INC.

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                             By:
                                                --------------------------------
                                                Name:
                                                Title:

                                     A-1-10

              [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                    This is one of the Class A Notes referred
                              to in the Indenture.

                                             U.S. BANK TRUST NATIONAL
                                             ASSOCIATION, as Trustee

                                             By:________________________________
                                                    Authorized Officer

                                     A-1-11

                             FORM OF TRANSFER NOTICE

      FOR VALUE RECEIVED, the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

_____________________________________________

_____________________________________________

please print or typewrite name and address including zip code of assignee

_____________________________________________
the within Class A Note and all rights thereunder, hereby irrevocably constituting and appointing

_____________________________________________
attorney to transfer said Class A Note on the books of the Registrar with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                   ON ALL CLASS A NOTES EXCEPT EXCHANGE NOTES]

      In connection with any transfer of this Class A Note occurring prior to the expiration of the holding period applicable to sales of the Class A Notes under Rule 144(K) under the Securities Act of 1933, as amended, or any successor provision, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                     A-1-12

                                   [CHECK ONE]

[_] (a) this Class A Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[_] (b) this Class A Note is being transferred other than in accordance with
(a) above and documents are being furnished that comply with the conditions of transfer set forth in this Class A Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Class A Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.4 and 2.6 of the Indenture shall have been satisfied.

Date:[_________, ___]                    [NAME OF TRANSFEROR]

                                         _______________________________________
                                         NOTE: The signature must correspond
                                         with the name as written upon the face
                                         of the within-mentioned instrument in
                                         every particular without alteration or
                                         any change whatsoever.

Signature Guarantee:_____________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Class A Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:[___________, ___]                  _______________________________________
                                         NOTE: To be executed by an executive
                                         officer.

                                     A-1-13

                                                                     EXHIBIT A-2

                             [FORM OF CLASS B NOTE]

      [THIS SECURITY HAS NOT BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT") OR ANY SECURITIES LAWS OF ANY STATE OF THE UNITED STATES OR ANY OTHER JURISDICTION, AND, ACCORDINGLY, MAY NOT BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED WITHIN THE UNITED STATES OR TO, OR FOR THE ACCOUNT OR BENEFIT OF, ANY PERSONS EXCEPT AS SET FORTH IN THE FOLLOWING SENTENCE. BY ITS ACQUISITION HEREOF, THE HOLDER: (1) REPRESENTS THAT
(A) IT IS A "QUALIFIED INSTITUTIONAL BUYER" (AS DEFINED IN RULE 144A UNDER THE SECURITIES ACT), (B) IT IS AN INSTITUTIONAL "ACCREDITED INVESTOR" (AS DEFINED IN RULE 501(a)(1), (2), (3) OR (7) UNDER THE SECURITIES ACT) (AN "INSTITUTIONAL ACCREDITED INVESTOR") OR (C) IT IS NOT A U.S. PERSON AND IS ACQUIRING THIS SECURITY IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT; (2) AGREES THAT IT WILL NOT PRIOR TO EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION) OFFER, RESELL, PLEDGE OR OTHERWISE TRANSFER (EACH A "TRANSFER") THIS SECURITY EXCEPT: (I) (A) TO A QUALIFIED INSTITUTIONAL BUYER IN COMPLIANCE WITH RULE 144A UNDER THE SECURITIES ACT, (B) INSIDE THE UNITED STATES TO AN INSTITUTIONAL ACCREDITED INVESTOR ACQUIRING $100,000 OR MORE AGGREGATE PRINCIPAL AMOUNT OF SUCH SECURITIES THAT, PRIOR TO SUCH TRANSFER, FURNISHES TO THE TRUSTEE A SIGNED LETTER CONTAINING CERTAIN REPRESENTATIONS AND AGREEMENTS RELATING TO THE RESTRICTIONS ON TRANSFER OF THIS SECURITY (THE FORM OF WHICH LETTER CAN BE OBTAINED FROM THE TRUSTEE), (C) OUTSIDE THE UNITED STATES IN AN OFFSHORE TRANSACTION IN COMPLIANCE WITH RULE 904 UNDER THE SECURITIES ACT, (D) PURSUANT TO THE EXEMPTION FROM REGISTRATION PROVIDED BY RULE 144 UNDER THE SECURITIES ACT (IF AVAILABLE), (E) PURSUANT TO A REGISTRATION STATEMENT WHICH HAS BEEN DECLARED EFFECTIVE UNDER THE SECURITIES ACT (AND WHICH CONTINUES TO BE EFFECTIVE AT THE TIME OF SUCH TRANSFER) OR (F) TO AMERICAN AIRLINES, INC. OR ANY SUBSIDIARY THEREOF; AND (II) IN ACCORDANCE WITH ALL APPLICABLE SECURITIES LAWS OF THE STATES OF THE UNITED STATES AND OTHER APPLICABLE JURISDICTIONS; (3) AGREES THAT PRIOR TO ANY TRANSFER PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD REFERRED TO IN CLAUSE (2) ABOVE (OTHER THAN A TRANSFER PURSUANT TO CLAUSE (2)(I)(E) ABOVE), IT WILL FURNISH TO THE

                                     A-2-1

TRUSTEE, THE REGISTRAR AND AMERICAN AIRLINES, INC. SUCH CERTIFICATIONS, LEGAL OPINIONS OR OTHER INFORMATION AS ANY OF THEM MAY REASONABLY REQUIRE TO CONFIRM THAT SUCH TRANSFER IS BEING MADE PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT; AND (4) AGREES THAT IT WILL DELIVER TO EACH PERSON TO WHOM THIS SECURITY IS TRANSFERRED A NOTICE SUBSTANTIALLY TO THE EFFECT OF THIS LEGEND. IN CONNECTION WITH ANY TRANSFER OF THIS SECURITY PRIOR TO THE EXPIRATION OF THE HOLDING PERIOD APPLICABLE TO SALES OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION), THE HOLDER MUST CHECK THE APPROPRIATE BOX SET FORTH BELOW ON THIS SECURITY RELATING TO THE MANNER OF SUCH TRANSFER AND SUBMIT THIS SECURITY TO THE TRUSTEE. THIS LEGEND WILL BE REMOVED UPON THE EARLIER OF THE TRANSFER OF THE SECURITIES PURSUANT TO CLAUSE (2)(I)(E) ABOVE OR UPON ANY TRANSFER OF THE SECURITIES UNDER RULE 144(k) UNDER THE SECURITIES ACT (OR ANY SUCCESSOR PROVISION). AS USED HEREIN, THE TERMS "OFFSHORE TRANSACTION," "UNITED STATES" AND "U.S. PERSON" HAVE THE MEANINGS GIVEN TO THEM BY REGULATION S UNDER THE SECURITIES ACT. THE INDENTURE CONTAINS A PROVISION REQUIRING THE TRUSTEE TO REFUSE TO REGISTER ANY TRANSFER OF THIS SECURITY IN VIOLATION OF THE FOREGOING RESTRICTIONS.](1)

      [EXCEPT AS SPECIFIED IN THE INDENTURE (AS DEFINED HEREIN), BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY WILL NOT BE EXCHANGEABLE FOR INTERESTS IN ANY OTHER SECURITY REPRESENTING AN INTEREST IN THE SECURITIES REPRESENTED HEREBY UNTIL THE EXPIRATION OF THE "40 DAY DISTRIBUTION COMPLIANCE PERIOD" (WITHIN THE MEANING OF RULE 903(b)(2) OF REGULATION S UNDER THE SECURITIES ACT). DURING SUCH 40 DAY DISTRIBUTION COMPLIANCE PERIOD, BENEFICIAL OWNERSHIP INTERESTS IN THIS SECURITY MAY NOT BE OFFERED, SOLD, PLEDGED OR TRANSFERRED TO, OR FOR THE ACCOUNT OR BENEFIT OF, A "U.S. PERSON" (AS DEFINED IN REGULATION S UNDER THE SECURITIES
ACT) EXCEPT IN COMPLIANCE WITH RULE 144A AND REGULATION S UNDER THE SECURITIES ACT AND WITH ARTICLE II OF THE INDENTURE REFERRED TO HEREIN.](2)

------------------
(1) To be included on each Restricted Class B Note.

(2) To be included on each Temporary Regulation S Global Class B Note.

                                     A-2-2

      [UNLESS THIS SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION ("DTC"), TO AMERICAN AIRLINES, INC. OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IN EXCHANGE FOR THIS SECURITY IS REGISTERED IN THE NAME OF CEDE & CO. OR IN SUCH OTHER NAME AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF DTC), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

      TRANSFERS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS IN WHOLE, BUT NOT IN PART, TO NOMINEES OF DTC OR TO A SUCCESSOR THEREOF OR SUCH SUCCESSOR'S NOMINEE AND TRANSFERS OF PORTIONS OF THIS GLOBAL SECURITY SHALL BE LIMITED TO TRANSFERS MADE IN ACCORDANCE WITH THE RESTRICTIONS SET FORTH IN SECTIONS 2.5 AND 2.6 OF THE INDENTURE REFERRED TO HEREIN.](3)

      BY ITS ACQUISITION OR ACCEPTANCE HEREOF, THE HOLDER REPRESENTS THAT
EITHER: (A) NO ASSETS OF (I) AN EMPLOYEE BENEFIT PLAN SUBJECT TO TITLE I OF THE EMPLOYEE RETIREMENT INCOME SECURITY ACT OF 1974, AS AMENDED ("ERISA"), (II) A PLAN DESCRIBED IN SECTION 4975(E)(I) OF THE INTERNAL REVENUE CODE OF 1986, AS AMENDED (THE "CODE"), (III) AN ENTITY WHOSE UNDERLYING ASSETS ARE DEEMED TO INCLUDE ASSETS OF ANY SUCH EMPLOYEE BENEFIT PLAN OR PLAN, OR (IV) A GOVERNMENTAL OR CHURCH PLAN THAT IS SUBJECT TO ANY FEDERAL, STATE, LOCAL, OR FOREIGN LAW OR REGULATION THAT IS SUBSTANTIALLY SIMILAR TO SECTION 406 OF ERISA OR SECTION 4975 OF THE CODE ("SIMILAR LAW"), HAVE BEEN USED TO PURCHASE THIS SECURITY OR ANY INTEREST THEREIN; OR (B) THE PURCHASE AND HOLDING OF THIS SECURITY OR ANY INTEREST THEREIN BY THE HOLDER ARE EXEMPT FROM THE PROHIBITED TRANSACTION RESTRICTIONS OF ERISA AND THE CODE OR ANY SIMILAR PROVISION OF SIMILAR LAW, AS APPLICABLE, PURSUANT TO ONE OR MORE PROHIBITED TRANSACTION STATUTORY OR ADMINISTRATIVE EXEMPTIONS.

------------------
(3) To be included on each Class B Note that is a Global Note.

                                     A-2-3

No. [__]                                              CUSIP/Common Code No. [__]
                                                                         $ [___]

                            [[REGULATION S] GLOBAL](1)
            [INITIAL] [EXCHANGE] 9.00% CLASS B SECURED NOTE DUE 2009

      AMERICAN AIRLINES, INC., a Delaware corporation (the "Company"), promises to pay to [__________], or the registered assignee thereof, the principal sum of $[_______] Dollars (the "Principal Amount") on February 5, 2009, subject to earlier payment as provided in the Indenture referred to herein. This Class B Note shall bear interest on the unpaid Principal Amount from time to time outstanding from the most recent Interest Payment Date to which interest has been paid or duly provided for (or, if no interest has been paid or so provided for, from [ ](2) at a rate per annum equal to the Class B Debt Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months), payable in arrears on each February 5 and August 5 of each year, commencing August 5, 2004 (an "Interest Payment Date") until the Principal Amount has been paid in full. This Class B Note shall bear interest, payable on demand, at the Payment Due Rate (calculated on the basis of a 360-day year consisting of twelve 30-day months) to the extent permitted by applicable law, on any part of the principal amount, interest and any other amounts payable hereunder not paid when due, in each case for the period the same is overdue. Amounts shall be overdue if not paid when due (whether at stated maturity, by acceleration or otherwise). Notwithstanding anything to the contrary contained herein, if any date on which a payment under this Class B Note becomes due and payable is not a Business Day, then such payment shall not be made on such scheduled date but shall be made on the next succeeding Business Day without additional interest.

      1. General. This Class B Note is one of a duly authorized issue of Class B Notes of the Company designated as "[Initial] [Exchange] 9.00% Class B Secured Notes due 2009" (herein, called the "Class B Notes"), limited in aggregate principal amount to $42,031,000, issued, authenticated and delivered pursuant to the Indenture, dated as of February 5, 2004 (the "Indenture"), among the Company, U.S. Bank Trust National Association, as Trustee (the "Trustee"), and Citibank, N.A., as Class A Liquidity Provider. To the extent not otherwise defined herein, the capitalized terms used herein have the meanings assigned to them in the Indenture. This Class B Note is subject to the terms, provisions and conditions of the Indenture. The indebtedness evidenced by this Class B Note is, to the extent provided in the Indenture, subordinate and subject in right

------------------

(1) To be included on each Class B Note that is a Global Note.

(2) Insert February 6, 2004 for the Original Class B Notes. Insert the Closing Date of the applicable Refunding for New Class B Notes.

                                     A-2-4
of payment to the prior payment of amounts due on the Class A Notes, and this Class B Note is issued subject to such provisions. To the extent any provision of this Class B Note conflicts with the express provisions of the Indenture, the provisions of the Indenture shall govern and be controlling. Reference is hereby made to the Indenture, the Spare Parts Security Agreement, the other Operative Documents and the Support Documents for a complete statement of the rights and obligations of the holders of, and the nature and extent of the security for, this Class B Note. By virtue of its acceptance hereof, the Class B Noteholder of this Class B Note assents to and agrees to be bound by the provisions of the Indenture.

      2. Record Dates. The Person in whose name any Class B Note is registered at the close of business on the fifteenth day preceding an Interest Payment Date, whether or not a Business Day, shall be entitled to receive the interest payable on the applicable Interest Payment Date to the extent provided by such Class B Note, except if and to the extent the Company shall default in the payment of the interest due on such Interest Payment Date and such defaulted interest becomes an Overdue Scheduled Payment, in which case any defaulted interest payable to the Holders of the Class B Notes pursuant to the terms of the Indenture shall be paid to the Person in whose name the outstanding Class B
Note is registered at the close of business on the subsequent record date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice given by mail by or on behalf of the Company to the Trustee not less than fifteen days preceding such subsequent record date pursuant to the Indenture.

      3. Redemption. The Company may redeem the Class B Notes at any time in whole or in part (in any integral multiple of $1,000) (i) at its sole option, at a redemption price equal to the sum of 100% of the principal amount of, accrued and unpaid interest to (but excluding) the Redemption Date on, and Make-Whole Amount or other premium, if any, with respect to, the redeemed Class B Notes; and (ii) pursuant to (but only to the extent provided under) Section 3.1 or
Section 3.3 of the Collateral Maintenance Agreement, at a redemption price equal to the sum of 100% of the principal amount of, and accrued and unpaid interest to (but excluding) the Redemption Date on, the redeemed Class B Notes, and without Make-Whole Amount or any other premium. The Trustee shall mail a notice of any redemption at least 15 days but not more than 60 days before the Redemption Date to each Holder whose Class B Notes are to be redeemed at such Holder's registered address. If the Trustee gives notice of redemption but the Company fails to pay when due all amounts necessary to effect such redemption, such redemption shall be deemed revoked and no amount shall be due as a result of notice of redemption having been given. Class B Notes called for redemption shall cease to bear interest on and after the Redemption Date (unless the Company shall fail to pay the redemption price). Upon surrender to the Paying Agent, such Class B Notes shall be paid the redemption price.

                                     A-2-5

      4. Method of Payment. The Paying Agent shall distribute amounts payable to each Class B Noteholder by check mailed to such Class B Noteholder at its address appearing in the Register, except that with respect to Class B Notes registered on the applicable Record Date in the name of a Clearing Agency (or its nominee), such distribution shall be made by wire transfer in immediately available funds to the account designated by such Clearing Agency (or such nominee). The Company shall not have any responsibility for the distribution of such payments to any Class B Noteholder. Any payment made hereunder shall be made without any presentment or surrender of this Class B Note, except that, in the case of the final payment in respect of this Class B Note, this Class B Note shall be surrendered to the Paying Agent for cancellation against receipt of such payment.

      5. Registrar and Paying Agent. The Company shall maintain an office or agency where Class B Notes eligible for transfer or exchange may be presented for registration of transfer or for exchange, and an office or agency where Class B Notes may be presented for payment. Initially, the Trustee will act as Registrar and Paying Agent. If the Company fails to maintain a Registrar or Paying Agent, the Trustee shall act as such.

      6. Denominations, Transfer and Exchange. The Class B Notes shall be issued only in fully registered form without coupons and [only in denominations of $100,000 or integral multiples of $1,000 in excess thereof,](3) [in denominations of $1,000 or integral multiples thereof,](4) except that one Class B Note may be issued in a different denomination. The transfer of Class B Notes may be registered and Class B Notes may be exchanged as provided in the Indenture and this Class B Note. No transfer shall be effected until, and such transferee shall succeed to the rights of a Class B Noteholder only upon, final acceptance and registration of the transfer by the Registrar in the Register. No service charge shall be made to a Class B Noteholder for any registration of transfer or exchange of Class B Notes, but the Company may require payment of a sum sufficient to cover any tax or governmental charge that may be imposed in connection with any transfer or exchange of Class B Notes.

      7. Persons Deemed Owners. Prior to the registration of any transfer of a Class B Note by a Class B Noteholder as provided in the Indenture, the Company, the Registrar, the Paying Agent and the Trustee shall deem and treat the person in whose name the Class B Note is registered on the Register as the absolute owner and holder thereof for the purpose of receiving payment of all amounts payable with respect to such

------------------
(3) To be included on Initial Class B Notes.

(4) To be included on Exchange Class B Notes.

                                     A-2-6

Class B Note and for all other purposes, and none of the Company, the Registrar, the Paying Agent or the Trustee shall be affected by any notice to the contrary.

      8. Amendments and Waivers. The Company and the Trustee or any applicable Collateral Agent, as the case may be, may amend or supplement the Indenture, the Class B Notes, or any of the other Operative Documents and, upon request of the Company, and the agreement of the applicable Liquidity Provider, the Trustee shall amend or supplement the Support Documents, in each case as provided in
Article X of the Indenture. Any consent by the Class B Noteholder of this Class B Note shall be conclusive and binding on such Class B Noteholder and upon all future Class B Noteholders of this Class B Note and of any Class B Note issued upon the transfer hereof or in exchange hereof or in lieu hereof whether or not notation of such consent is made upon such Class B Note. Without the consent of the Controlling Party or any Holder, the Indenture, the Class B Notes, any of the Operative Documents and any of the Support Documents may be amended or supplemented as provided in Section 10.1 of the Indenture.

      9. Defaults and Remedies. Subject to certain limitations in the Indenture, if an Event of Default occurs and is continuing, the Trustee may, and upon the written instructions of the Controlling Party, the Trustee shall, declare by written notice to the Company, all unpaid principal of, and accrued but unpaid interest on, the Notes (but, for the avoidance of doubt, without Make-Whole Amount or other premium) and other amounts otherwise payable under the Indenture, if any, to the date of acceleration to be due and payable and upon such declaration, the same shall become and be immediately due and payable. In the case of an Event of Default arising from certain events of bankruptcy, reorganization or insolvency, such amounts shall automatically become and be immediately due and payable without further action or notice. Under certain circumstances, the Controlling Party by notice to the Trustee may rescind an acceleration and its consequences.

      If an Event of Default occurs and is continuing, the Trustee may pursue any available remedy by proceeding at law or in equity to collect the payment of principal of, or interest on, the Class B Notes or other amounts otherwise payable under the Indenture, if any. Subject to the Indenture, so long as an Event of Default has occurred and is continuing, the Controlling Party by notice to the Trustee may authorize the Trustee to waive an existing Default or Event of Default and its consequences. The Controlling Party may direct the time, method and place of conducting any proceeding for any remedy available to the Trustee (as Trustee or Collateral Agent, subject, in the case of any actions based on the status of the Trustee as Collateral Agent, to any limitations otherwise expressly provided for in the Operative Documents) or exercising any trust or power conferred on it; provided that the Trustee may take any other action deemed proper by the Trustee which is not inconsistent with such direction. Class B Noteholders may not enforce the Indenture or the Class B Notes except as provided in the Indenture. The

                                     A-2-7

Trustee may require indemnity satisfactory to it before it enforces the Indenture or the Class B Notes. The Trustee may withhold from Class B Noteholders notice of any continuing Default (except a default in payment of principal, interest, or Make-Whole Amount or other premium) if it determines in good faith that withholding notice is in their interests. The above description of Events of Default and remedies is qualified by reference, and subject in its entirety, to the more complete description thereof contained in the Indenture.

      10. No Recourse Against Others. No past, present or future director, officer, employee, agent, representative, member, manager, trustee, stockholder or other equity holder, as such, of the Company or any successor Person or any Affiliate of the Company shall have any liability for any obligations of the Company or any successor Person or any Affiliate of any thereof, either directly or through the Company or any successor Person or any Affiliate of any thereof, under the Class B Notes, the Indenture or the other Operative Documents or for any claim based on, in respect of or by reason of such obligations or their creation, whether by virtue of any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise. By accepting a Class B Note, each Class B Noteholder shall waive and release all such liability. The waiver and release shall be part of the consideration for the issue of the Class B Notes.

      11. Authentication. This Class B Note shall not be entitled to any benefit under the Indenture or be valid or obligatory for any purpose until the certificate of authentication attached hereto has been executed by the manual signature of an authorized signatory of the Trustee or an authenticating agent appointed by the Trustee.

      12. Unclaimed Money. If money deposited with the Trustee or any Paying Agent in trust for the payment of the principal of, interest on, or Make-Whole Amount or other premium, if any, with respect to, any Class B Note and unclaimed for two years after such principal, interest, or Make-Whole Amount or other premium, if any, has become due and payable shall be paid to the Company on its request, subject to any applicable escheat or abandoned or unclaimed property law, and the Holder of such Class B Note shall thereafter, as an unsecured general creditor, look only to the Company for payment thereof and all liability of the Trustee or such Paying Agent with regard to such Payments shall thereupon cease.

      13. Abbreviations. Customary abbreviations may be used in the name of a Holder or an assignee, such as: TEN COM (= tenants in common), TEN ENT (= tenants by the entireties), JT TEN (= joint tenants with right of survivorship and not as tenants in common), CUST (= Custodian), and U/G/M/A (= Uniform Gifts to Minors Act).

      14. CUSIP Numbers. The Company in issuing this Class B Note may use a "CUSIP" number (if then generally in use) and, if so, the Trustee shall use "CUSIP"

                                     A-2-8
numbers in notices of redemption as a convenience to Holders; provided, however, that any such notice may state that no representation is made as to the correctness of such numbers either as printed on the Class B Notes or as contained in any notice of a redemption and that reliance may be placed only on the other identification numbers printed on the Class B Notes, and any such redemption shall not be affected by any defect in or omission of such numbers.

      [15. Holders' Compliance With Registration Rights Agreement. Each Holder of a Class B Note, by acceptance hereof, acknowledges and agrees to the provisions of the registration rights agreement with respect to the Class B Notes, including, without limitation, the obligations of the Holders with respect to a registration and the indemnification of the Company to the extent provided therein.](5)

      16. Governing Law. THIS CLASS B NOTE HAS BEEN DELIVERED IN THE STATE OF NEW YORK. THIS CLASS B NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, INCLUDING ALL MATTERS OF CONSTRUCTION, VALIDITY AND PERFORMANCE, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

      The Company will furnish to any Holder of this Class B Note, upon written request and without charge, a copy of the Indenture. Request may be made to:
American Airlines, Inc., 4333 Amon Carter Boulevard, Fort Worth, Texas 76155,
Attention: Corporate Secretary.

------------------
(5) To be included on each Initial Class B Note that is a New Class B Note.

                                     A-2-9

      IN WITNESS WHEREOF, the Company has caused this Class B Note to be duly executed in its corporate name by its officers thereunto duly authorized on the date hereof.

Date:

                                         AMERICAN AIRLINES, INC.

                                         By:____________________________________
                                            Name:
                                            Title:

                                         By:____________________________________
                                            Name:
                                            Title:

                                     A-2-10

              [FORM OF THE TRUSTEE'S CERTIFICATE OF AUTHENTICATION]

                  This is one of the Class B Notes referred to
                                in the Indenture.

                                         U.S. BANK TRUST NATIONAL
                                         ASSOCIATION, as Trustee

                                         By:____________________________________
                                                    Authorized Officer

                                     A-2-11

                             FORM OF TRANSFER NOTICE

      FOR VALUE RECEIVED the undersigned registered holder hereby sell(s), assign(s) and transfer(s) unto

INSERT TAXPAYER IDENTIFICATION NO.

_________________________________________

_________________________________________

please print or typewrite name and address including zip code of assignee

_________________________________________
the within Class B Note and all rights thereunder, hereby irrevocably constituting and appointing

_________________________________________
attorney to transfer said Class B Note on the books of the Registrar with full power of substitution in the premises.

                     [THE FOLLOWING PROVISION TO BE INCLUDED
                   ON ALL CLASS B NOTES EXCEPT EXCHANGE NOTES]

      In connection with any transfer of this Class B Note occurring prior to the expiration of the holding period applicable to sales of the Class B Notes under Rule 144(K) under the Securities Act of 1933, as amended, or any successor provision, the undersigned confirms that without utilizing any general solicitation or general advertising that:

                                     A-2-12

                                   [CHECK ONE]

[__] (a) this Class B Note is being transferred in compliance with the exemption from registration under the Securities Act of 1933, as amended, provided by Rule 144A thereunder.

                                       OR

[__] (b) this Class B Note is being transferred other than in accordance with
(a) above and documents are being furnished that comply with the conditions of transfer set forth in this Class B Note and the Indenture.

If neither of the foregoing boxes is checked, the Registrar shall not be obligated to register this Class B Note in the name of any Person other than the Holder hereof unless and until the conditions to any such transfer of registration set forth herein and in Sections 2.4 and 2.6 of the Indenture shall have been satisfied.

Date:[_________, ___]                    [NAME OF TRANSFEROR]

                                         ______________________________________
                                         NOTE: The signature must correspond
                                         with the name as written upon the face
                                         of the within-mentioned instrument in
                                         every particular without alteration or
                                         any change whatsoever.

Signature Guarantee:_____________________________

TO BE COMPLETED BY PURCHASER IF (a) ABOVE IS CHECKED.

      The undersigned represents and warrants that it is purchasing this Class B Note for its own account or an account with respect to which it exercises sole investment discretion and that it and any such account is a "qualified institutional buyer" within the meaning of Rule 144A under the Securities Act of 1933, as amended, and is aware that the sale to it is being made in reliance on Rule 144A and acknowledges that it has received such information regarding the Company as the undersigned has requested pursuant to Rule 144A or has determined not to request such information and that it is aware that the transferor is relying upon the undersigned's foregoing representations in order to claim the exemption from registration provided by Rule 144A.

Date:[___________, ___]                  _______________________________________
                                         NOTE: To be executed by an executive
                                         officer.

                                     A-2-13

                                                                       EXHIBIT B

            FORM OF CERTIFICATION TO BE DELIVERED IN CONNECTION WITH
                   TRANSFERS OF NOTES PURSUANT TO REGULATION S

U.S. Bank Trust National Association
One Federal Street, 3rd Floor
EX-FED-MA
Boston, Massachusetts  02110
Attention:  Corporate Trust Department

            Re: [ ]% CLASS [A] [B] SECURED NOTES DUE 2009 (THE "NOTES")

Ladies and Gentlemen:

      In connection with our proposed sale or other transfer of US$[_________] aggregate principal amount of the Notes, we confirm that such sale or other transfer has been effected pursuant to and in accordance with Regulation S ("Regulation S") under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly, we hereby certify as follows:

                  1. The offer of the Notes was not made to a person in the
            United States (unless such person or the account held by it for which it is acting is excluded from the definition of "U.S. person" pursuant to Rule 902(k) of Regulation S under the circumstances described in Rule 902(h)(3) of Regulation S) or specifically targeted at an identifiable group of U.S. citizens abroad.

                  2. Either (a) at the time the buy or transfer order was
            originated, the buyer or transferee was outside the United States or we and any person acting on our behalf reasonably believed that the buyer or transferee was outside the United States, or (b) the transaction was executed in, on or through the facilities of a designated offshore securities market, and neither we nor any person acting on our behalf knows that the transaction was pre-arranged with a buyer or transferee in the United States.

                  3. No directed selling efforts have been made in the United
            States in contravention of the requirements of Rule 903(a)(2) or Rule 904(a)(2) of Regulation S, as applicable.

                  4. The proposed transaction is not part of a plan or scheme to evade the registration requirements of the Securities Act.

                  5. If we are a dealer or a person receiving a selling
            concession or other fee or remuneration in respect of the Notes, and the proposed transaction takes place before the end of the distribution compliance period under Regulation S, or we are an officer or director of the Company or a distributor, we certify that the proposed transaction is being made in accordance with the provisions of Rules 903 and 904 of Regulation S.

                  6. We have advised the transferee of the transfer restrictions applicable to the Notes.

                  7. We acknowledge that the Company, the Trustee, and others will rely upon the truth and accuracy of this Certification and agree that, if any part of this Certification is established to be inaccurate, we shall promptly notify the Company and the Trustee.

            You, the Company and counsel for the Company are entitled to rely upon this Certificate and are irrevocably authorized to produce this Certificate or a copy hereof to any interested party in any administrative or legal proceeding or official inquiry with respect to the matters covered hereby. Terms used in this certificate have the meanings set forth in Regulation S.

                                         Very truly yours,

                                         [NAME OF SELLER/TRANSFEROR]

                                         By:____________________________________
                                            Name:
                                            Title:
                                            Address:

Date of this Certificate:  _______________ __, 200_

                                                                       EXHIBIT C

               FORM OF CERTIFICATION TO BE DELIVERED IN CONNECTION
                           WITH TRANSFERS OF NOTES TO
                   NON-QIB INSTITUTIONAL ACCREDITED INVESTORS

                                                    [__________________, ______]

U.S. Bank Trust National Association
One Federal Street, 3rd Floor
EX-FED-MA
Boston, Massachusetts  02110
Attention: Corporate Trust Department

American Airlines, Inc.
4333 Amon Carter Boulevard
Fort Worth, Texas 76155
Attention: Treasurer

                                AMERICAN AIRLINES
            [__]% Class [A][B] Secured Notes due 2009 (the "Notes")

Ladies and Gentlemen:

      In connection with our proposed purchase of U.S. $[_____________] of Notes (the "Purchased Notes"), we confirm that:

      1. We understand that any subsequent transfer of the Purchased Notes is subject to certain restrictions and conditions set forth in the Indenture, dated as of February 5, 2004, among American Airlines, Inc. (the "Company"), U.S. Bank Trust National Association, as Trustee (the "Trustee"), and Citibank, N.A., as Class A Liquidity Provider, relating to the Notes, and we agree to be bound by, and not to resell, pledge or otherwise transfer the Purchased Notes except in compliance with, such restrictions and conditions and the Securities Act of 1933, as amended (the "Securities Act").

      2. We are purchasing Notes having an aggregate principal amount of not less than $100,000 and each account (if any) for which we are purchasing Notes is purchasing Notes having an aggregate principal amount of not less than $100,000.

      3. We are an institutional "accredited investor" (as defined in Rule 501(a)(1), (2), (3) or (7) of Regulation D under the Securities Act) (an "Institutional Accredited Investor") and have such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of our investment in the Purchased Notes, and we and any accounts for which we are acting are each able to bear the economic risk of our or their investments and can afford the complete loss of such investment.

      4. We represent that we are acquiring the Purchased Notes for our own account or for one or more accounts (each of which is an Institutional Accredited Investor) with respect to which we exercise sole investment discretion and not with a view to any distribution of the Purchased Notes, subject, nevertheless, to the understanding that the disposition of our property shall at all times be and remain within our control.

      5. We acknowledge that the Purchased Notes have not been registered under the Securities Act or any other securities laws, that the Purchased Notes are being sold to us in a transaction that is exempt from the registration requirements of the Securities Act and that the Purchased Notes may not be offered, sold, pledged or otherwise transferred within the United States or to, or for the account or benefit of, a "U.S. person" (as defined in Regulation S under the Securities Act), except as set forth below.

      6. We agree that if we should offer, resell, pledge or otherwise transfer (each, a "Transfer") any Purchased Note within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision), we will do so only (A)
(i) to a "qualified institutional buyer" (as defined in Rule 144A under the Securities Act) (a "QIB") in compliance with Rule 144A, (ii) inside the United States to an Institutional Accredited Investor acquiring $100,000 or more aggregate principal amount of such Purchased Notes that, prior to such transfer, if such Institutional Accredited Investor is not a QIB, furnishes to the Trustee a signed letter substantially in the form of the letter which we are now providing, (iii) outside the United States in an offshore transaction in compliance with Rule 904 under the Securities Act, (iv) pursuant to the exemption from registration provided by Rule 144 under the Securities Act (if available), (v) pursuant to a registration statement which has been declared effective under the Securities Act (and which continues to be effective at the time of such transfer) or (vi) to the Company or any subsidiary thereof and (B) in accordance with all applicable securities laws of the states of the United States and other applicable jurisdictions. We further agree that, subject to the procedures set forth in Section 2.6 of the Indenture, prior to any proposed Transfer of the Purchased Notes within the period prior to the expiration of the holding period applicable to sales thereof under Rule 144(k) under the Securities Act (or any successor provision) (otherwise than pursuant to an effective registration statement) we, as the holder thereof, must check the appropriate box set forth on such Purchased Note relating to the manner of such transfer and submit the Purchased Note to the Trustee. We understand that if the proposed transferee is an Institutional Accredited Investor or is not a "U.S. person" (as defined in Regulation S under the Securities Act) or the proposed transfer is being effected pursuant to the exemption from registration provided by Rule 144 under the Securities Act, we, as the holder (or beneficial holder, as the case may be) must, prior to such transfer, furnish to the Trustee and, if requested, to the Company, such certifications, legal opinions or other information as they may reasonably require to confirm that such transfer is being made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.

      7. We agree that we will deliver to each person to whom we transfer the Purchased Notes notices of any restrictions on transfer of such Purchased Notes.

      8. We represent and warrant that either: (i) no assets of (a) an employee benefit plan subject to Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), (b) a plan described in Section 4975(e)(1) of the Internal Revenue Code of 1986, as amended (the "Code"), (c) an entity whose underlying assets are deemed to include assets of any such employee benefit plan or plan, or (d) a governmental or church plan that is subject to federal, state, local or foreign law or regulation that is substantially similar to Section 406 of ERISA or Section 4975 of the Code ("Similar Law") have been used to acquire such Purchased Notes or an interest therein; or (ii) the acquisition and holding of such Purchased Notes or interest therein are exempt from the prohibited transaction restrictions of ERISA and the Code or any similar provision of Similar Law, as applicable, pursuant to one or more prohibited transaction statutory or administrative exemptions.

      9. We acknowledge that the Company, the Trustee and others will rely upon the truth and accuracy of the foregoing and following acknowledgments, representations, warranties and agreements and agree that, if any of the acknowledgments, representations, warranties and agreements made or deemed to have been made by our acquisition of the Purchased Notes is no longer accurate, we shall promptly notify the Company and the Trustee. If we are acquiring any Purchased Notes as a fiduciary or agent of one or more investor accounts, we represent that we have sole investment discretion with respect to each such investor account and that we have full power to make the foregoing acknowledgments, representations and agreements on behalf of each such investor account.

      10. We understand and acknowledge that the Purchased Notes will bear a legend in the form indicated in Section 2.2 of the Indenture unless otherwise agreed by the Company and us, as the holder thereof.

      You are entitled to rely upon this letter and are irrevocably authorized to produce this letter or a copy thereof to any interested party in any administrative or legal proceedings or official inquiry with respect to the matters covered hereby.

                                         Very truly yours,

                                         By:____________________________________
                                            Name:
                                            Title:

                                                                       EXHIBIT D

                                 REFUNDING TERMS

The Company shall have the option to prepay (each such prepayment and the related transactions contemplated by this EXHIBIT D, a "Refunding") at any time without premium all outstanding Class B Notes or, if issued, Class C Notes, or both, provided that all the following conditions are complied with:

1. Ratings Confirmation with respect to the Refunding shall have been received with respect to any then-rated Class of Notes not undergoing such Refunding.

2. No Liquidity Obligations shall be outstanding at the time of such Refunding, or provisions shall have been made for the payment in full of any outstanding Liquidity Obligations from the proceeds of such Refunding.

3. The Company shall have issued, pursuant to this Indenture, new Class B Notes and/or new Class C Notes, as the case may be (each, a "New Class"). The economic terms of either New Class (the "Specified Economic Terms") may not differ in any material respect from the economic terms of the corresponding Notes being prepaid (a "Prepaid Class"), except that:

      (a) the interest rates of either New Class may be changed (provided that the interest rate of all Notes of the same New Class shall be the same), and either New Class or both may provide for specified increases and decreases in the stated interest rate under stated circumstances or floating rate interest;

      (b) the principal amount of either New Class or both issued under the Indenture may be increased or decreased; provided that the principal amount of a New Class issued under the Indenture may not increase by more than 20% of the principal amount outstanding as of the date of redemption of the corresponding Prepaid Class issued under the Indenture;

      (c) the maturity date of either New Class or both may be made earlier or later by not more than one year before or after the original maturity date of the corresponding Prepaid Class (provided that the maturity date of all Notes of the same New Class shall be the same);

      (d) the terms of prepayment and the amount of premium on prepayment on either New Class or both may be changed;

      (e) the definitions of "Class B Collateral Ratio" and "Maximum Class B Collateral Ratio", and the Subordinated Note Provisions may be changed; and

      (f) rights of either New Class or both with respect to amendments, supplements, waivers, and modifications with respect to the terms and provisions of the Operative Documents may be changed.

4. Each New Class shall be substantially in the form of the respective Class of Notes being prepaid, with only Permitted Refunding Changes thereto. "Permitted Refunding Changes", with respect to any instrument, agreement or other document, means only such changes, amendments and modifications to such instrument, agreement or other document as may be necessary or advisable to implement (a) the Specified Economic Terms and (b) conforming and clarifying changes to reflect the transactions contemplated by this EXHIBIT D.

5. A New Class of Class B Notes shall have been sold to one or more Persons unaffiliated with the Company, and the proceeds thereof there shall have been used, in whole or in part, to redeem the Prepaid Class. A Class B Liquidity Facility with terms substantially similar to those contained in the Class A Liquidity Facility covering 24 months of interest on the New Class of Class B Notes may be provided for the New Class B Notes, if such New Class bears interest at a fixed rate. The provider of such a Class B Liquidity Facility will have the same priority to payments under the Indenture as the provider of the Class A Liquidity Facility. There shall be no liquidity facility for any New Class of Class B Notes that bears interest at a floating rate or for any Class of Class C Notes.

6. Concurrently with the sale of a New Class of Class B Notes, a New Class of Class C Notes may be sold to one or more Persons affiliated with the Company or unaffiliated with the Company, and the proceeds thereof shall have been used in whole or in part, to redeem the Prepaid Class. If the Class C Notes are the subject of such a Refunding, and if the New Class of Class C Notes issued in such Refunding is purchased by one or more Persons affiliated with the Company, such New Class of Class C Notes may, at the Company's option, be prepaid as part of a second Refunding in which an additional New Class of Class C Notes are sold to one or more Persons unaffiliated with the Company as provided in this EXHIBIT D.

7. The Company shall have paid or made provision for the payment of all costs of implementing the foregoing.

8. The Company shall provide the Trustee with prior notice of its intention to effect a Refunding as promptly as practicable, but in no event less than 5 Business Days in advance of such Refunding.

In lieu of prepaying both the Class B Notes and the Class C Notes, the Company shall have the right to prepay only the Class B Notes, in which case the conditions relating to Class C Notes (the "Class C Conditions") shall not be applicable to such Refunding. The Company may thereafter prepay the Class C Notes in which case the Class C Conditions above will be applicable to the Refunding thereof and the Ratings Confirmation in respect of such Refunding shall also be in respect of the Class B Notes.

Each party to this Indenture agrees for the benefit of the Company to cooperate with the Company at the Company's reasonable request to carry out the purpose of the foregoing provisions on the terms and conditions set forth above. Notwithstanding anything to the contrary set forth in this Indenture, any other Operative Document or any Support Document (as such terms are defined in this Indenture), any Permitted Refunding Changes to this Indenture or any such other agreement or instrument may be made without the consent of any Noteholder, or any Liquidity Provider that has provided a Liquidity Facility for any Class of Notes not being refunded; provided that each of the following instruments, agreements or specified provisions of instruments or agreements may be amended, modified or supplemented in connection with a Refunding only to make conforming or clarifying changes resulting from the consummation of the transactions described in this EXHIBIT D (or otherwise in accordance with the terms of such instrument or agreement):

Class A Notes
Class A Liquidity Facility
Section 2.1 of the Spare Parts Security Agreement
Sections 3.1, 3.2, 3.4, 3.6 and 7.10 of the Indenture.